UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Uniti Group Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

2101 Riverfront Drive, Suite A
Little Rock, Arkansas 72202
Telephone: (501) 850-0820
www.uniti.com
2026 PROXY STATEMENT AND
NOTICE OF ANNUAL MEETING
THURSDAY, MAY 21, 2026	8:00 A.M. (EASTERN TIME)
www.virtualshareholdermeeting.com/UNIT2026

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Uniti Group Inc., a Delaware corporation (the “Company”), will be held on Thursday, May 21, 2026, at 8:00 a.m. (Eastern time). The Annual Meeting will be completely virtual, which means stockholders will be able to attend the Annual Meeting, vote and submit questions during the live webcast of the Annual Meeting by visiting www.virtualshareholdermeeting.com/UNIT2026.
Items of Business

At the Annual Meeting, holders of our common stock will be asked to consider and vote upon the following proposals, all of which are discussed in greater detail in the accompanying proxy statement:
1.
To elect the nine director nominees named in the attached proxy statement to serve until the 2027 annual meeting of stockholders and until successors are duly elected or until the earliest of their removal, resignation or death;

2.
To approve an increase in the number of shares available for issuance under the Uniti Group Inc. 2025 Equity Incentive Plan (the “2025 Plan”);

3.
To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers;

4.
To approve, on an advisory basis, the frequency of future votes to approve the compensation of the Company’s named executive officers;

5.
To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountant for the year ending December 31, 2026; and

6.
To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Only stockholders of record at the close of business on March 23, 2026, the record date for the Annual Meeting, will be entitled to vote at the Annual Meeting and any adjournments or postponements thereof. To make it easier for you to vote, both Internet and telephone voting are available. The instructions on the proxy card describe how to use these convenient services.
Your vote is important to us and to our business. Whether or not you plan to participate in the Annual Meeting, we encourage you to read the accompanying proxy statement and submit your proxy or voting instructions as soon as possible.
By Order of the Board of Directors,

Daniel L. Heard
Little Rock, Arkansas	Senior Executive Vice President, General Counsel & Secretary
April 21, 2026

Important notice regarding the availability of proxy materials for the 2026 Annual Meeting of Stockholders to be held on May 21, 2026: The Company’s Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are available electronically at http://investor.uniti.com and www.proxyvote.com.

PROXY SUMMARY
This summary highlights certain information contained elsewhere in the accompanying proxy statement, but does not contain all of the information you should consider before voting your shares. For more complete information regarding the proposals to be voted upon at the Annual Meeting and our fiscal year 2025 performance, please review the entire proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. We use the terms “Uniti,” the “Company,” “we,” “our” and “us” in this summary to refer to Uniti Group Inc.
Annual Meeting

Date:	May 21, 2026
Time:	8:00 a.m. (Eastern time)
Location:	Via the Internet: www.virtualshareholdermeeting.com/UNIT2026
Record Date:	Holders of our common stock at the close of business on March 23, 2026
Voting Matters

Proposals		Required Approval	Board Recommendation	Page Reference
1.	Election of directors	Majority of Votes Cast for Each Nominee	FOR each nominee	14
2.	Approval of an increase in the number of shares available for issuance under the 2025 Plan	Majority of Votes Cast	FOR	19
3.	Advisory vote to approve executive compensation	Majority of Votes Cast	FOR	63
4.	Advisory vote on the frequency of future advisory votes to approve executive compensation	Majority of Votes Cast*	1 YEAR	64
5.	Ratification of auditor	Majority of Votes Cast	FOR	65

*
If a frequency option does not receive a majority of votes cast, the option receiving the most votes will be considered the stockholders’ recommendation.

Corporate Governance Highlights (see page 8)

Uniti is committed to strong corporate governance practices and policies, which promote both the long-term interests of our stockholders and the accountability of the Board of Directors of the Company (the “Board”) and management. The following table summarizes certain of our corporate governance practices and policies:
Annual election of directors	Active stockholder engagement
Majority voting and resignation policy for director elections	Prohibit hedging and unapproved pledging of our common stock
Independent directors regularly meet without management present	89% of board nominees are independent (CEO is only management director nominee) and include two female board nominees (25% of independent director nominees)
Board regularly assesses its performance through board and committee self-evaluations	No poison pill
Independent Chairman	Robust stock ownership guidelines
We value an open and active dialogue with our stockholders, and we believe that regular communication with our stockholders is vital to our long-term success. We strive to foster strong stockholder relationships that lead to a mutual understanding of issues and approaches. During 2025, members of our management team met and communicated with many of our stockholders to ensure that we fully understand our stockholders’ concerns with respect to governance and other matters.

Board and Board Committees (see page 8)

The following table contains information about the current members of the Board of Directors of Uniti.
					Committee Memberships
Name(1)	Age	Director Since(2)	Principal Occupation	Financial Expert	Audit	Compensation	Governance
Scott G. Bruce	64	2025	President and Chief Executive Officer of Radius Global Infrastructure, Inc.	—	—
Randy Dunbar	63	2025	Former President, Transport Services of Zayo Group Holdings, Inc.	—		—
Francis X. (“Skip”) Frantz	72	2025	Chairman of the Board of Uniti			—
Kenneth A. Gunderman	55	2025	President and CEO of Uniti	—	—	—	—
Mary McLaughlin	62	2025	Former Senior Regional Vice President, Beltway Region, of Comcast Corporation			—
Joseph Natale	62	2025	Senior Advisor of Altas Partners LP	—	—		—
Carmen Perez-Carlton	65	2025	Former President of FPL Fibernet, LLC				—
Paul Sunu	70	2025	Former Chairman of the Board and Chief Executive Officer of Windstream	—	—	—	—
Harold Zeitz	62	2025	Chief Executive Officer of Ziply Fiber	—	—		—

 Member      Chairperson     Financial Expert

(1)
Randy Dunbar and Paul Sunu will not stand for re-election, and each of their current terms as a director will end as of the Annual Meeting. We acknowledge with gratitude each director’s service on the Board and their contributions to Uniti and its management team.

(2)
All directors listed above were appointed to serve on the Board on August 1, 2025 in connection with the closing of the Merger. For more information, see the section below titled “Overview of the Merger with Windstream.”

Director Nominees (see page 14)

The following table contains information about the nine candidates who have been nominated for election to the Board. Each nominee (except for Messrs. Appleby and Weber) is currently a director of Uniti.
Name	Age	Director Since	Principal Occupation
Jarrett Appleby	64	N/A	CEO of ASG; Senior Advisor to The Blackstone Group
Scott G. Bruce	64	2025	President and Chief Executive Officer of Radius Global Infrastructure, Inc.
Francis X. (“Skip”) Frantz	72	2025	Chairman of the Board of Uniti
Kenneth A. Gunderman	55	2025	President and CEO of Uniti
Mary McLaughlin	62	2025	Former Senior Regional Vice President, Beltway Region, of Comcast Corporation
Joseph Natale	62	2025	Senior Advisor of Altas Partners LP
Carmen Perez-Carlton	65	2025	Former President of FPL Fibernet, LLC
Johannes Weber	47	N/A	Consultant to Elliott Investment Management L.P.
Harold Zeitz	62	2025	Chief Executive Officer of Ziply Fiber

2025 Executive Compensation (see page 33)

Compensation decisions regarding executive compensation are made by the Compensation Committee. The Compensation Committee believes that a sensibly structured, incentive-aligning compensation program is critical to the creation of long-term stockholder value. The following table summarizes certain highlights of our compensation practices:
What We Do:	What We Don’t Do:
Align pay with performance by linking a substantial portion of compensation to the achievement of predefined performance metrics	Do NOT provide tax gross-ups in any circumstance
Retain an independent compensation consultant	Do NOT provide excessive perquisites for executives
Require compliance with stock ownership guidelines for executives and non-employee directors	Do NOT provide guaranteed bonuses under our annual short-term incentive program
Include double-trigger change-in-control provisions in equity awards	Do NOT provide discount stock options or stock appreciation rights
Place caps on incentive award opportunities and conduct annual risk assessment	Do NOT pay dividends on performance-based restricted stock units prior to vesting
Maintain a Nasdaq rule compliant clawback policy	Do NOT add back to our equity compensation plan reserves any shares tendered as payment for shares withheld for taxes

2101 Riverfront Drive, Suite A
Little Rock, Arkansas 72202
Telephone: (501) 850-0820
www.uniti.com
PROXY STATEMENT
This proxy statement (this “Proxy Statement”) is being furnished to stockholders beginning on April 21, 2026 in connection with the solicitation of proxies by Uniti Group Inc. (“Uniti,” “the Company,” “we,” “our” and “us”) to be used at its 2026 annual meeting of stockholders (the “Annual Meeting”) to be held on May 21, 2026 at 8:00 a.m. (Eastern time), and at any postponement or adjournment thereof.
We are excited to offer our stockholders a completely “virtual” Annual Meeting. We believe a virtual Annual Meeting provides our stockholders expanded access to participate in the meeting, improves communication between stockholders and management and results in cost savings for the Company and our stockholders. Hosting a virtual meeting enables increased stockholder attendance and participation, because more stockholders can attend and participate in the Annual Meeting, including the ability to vote and ask questions, from almost any location around the world. You will be able to attend the Annual Meeting as well as vote and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/UNIT2026 and entering the control number included on your proxy card or in the instructions that accompanied your proxy materials. Because the Annual Meeting is entirely virtual and being webcast live over the Internet, stockholders will not be able to attend the Annual Meeting in person.
Please read this Proxy Statement carefully and then vote your shares promptly by telephone, by Internet or by signing, dating and returning your proxy card.

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING
Q:
What is included in the proxy materials?

A:
The proxy materials include:

•
This Proxy Statement for the Annual Meeting;

•
Our 2025 annual report to stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “Annual Report”); and

•
A proxy card or a voting instruction form for the Annual Meeting.

Q:
What items of business will be conducted at the Annual Meeting?

A:
The following matters will be presented for stockholder consideration and voting at the Annual Meeting:

•
The election of nine nominees to serve as directors of the Company until the 2027 annual meeting of stockholders and until successors are duly elected or until the earliest of their removal, resignation or death (Proposal No. 1);

•
A proposal to increase the number of shares available for issuance under the Uniti Group Inc. 2025 Equity Incentive Plan (the “2025 Plan”) (Proposal No. 2);

•
An advisory vote to approve the compensation of the Company’s Named Executive Officers (“NEOs”) (Proposal No. 3);

•
An advisory vote approving the frequency at which future advisory votes on executive compensation — like Proposal No. 3 above — should be conducted (Proposal No. 4); and

•
The ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent public accounting firm for the year ending December 31, 2026 (Proposal No. 5).

Q:
How does the Board of Directors of the Company (the “Board”) recommend that I vote?

A:
The Board recommends you vote:

•
“FOR” the election of each of the nine nominees to serve as directors of the Company (Proposal No. 1);

•
“FOR” the proposal to increase the number of shares available for issuance under the 2025 Plan (Proposal No. 2);

•
“FOR” approval of the resolution regarding compensation of the Company’s NEOs (Proposal No. 3);

•
For the option of “1 YEAR” as the frequency of future advisory votes on executive compensation (Proposal No. 4); and

•
“FOR” the ratification of the appointment of PwC as our independent public accounting firm for the year ending December 31, 2026 (Proposal No. 5).

Q:
Who is entitled to vote at the Annual Meeting?

A:
Each share of Uniti common stock is entitled to one vote on each proposal presented at the

Annual Meeting. Holders of record of our common stock at the close of business on March 23, 2026 (the “Record Date” for the Annual Meeting) are entitled to receive notice of the Annual Meeting and to vote their shares of common stock held on that date at the Annual Meeting or any postponements or adjournments of the Annual Meeting. On the Record Date, 242,674,150 shares of common stock of Uniti were outstanding.
Q:
How can I attend and participate in the Annual Meeting?

A:
Stockholders may attend and participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/UNIT2026. The Annual Meeting will begin promptly at 8:00 a.m. (Eastern time). We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin at 7:45 a.m. (Eastern time), and you should allow ample time for the check-in procedures.

While all Uniti stockholders will be permitted to attend the Annual Meeting, only stockholders of record and beneficial owners as of the close of business on the Record Date, March 23, 2026, may vote and ask questions during the Annual Meeting. Stockholders logging into the Annual Meeting with their control number will receive the same rights and opportunities to participate in the Annual Meeting as they would if the Annual Meeting was an in-person meeting, including the ability to vote or ask questions throughout the Annual Meeting. In order to vote or submit a question during the meeting, you will need to follow the instructions posted at www.virtualshareholdermeeting.com/UNIT2026 and will also need the control number included on your proxy card.
At the end of the meeting, we will allot time for a question and answer session during which we intend to answer questions submitted during the Annual Meeting that are pertinent to the business conducted at the Annual Meeting. We will prioritize questions that relate to the proposals considered at the Annual Meeting, and questions on similar topics may be combined and answered together. Stockholders logging into the Annual Meeting with their control number will be able to ask questions at any time during the Annual Meeting. If you would like to submit a question, you must type the question in the dialog box provided at www.virtualshareholdermeeting.com/UNIT2026 during the Annual Meeting.
If you encounter any difficulties while accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start of the meeting.
Q:
What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

A:
Stockholder of record.

If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered the stockholder of record with respect to those shares, and we sent a printed set of the proxy materials, together with a proxy card, directly to you.
Beneficial owner of shares held in street name.
If your shares are held in an account at a broker, bank or other nominee, then you are the beneficial owner of those shares held in “street name,” and a printed set of the proxy materials, together with a voting instruction form, was forwarded to you by your broker, bank or other nominee who is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to instruct your broker, bank or other nominee on how to vote the shares held in your account by following the instructions on the voting instruction form you received.

Q:
How can I vote my shares?

A:
The process for voting your shares depends on how your shares are held. Generally, as discussed above, you may hold shares as a “record holder” (that is, in your own name) or in “street name” (that is, through a nominee, such as a broker or bank). As explained above, if you hold shares in “street name,” you are considered to be the “beneficial owner” of those shares.

Voting by record holders.   If you are a record holder, you may vote by proxy prior to the Annual Meeting or you may vote during the Annual Meeting by joining the live webcast and following the instructions at www.virtualshareholdermeeting.com/UNIT2026. If you are a record holder and would like to vote your shares by proxy prior to the Annual Meeting, you have three ways to vote:
go to the website www.proxyvote.com and follow the instructions at that website;
call 1-800-690-6903 and follow the instructions provided on the call; or
if you received a proxy card in the mail, complete, sign, date and mail the proxy card in the return envelope provided to you.
Please note that telephone and Internet proxy voting will close at 11:59 p.m. (Eastern time) on May 20, 2026. If you received a proxy card in the mail and wish to vote by completing and returning the proxy card via mail, please note that your completed proxy card must be received before the polls close for voting at the Annual Meeting.
Voting by beneficial owners of shares held in “street name.”   If your shares are held in the name of a broker, bank or other nominee (that is, your shares are held in “street name”), you should receive separate instructions from your broker, bank or other nominee describing how to vote.
Q:
What constitutes a quorum?

A:
The presence at the Annual Meeting, virtually or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting constitutes a quorum. If a quorum is established, each holder of common stock will be entitled to one vote on each matter to be voted on at the Annual Meeting for each issued and outstanding share of common stock owned on the Record Date. Proxies received but marked as abstentions and broker “non-votes” will be included in the calculation of the number of votes considered to be present at the Annual Meeting and will be counted for quorum purposes. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is obtained.

Q:
How many votes are needed to approve each proposal?

A:
The stockholder vote required to approve each proposal is set forth below:

Proposals		Required Approval
1.	Election of directors	Majority of Votes Cast for Each Nominee
2.	Approval of an increase in the number of shares available for issuance under the 2025 Plan	Majority of Votes Cast
3.	Advisory vote to approve executive compensation	Majority of Votes Cast
4.	Advisory vote on the frequency of future advisory votes to approve executive compensation	Majority of Votes Cast
5.	Ratification of auditor	Majority of Votes Cast
Director Resignation Policy.   In accordance with our bylaws with respect to an uncontested election of directors, a director nominee must receive more votes cast “for” than “against” his or her election in order to be elected to the Board. Pursuant to our bylaws and Corporate Governance Guidelines, each director promptly following his or her failure to receive a majority of votes cast for his or her election is required to tender a contingent, irrevocable resignation. If this occurs, the Governance Committee will consider such resignation and make a recommendation to the Board regarding whether to accept or reject such resignation. The Board will act on the Governance Committee’s recommendation within 90 days of the date the election results are certified and publicly disclose its decision.
Advisory Vote to Approve Executive Compensation.   As noted above, approval of the compensation of our NEOs (Proposal No. 3) and approval of a frequency for future stockholder advisory votes to approve executive compensation (Proposal No. 4) require the affirmative vote of a majority of votes cast. These proposals, however, are merely advisory and are not binding on the Company, the Board or its Compensation Committee. Despite the fact these are non-binding, the Board and the Compensation Committee will take the voting results under advisement when making future decisions regarding the Company’s executive compensation program and the frequency at which advisory votes to approve executive compensation will be conducted. With respect to Proposal No. 4, if a frequency option does not receive a majority support, the option receiving the greatest number of votes will be considered the frequency recommended by the Company’s stockholders.
Ratification of Auditor.   As noted above, the ratification of the auditor (Proposal No. 5) requires the affirmative vote of a majority of votes cast. If the stockholders fail to ratify the appointment of PwC as Uniti’s independent registered public accountant, the Board will reconsider the appointment. However, even if the selection is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of Uniti and its stockholders.
Q:
How are proxies voted?

A:
All shares represented by valid proxies received prior to the Annual Meeting will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.

Q:
What happens if I do not give specific voting instructions?

A:
Stockholders of record.

If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions or you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.
Beneficial owners of shares held in street name.
If you are a beneficial owner of shares held in street name and do not join and vote at the Annual Meeting or provide the broker, bank or other nominee that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the broker, bank or other nominee that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the broker, bank or other nominee that holds your shares will inform the inspector of election that it does not have the authority to vote on such matter with respect to your shares. This is generally referred to as a “broker non-vote.”
Q:
Which ballot measures are considered “routine” or “non-routine”?

A:
The ratification of PwC as our independent registered public accountant for the year ending December 31, 2026 (Proposal No. 5) is considered a routine matter under applicable rules, and no broker non-votes will occur in connection with Proposal No. 5. All other matters to be voted on at the Annual Meeting are considered non-routine matters under applicable rules, and therefore broker non-votes may exist in connection with these proposals.

Q:
How are abstentions and broker non-votes counted?

A:
Abstentions and broker non-votes will be counted to determine whether there is a quorum present at the Annual Meeting. With respect to each of the proposals presented in this Proxy Statement, abstentions and broker non-votes will not be considered votes cast for voting purposes and will have no effect on such proposals. The effect of abstentions and broker non-votes on each of the proposals presented in this Proxy Statement is as follows:

Proposals		Abstentions	Broker Non-Votes
1.	Election of directors	No Effect	No Effect
2.	Approval of an increase in the number of shares available for issuance under the 2025 Plan	No Effect	No Effect
3.	Advisory vote to approve executive compensation	No Effect	No Effect
4.	Advisory vote on the frequency of future advisory votes to approve executive compensation	No Effect	No Effect
5.	Ratification of auditor	No Effect	Not Applicable

Q:
Can I change my vote after I have voted?

A:
Yes. You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. After you submit your proxy, you may change your vote via the Internet or by telephone (in which case only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), by signing and returning a new proxy card or voting instruction form with a later date, or by attending the Annual Meeting and voting. However, your virtual attendance at the Annual Meeting will not automatically revoke your proxy unless you properly vote during the Annual Meeting or specifically request that your prior proxy be revoked by delivering written notice to Uniti’s Secretary prior to the Annual Meeting at 2101 Riverfront Drive, Suite A, Little Rock, Arkansas 72202.

Q:
What does it mean if I receive more than one proxy card or voting instruction form?

A:
If your shares are registered differently, or if they are held in more than one account, you will receive more than one proxy card or voting instruction form. Please follow the instructions on each proxy card or voting instruction form to ensure that all of your shares are voted. Please sign each proxy card exactly as your name appears on the card. For joint accounts, each owner must sign the proxy card. When signing as executor, administrator, attorney, trustee, guardian, etc., please print your full title on the proxy card.

Q:
Where can I find the voting results of the Annual Meeting?

A:
Uniti will announce preliminary voting results at the Annual Meeting and disclose final results in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting.

OVERVIEW OF THE MERGER WITH WINDSTREAM
On August 1, 2025, pursuant to the previously announced Agreement and Plan of Merger, dated as of May 3, 2024 (as amended) (the “Merger Agreement”), by and between Uniti Group LLC (f/k/a Uniti Group Inc., “Old Uniti”), New Windstream, LLC (“Windstream”) (as successor to Windstream Holdings II, LLC), the Company, New Uniti HoldCo LP and New Windstream Merger Sub, LLC, an indirect wholly owned subsidiary of Windstream (“Merger Sub”), Old Uniti and Windstream completed the following transactions: (a) Windstream merged with and into the Company (at such time, a direct wholly owned subsidiary of Windstream named Windstream Parent, Inc.), with the Company surviving the merger as the ultimate parent company of the combined company, and (b) Merger Sub merged with and into Old Uniti (the “Merger”), with Old Uniti surviving the Merger as an indirect wholly owned subsidiary of the Company. Following the consummation of the Merger, the Company was renamed Uniti Group Inc., Old Uniti ceased to be a REIT, and the Company does not qualify to be a REIT. The common stock of the Company is listed on the Nasdaq Global Select Market under the symbol “UNIT”.
Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Old Uniti’s common stock, par value $0.0001 per share, that was issued and outstanding immediately prior to the Effective Time of the Merger was automatically cancelled and retired and converted into the right to receive 0.6029 shares of common stock of the Company, par value $0.0001 per share, pursuant to the exchange ratio set forth in the Merger Agreement (the “Exchange Ratio”) with cash issued in lieu of fractional shares. Without giving effect to the conversion of any outstanding convertible securities or warrants, following the consummation of the Merger, pre-closing Old Uniti stockholders held approximately 62% of the outstanding shares of common stock of the Company.
At the Effective Time, (i) Elliott Investment Management, L.P. (“EIM”), Elliott Associates, L.P. (“Associates”), Elliott International, L.P. (“International” and, together with EIM and Associates, “Elliott”) and certain investment vehicles affiliated with Elliott (the “Investors”, and, together with Elliott, the “Elliott Stockholders”) and (ii) certain other Windstream investors (the “Other Stockholders”), each entered into stockholder agreements with the Company (the “Stockholder Agreements”). Under the Stockholder Agreements, (a) Elliott has the right, subject to certain requirements, to select a number of director designees equal to (1) two (or, in the event the number of directors on the Board is greater than nine, a number that would result in the number of designees representing 20% of the directors then comprising the Board), for so long as Elliott and its controlled affiliates collectively beneficially own at least 50% of the shares of common stock that they held as of the date of the Stockholder Agreements (inclusive of shares of common stock issued or issuable in connection with the exercise of warrants and shares of common stock issued in connection with the redemption, repurchase or conversion of any shares of preferred stock) and (2) one (or, in the event the number of directors on the Board is greater than nine, a number that would result in the number of designees representing 10% of the directors then comprising the Board), for so long as Elliott and its controlled affiliates collectively beneficially own at least 25% but less than 50% of such shares of common stock and (b) the Other Stockholders have the right to select a non-voting observer to attend and participate in meetings of the Board, subject to certain of the Other Stockholders’ affiliates holding at least 5% of the issued and outstanding common stock on a fully-diluted basis (including treating Company warrants on an as-exercised basis) at the closing of the Merger and continuing to hold a certain amount of Company equity.
In addition, the Elliott Stockholders and Other Stockholders have each entered into customary standstill and confidentiality arrangements. The standstill will terminate on the later of (i) one year after the date of the Stockholder Agreement and (ii) 30 days following the date that (a) in the case of the Elliott Stockholders, Elliott has neither one of its designees serving on the Board nor a right to select a director designee and (b) in the case of the Other Stockholders, the Other Stockholders are no longer entitled to select a board observer. The Elliott Stockholders and Other Stockholders also agreed to customary lock-ups, pursuant to which the Elliott Stockholders and Other Stockholders would not, subject to certain exceptions, transfer any equity securities of the Company for six months after the date of the closing of the Merger.
References to the “Company,” “Uniti,” “we,” “our” and “us” in this proxy statement refer to the combined company following the closing of the Merger. References to “Old Uniti” are to Uniti Group LLC prior to completion of the Merger.

BOARD AND BOARD COMMITTEE MATTERS
Our governing documents provide that the Board must consist of not less than two nor more than nine directors. The number of directors who serve on the Board is currently set at nine and may be fixed from time to time by the Board in the manner provided in the Company’s bylaws. The current members of the Board are Scott G. Bruce, Randy Dunbar, Francis X. (“Skip”) Frantz (Chairman), Kenneth A. Gunderman, Mary McLaughlin, Joseph Natale, Carmen Perez-Carlton, Paul Sunu and Harold Zeitz. Each of the current directors, except for Messrs. Dunbar and Sunu, is standing for re-election at the Annual Meeting and biographical information regarding each of the current nominees is available below under “Proposal No. 1 — Election of Directors.”
Director Independence

The Board has affirmatively determined that all of our directors and director nominees except Mr. Gunderman qualify as independent directors under applicable Nasdaq listing standards and SEC rules. In making this determination, the Board reviewed each of the director’s and director nominee’s relationships, if any, with Uniti and determined that there are no relationships that would impair any director’s or nominee’s ability to exercise independent judgment in carrying out his or her responsibilities as a director.
Meetings of the Board of Directors

From January 1, 2025 to the closing of the Merger on August 1, 2025, Old Uniti’s board of directors met three times, acted by unanimous written consent seven times and held seven standing committee meetings (three audit committee, one governance committee and three compensation committee). All of Old Uniti’s directors attended at least 75% of the meetings of Old Uniti’s board of directors and committees on which they served during the periods in which they served. All of the directors then serving on Old Uniti’s board of directors attended Old Uniti’s 2025 annual meeting of stockholders.
From August 1, 2025 to December 31, 2025, the Company’s Board met one time and acted by unanimous written consent three times and held three standing committee meetings (one for each of the Audit, Governance and Compensation Committees). All of the current directors attended at least 75% of the meetings of the Company’s Board and the Company’s Board committees on which they served during the periods in which they served. Directors are expected to attend each annual meeting of stockholders. The Company did not hold an annual meeting in 2025.
Committees of the Board of Directors

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Governance Committee. Each committee has a written charter that is available on our website at www.uniti.com under the “About Us — Corporate Governance” tab (information on the Company’s website is not incorporated by reference herein) and is comprised entirely of directors whom the Board has determined are independent under applicable Nasdaq listing standards and SEC rules. A brief description of the function of each committee is set forth below.

Committee Memberships
Board Member	Financial Expert	Audit	Compensation	Governance
Scott G. Bruce		—
Randy Dunbar			—
Francis X. (“Skip”) Frantz			—
Kenneth A. Gunderman		—	—	—
Mary McLaughlin			—
Joseph Natale		—		—
Carmen Perez-Carlton				—
Paul Sunu		—	—	—
Harold Zeitz		—		—
Number Of Meetings Held In Fiscal 2025(1)		4	4	2

(1)
Includes the number of committee meetings held before and following the closing of the Merger on August 1, 2025.

 Member        Chairperson        Financial Expert
Audit Committee
The primary duties of the Audit Committee include, among other things: (i) overseeing both the external and internal audit processes; (ii) establishing procedures for the receipt of complaints regarding accounting, internal accounting controls or auditing matters; (iii) overseeing and interacting with our independent auditors regarding the auditor’s engagement and/or dismissal, duties, compensation, qualifications and performance; (iv) reviewing and discussing with our independent auditors the scope of audits and our accounting principles, policies and practices; (v) reviewing and discussing our financial statements with our independent auditors and management; (vi) monitoring the ongoing review of the Company’s systems of disclosure controls and procedures and internal control over financial reporting; and (vii) reviewing and approving (or disapproving) related-party transactions. The Board has determined that Mr. Frantz and Mses. McLaughlin and Perez-Carlton are each an “audit committee financial expert,” as defined by the rules of the SEC.
Compensation Committee
The Compensation Committee assists the Board in fulfilling its oversight responsibility related to the compensation programs, plans and awards for Uniti’s directors and executive officers. For more information regarding the Compensation Committee, see “Compensation Discussion & Analysis” below in this Proxy Statement.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee serving during 2025 had any relationship requiring disclosure under the section titled “Related Party Transactions” in this Proxy Statement. During 2025, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on either the Compensation Committee or the Board.
Governance Committee
The Governance Committee’s primary duties include, among other things: (i) establishing and reviewing the criteria for the skills and characteristics required of Board members; (ii) identifying individuals qualified to become directors consistent with the Governance Committee’s membership criteria; (iii) recommending director nominees to the Board for election at each annual meeting of stockholders and to fill vacancies; (iv) reviewing Uniti’s Corporate Governance Guidelines; (v) assisting the Chairman of the Board with an annual evaluation of the Board and its committees; and (vi) annually, in consultation with the Chairman of the Board and our Chief Executive Officer, reviewing management succession plans.
The Governance Committee identifies potential Board candidates through various methods, including recommendations from directors, management and stockholders, and has the sole authority to retain, compensate and terminate search firms to be used to identify director candidates. The Governance Committee periodically reviews, in consultation with our President and Chief Executive Officer, the appropriate skills and characteristics required of Board members in the context of the composition and needs of the Board from time to time. In reviewing potential candidates, the Governance Committee considers applicable Board and Board committee independence requirements imposed by Uniti’s Corporate Governance Guidelines, Nasdaq listing standards and applicable law. The Governance Committee actively seeks candidates with an inquisitive and objective perspective, practical wisdom and mature judgment, who possess high personal and professional ethics, character, integrity and values and who will be committed to representing the long-term interests of the Company’s stockholders. Among the various criteria for selection as a Board member are the level of a potential candidate’s relevant career experience, training and experience at the policy-making level in business, leadership and communication skills, and willingness to devote sufficient time and effort to Board duties. The Governance Committee also seeks candidates who demonstrate a willingness to evaluate management’s performance objectively and who have no activities or interests that could conflict with their responsibilities to Uniti.
The Governance Committee will consider director candidates recommended by stockholders. To qualify for such consideration, stockholder recommendations must be submitted to the Governance Committee at the address provided below in the section of this Proxy Statement titled “Stockholder Communications with the Board of Directors” and received by the Company’s Secretary no later than 90 calendar days prior to the first anniversary of the mailing date of the proxy statement for the preceding year’s annual meeting. The Governance Committee does not have a specific policy regarding the consideration of stockholder recommendations for director candidates because the Governance Committee intends to evaluate stockholder recommendations in the same manner as it evaluates director candidates recommended by other sources.
Board Leadership Structure

The roles of the Chairman of the Board of Directors and Chief Executive Officer are performed by separate individuals. The Board of Directors believes this leadership structure improves the ability of the Board of Directors to exercise its oversight role over management and ensures a significant role for independent directors in the leadership of Uniti. Having an independent Chairman also strengthens Uniti’s corporate governance structure by allowing the Chairman to convene executive sessions with independent directors.
Executive Sessions

Uniti’s Corporate Governance Guidelines specify that the independent directors of the Board of Directors must meet at regularly scheduled executive sessions without management and that the Chairman of the Board of Directors shall preside at executive sessions of independent directors. During 2025, executive sessions of the independent directors generally occurred at the end of each regular meeting of the Board.

Board Size, Diversity and Skillset

As set forth in Uniti’s Corporate Governance Guidelines, the Board believes that the Board of Directors should be comprised of four to nine members depending upon the relevant circumstances prevailing from time to time. Nine directors currently serve on the Board.
We believe the Board is most effective when it embodies a diverse range of views, backgrounds and experience. Diversity is considered in the broadest sense, including, among other attributes, age, leadership, experience, skills, perspectives, gender, ethnicity and geography. While the Governance Committee does not have a formal policy on diversity with regard to consideration of director nominees, the Governance Committee considers diversity in its selection of nominees and proactively seeks diverse director candidates to ensure a representation of varied perspectives and experience in the boardroom.
If each of our nominees is elected at the Annual Meeting, we will have two female directors which represents 22% of our full Board and 25% of our non-employee directors. Our director nominees’ ages range from 47 to 72 and represent a broad range of skills and experience:
	Telecom	Finance	Accounting	Business Development & Strategy	Legal	Corporate Governance	Risk Management	Senior Leadership Experience
Jarrett Appleby	•	•		•			•	•
Scott Bruce	•	•	•	•	•	•	•	•
Francis “Skip” Frantz	•			•	•	•	•	•
Kenny Gunderman	•	•	•	•		•	•	•
Mary McLaughlin	•	•		•	•	•	•	•
Joesph Natale	•	•		•		•	•	•
Carmen Perez-Carlton	•		•	•				•
Johannes Weber	•	•		•			•	•
Harold Zeitz	•			•		•	•	•
Based on the foregoing, the Governance Committee concluded that our current Board nominees represent a broad range of viewpoints, backgrounds and relevant expertise that aligns with Uniti’s long-term strategy.
Corporate Social Responsibility

For more details on our corporate citizenship and sustainability efforts, please see our most recently published ESG Report which is available on our website, www.uniti.com, under the “About Us — Corporate Responsibility” tab (information on the Company’s website is not incorporated by reference herein).

Board and Committee Self-Evaluations

As set forth in Uniti’s Corporate Governance Guidelines, the Board and its committees conduct annual self-evaluations to determine whether they are functioning effectively. Each self-evaluation is coordinated by the chairperson of the Board or committee, as applicable, in executive sessions during the last regular meeting of the year. The Board believes that this self-evaluation process is fundamental in supporting continued improvement through thoughtful and comprehensive discussions.
Risk Oversight

The Board maintains an active role, including at the committee level, in overseeing management of the Company’s various risk exposures. While the Board is ultimately responsible for overall risk oversight for the Company, certain of the Board’s committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee oversees the Company’s enterprise risk management and periodically reviews with management and the Company’s auditors major financial and auditing risks. Additionally, the Audit Committee oversees the Company’s risks related to cybersecurity and data privacy matters and, for that purpose, regularly receives reports from management regarding those risks and countermeasures being undertaken or considered by the Company. The Compensation Committee oversees risks relating to the design and implementation of the Company’s compensation policies and procedures.
The Board’s discharge of its risk oversight role has not specifically affected its leadership structure discussed above. Rather, in establishing the current leadership structure, risk oversight was one factor among many considered. The Board will regularly review its leadership structure and evaluate whether it, and the Board as a whole, is functioning effectively. If in the future the Board believes that a change in its leadership structure is required to, or potentially could, improve the Board’s risk oversight role, it may make any change it deems appropriate.
Working with Integrity Guidelines

Our Working with Integrity Guidelines confirms our commitment to conduct our affairs in compliance with all applicable laws and regulations and observe the highest standards of business ethics and seeks to identify and mitigate conflicts of interest between our directors, officers and employees, on the one hand, and Uniti on the other hand. The Working with Integrity Guidelines applies to ensure compliance with stock exchange requirements and to ensure accountability at a senior management level for that compliance. We intend that the spirit, as well as the letter, of the Working with Integrity Guidelines be followed by all of our directors, officers, employees and subsidiaries. This is communicated to each new officer, director and employee. Any waiver of our Working with Integrity Guidelines with respect to our executive officers and directors may only be authorized by the Board of Directors. We intend to satisfy the disclosure requirements of Form 8-K regarding any amendment to, or a waiver from, any provision of our code of ethics by posting such amendment or waiver on our website. Our Working with Integrity Guidelines is available on our website, www.uniti.com, under the “About Us — Corporate Governance” tab (information on the Company’s website is not incorporated by reference herein).
Insider Trading Policy

The Company has adopted an insider stock trading policy governing the purchase, sale and/or other disposition of the Company’s securities by directors, officers and employees that is reasonably designed to promote compliance with insider trading laws, rules and regulations. Except for trades executed under previously approved 10b5-1 trading plans, no transactions in Company securities may be made during a closed trading window or during any other special blackout periods designated by the Company’s General Counsel. The closed trading window begins after the last day of each quarter and remains in effect until the first trading day following the day quarterly earnings are released to the public. In addition, certain “designated persons” (which include directors, Section 16 officers and any additional persons designated by the Company from time-to-time) must provide advance notice and obtain pre-clearance from the Company’s General Counsel prior to the execution of any trades. While our Insider Trading Policy does not apply to the Company directly, it is our general practice to follow the same guidelines and restrictions on transactions involving Company securities that apply to persons covered under the Insider Trading Policy.
Hedging Policy

All employees, officers and directors of the Company are prohibited from engaging in any transaction in derivative securities that reflects speculation about the price of Company securities (i.e., exchange traded options, whether puts or calls) or any transaction in Company securities that may place their financial interests against the financial interests of the Company. For instance, employees, officers and directors may not sell Company securities “short,” which would allow them to profit from a decline in the price of the Company stock.
Director Compensation

The current non-employee director compensation program consists of: (i) an annual cash retainer of $100,000; (ii) a one-time, at-election restricted stock grant of $100,000 that vests ratably in equal installments over four years; (iii) an annual restricted stock grant of $150,000 subject to one-year vesting; (iv) an additional annual cash retainer of $150,000 for the Chair of the Board of Directors; (v) annual restricted stock grants of $25,000, $20,000 and $15,000 for the Chairs of the Audit, Compensation and Governance Committees, respectively, each subject to one-year vesting; and (vi) annual restricted stock grants of $12,500, $10,000 and $7,500 for non-chair members of the Audit, Compensation and Governance Committees, respectively, each subject to one-year vesting. The number of time-based restricted shares granted to the non-employee directors during 2025 was based on the average closing price of our common stock as reported on Nasdaq for the 20 trading days prior to the grant date.
The presentation of full fiscal year director compensation information consists of information with respect to Old Uniti for the period of January 1, 2025 to July 31, 2025 and information with respect to the Company for the period from August 1, 2025 to December 31, 2025. The following table shows the compensation paid to our non-employee directors during 2025:
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Jennifer S. Banner(2)	39,000	—	—	39,000
Scott G. Bruce	100,000	186,766	—	286,766
Randy Dunbar	50,000	265,665	—	315,665
Francis X. (“Skip”) Frantz	250,000	176,940	—	426,940
Mary McLaughlin	50,000	277,962	—	327,962
Joseph Natale	50,000	255,824	—	305,824
Carmen Perez-Carlton	100,000	189,225	—	289,225
Paul Sunu	50,000	245,983	—	295,983
Harold Zeitz	73,425	244,446	—	317,871

(1)
All stock award amounts in the table above reflect the aggregate fair value on the grant date based on the closing per share price of the Company’s common stock on the date of grant of the restricted stock, computed in accordance with FASB ASC Topic 718, and, where applicable for continuing Old Uniti directors, multiplied by the Exchange Ratio in connection with the Merger. At December 31, 2025, non-employee directors serving on the Board held the following number of unvested shares of restricted stock: Mr. Bruce, 20,752; Mr. Dunbar, 32,557; Mr. Frantz, 19,660; Ms. McLaughlin, 34,064; Mr. Natale, 31,351; Ms. Perez-Carlton, 21,025; Mr. Sunu, 30,145; and Mr. Zeitz, 33,972.

(2)
Ms. Banner’s service as a director on Old Uniti’s board of directors ended at its 2025 annual meeting of stockholders. Accordingly, Ms. Banner did not receive a stock award during 2025.

PROPOSAL NO. 1
Election of Directors

There are currently nine directors serving on the Board, all of whose terms expire at the Annual Meeting. Upon the recommendation of our Governance Committee, the Board has nominated all of the current Board members (except for Messrs. Dunbar and Sunu), Mr. Appleby and Mr. Weber to stand for election at the Annual Meeting. In accordance with the Company’s bylaws and Delaware law, each nominee elected will serve until the 2027 annual meeting of stockholders and until their successors are duly elected and qualified or until the earliest of their removal, resignation or death.
Each of the current Board members was appointed to the Board on August 1, 2025 in connection with the closing of the Merger. Mr. Weber and Ms. McLaughlin were designated as nominees by Elliott in accordance with the Elliott Stockholder Agreement. Mr. Appleby was recommended to stand for election as a director nominee by our Chief Executive Officer, our Governance Committee and Elliott.
In addition to receiving non-employee director compensation from Uniti, it is anticipated that Mr. Weber will be eligible to receive additional compensation from Elliott in connection with his service on the Board. Mr. Weber and Elliott have informed the Company that they are finalizing the terms of his consulting arrangement, the terms of which will be disclosed to the Company upon completion. The parties have disclosed to the Company that Mr. Weber’s compensation under the consulting arrangement will be based upon, among other items, returns realized by Elliott from their investment in the Company, with higher compensation if the Company enters into a strategic transaction.
Except as set forth above, there are no arrangements or understandings between any of the nine nominees and any other person, including officers, pursuant to which the director was nominated for election to the Board.
Holders of proxies solicited by this Proxy Statement will vote the proxies they receive as directed on the proxy card, or, if no direction is made, for the election of the Board’s nine nominees. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote for a nominee designated by the present Board to fill the vacancy or, in the event no such designation is made, proxies will be voted for a lesser number of nominees.
Set forth below is biographical information for each nominee, including age, a brief listing of principal occupations for at least the past five years, other major affiliations, and the specific experience, qualifications, attributes and skills that qualify each candidate to serve on the Board.

Jarrett Appleby, age 64, has been nominated to stand for election to the Board of Directors as of the date of this Annual Meeting. Since 2017, Mr. Appleby has served as Chief Executive Officer of ASG, a digital infrastructure advisory group that works with leading private equity and technology companies. Mr. Appleby also serves as a Senior Advisor for The Blackstone Group, supporting global digital infrastructure investments, a role he’s held since 2018. He has held a number of executive leadership positions including COO of Digital Realty from 2015 until 2017. Prior to that, Jarrett served as COO for CoreSite Realty from 2012 to 2014, and CMO for Equinix from 2008 to 2012 where he maintained overall marketing, product and business development responsibilities. Mr. Appleby holds a Bachelor of Arts in Mathematics and Economics and an MBA from Lehigh University.
Mr. Appleby’s operational, management and investment expertise gained through over 30 years of experience in the data center and telecommunications industries qualifies him to serve on our Board. The Board believes that Mr. Appleby has a valuable understanding of, and is equipped to assist the Board in navigating, the challenges of the segment of the communications industry in which Uniti competes.

Scott G. Bruce, age 64, was appointed to the Board of Directors on August 1, 2025 and previously served on the board of directors of Old Uniti since June 29, 2016. Mr. Bruce has served as the President of Radius Global Infrastructure, Inc., a company engaged in the aggregation of rental streams underlying wireless sites and related businesses, since February 2020 and in February 2023 he also became the company’s CEO. Mr. Bruce previously served as Managing Director of Associated Partners, LP, a private investment partnership focusing on creating, operating and investing in wireless communications companies, from its inception in 2006. In addition, Mr. Bruce previously served as Managing Director and General Counsel of Liberty Associated Partners, LP, a predecessor investment vehicle. Previously, Mr. Bruce was General Counsel and Secretary of Associated Group, Inc., a publicly traded company that owned various communications businesses, from 1994 to 2000, when it was sold to AT&T/Liberty Media. He also served as Vice President and General Counsel of Associated Communications Corporation, a publicly traded predecessor company to Associated Group, from 1992 to 1994, when the company sold its cellular telephone businesses to SBC/AT&T. Prior to joining Associated, Mr. Bruce practiced corporate law at Wolf, Block, Schorr and Solis-Cohen in Philadelphia, Pennsylvania from 1987 to 1992. Prior to that, he worked as an auditor in the New York office of Touche Ross & Co. (predecessor to Deloitte) from 1983 to 1985. In connection with Mr. Bruce’s prior responsibilities at Associated, he has held various board memberships at private companies. Mr. Bruce holds an A.B. in History from Colgate University, an M.S. (Accounting) from the New York University Stern School of Business and a J.D. from the Villanova University School of Law.
Mr. Bruce’s operational, management and investment expertise gained through years of experience as both an executive and lawyer in the telecommunications and communications infrastructure industries qualifies him to serve on our Board. The Board believes that Mr. Bruce has a valuable understanding of, and is equipped to assist the Board in navigating, the challenges of the segment of the communications industry in which Uniti competes.

Francis X. (“Skip”) Frantz, age 72, has served as Chairman of the Board of Directors since August 1, 2025 and previously served as the Chairman of the board of directors of Old Uniti since its spin-off from Windstream. He previously served as a director of Windstream from 2006 until the spin-off, serving as Chairman of its Audit Committee at the time of his resignation from the Windstream board of directors. From July 2006 to February 2010, he served as Chairman of the Windstream board. Mr. Frantz served as the 2006 and 2007 Chairman of the Board and the Executive Committee of the United States Telecom Association. Mr. Frantz served as Chairman of a community bank in Little Rock, Arkansas from February 2007 until May 2014 and serves as a director of a number of other privately held companies. Prior to January 2006, Mr. Frantz was Executive Vice President — External Affairs, General Counsel and Secretary of Alltel Corporation (“Alltel”). Mr. Frantz joined Alltel in 1990 as Senior Vice President and General Counsel and was appointed Secretary in January 1992 and Executive Vice President in July 1998. While with Alltel, he was responsible for Alltel’s merger and acquisition negotiations, wholesale services group, federal and state government and external affairs, corporate communications, administrative services and corporate governance, in addition to serving as Alltel’s chief legal officer.
Mr. Frantz’s qualifications for election to the Board include his ability to provide insight and perspective on a wide range of issues facing business enterprises based on his long tenure as a senior executive in the telecommunications industry. Mr. Frantz’s over-15-year career as a senior telecom executive in various capacities provides him with a thorough understanding of all aspects of Uniti’s target market, and his service as a director and chairman of the United States Telecom Association provides Mr. Frantz with additional experience and insight in communications policy and regulation. Through his current involvement with a number of private companies and his prior role as Chairman of Windstream and, before that, as senior executive of Alltel, Mr. Frantz has extensive experience in corporate governance, mergers and acquisitions, risk management, government policy and regulation, and capital markets transactions, in addition to the specific aspects of the telecommunications industry.

Kenneth A. Gunderman, age 55, was appointed to the Board of Directors and has served as President & Chief Executive Officer (or CEO) of the Company since August 1, 2025. Previously, Mr. Gunderman served as President and Chief Executive Officer of Old Uniti since March 2, 2015. Prior to his appointment as President and Chief Executive Officer of Old Uniti, he served as the co-head of investment banking at Stephens Inc., where he was responsible for the strategic direction of the investment banking department and advised on many of the firm’s notable investment banking transactions. From July 2014 to August 2017, Mr. Gunderman served on the board of America’s Car-Mart, Inc. Prior to joining Stephens Inc., Mr. Gunderman was a member of the telecom investment banking group at Lehman Brothers, where he advised on various transactions and financings totaling more than $125 billion. He also worked as a Certified Public Accountant at KPMG and holds an MBA from Yale and a Bachelor of Arts from Hendrix College.
The Board believes it is important that Uniti’s Chief Executive Officer serve on the Board of Directors, as the position of Chief Executive Officer puts Mr. Gunderman in a unique position to understand the challenges and issues facing the Company. Mr. Gunderman’s qualifications for service on our Board of Directors include the same demonstrated skills and experience that qualify him to serve as Chief Executive Officer of Uniti.

Mary McLaughlin, age 62, was appointed to the Board of Directors on August 1, 2025. Previously, Ms. McLaughlin served on the Board of Directors of Windstream. There she was a member of the Audit and ESG Committees, as well as the Kinetic by Windstream Ad Hoc Committee, which provided management with guidance and oversight for the Windstream Kinetic business unit. In addition, McLaughlin is a member of the University of Maryland Medical System Foundation Board and the Board of the University of Maryland Medical Center, where she serves as Chair of the Nomination and Governance Committee. Ms. McLaughlin spent nearly 20 years in executive positions at Comcast Corporation (NASDAQ: CMCSA). Most recently she was Senior Vice President Comcast, Beltway Region, where she led a multidisciplinary team of over 5,000 employees serving more than 2.3 million residential and business services customers in the MidAtlantic. She was responsible for $4.5 billion in revenue, managing all aspects of the P&L including financial performance, operations, sales, marketing, call centers, technical/field support, network build-out, human resources, public relations, and government affairs. Ms. McLaughlin began her career as Assistant Attorney General in the Massachusetts Attorney General office. Ms. McLaughlin received a J.D. from Suffolk University Law School. Ms. McLaughlin is Director Certified by the National Association of Corporate Directors. She has attended executive programs at Harvard Business School and Stanford University Graduate School of Business.
Ms. McLaughlin’s qualifications for election to the Board include her operational and management expertise gained through her long tenure as an executive in the telecommunications industry. As a result of this expertise and experience, Ms. McLaughlin is uniquely qualified to assist the Board in navigating the challenges of the segment of the communications industry in which Uniti competes.

Joseph Natale, age 62, was appointed to the Board of Directors on August 1, 2025. Mr. Natale is a seasoned telecom, technology and media executive with over 30 years’ experience as a leader, operator, and business builder. He is currently a Senior Advisor for Altas Partners. Mr. Natale is the former President and Chief Executive Officer of Rogers Communications, a diversified communications and media company and Canada’s largest provider of wireless communications, cable television and internet and sports entertainment services. Prior to joining Rogers, Mr. Natale held several executive positions at Telus Communications from 2003 to 2015, including President and CEO. Previously, he was a senior partner at KPMG and held successive senior leadership roles with KPMG Consulting. Mr. Natale was co-founder and CEO of a business transformation and systems integration consulting firm which was acquired by KPMG. He currently serves on the board of directors of Shopify Inc. and Sun Life Financial Inc. He has previously served on the board of directors of Windstream, Home Capital Group Inc., TD Bank Financial Group and Rogers Communications Inc. Mr. Natale holds a Bachelor of Applied Science degree in Electrical Engineering from the University of Waterloo.

Mr. Natale’s qualifications for election to the Board include his operational, management and investment expertise gained through years of experience as an executive in the telecommunications, communications and media industries. As a result of his extensive management experience, Mr. Natale has a deep understanding of corporate planning, risk management, executive compensation and capital markets, which is an invaluable asset to our Board.

Carmen Perez-Carlton, age 65, was appointed to the Board of Directors on August 1, 2025, and previously served on the board of directors of Old Uniti since October 1, 2019. In 2023, Ms. Perez-Carlton was appointed to the Board of Directors of Summit Utilities, Inc., a company that owns natural gas distribution and transmission subsidiaries that operate in Arkansas, Colorado, Maine, Missouri, Oklahoma and Texas. From January 2017 to July 2019, Ms. Perez-Carlton served as an independent advisor for Crown Castle International Corp. (NYSE: CCI), a publicly-traded fiber infrastructure REIT, providing input and strategic guidance on matters related to mergers and acquisitions, strategy and business development opportunities. Previously, she served as President of FPL FiberNet, LLC from 2007 until it was acquired by Crown Castle in January 2017. As President, Ms. Perez-Carlton grew FPL FiberNet through acquisition and network expansion while leading the company through a debt refinancing and ultimately to its eventual sale. Prior to FPL FiberNet, LLC, Ms. Perez-Carlton served as Assistant Controller and Director, Revenue and Recovery for Florida Power & Light, Co.. Ms. Perez-Carlton began her career as an Audit Manager with Deloitte and holds a Bachelor of Arts in Accounting from Florida International University and is a Certified Public Accountant (inactive status). Ms. Perez-Carlton has served on multiple non-profit organization’s boards and was recognized in 2013 by Capacity Media as one of the top ten women in the telecommunications industry.
Ms. Perez-Carlton’s qualifications for election to the Board include her operational, management, financial and accounting expertise gained through her long tenure as a senior executive in the telecommunications industry. As a result of this expertise and experience, especially as president of FPL FiberNet, LLC until its sale in January 2017, Ms. Perez-Carlton is uniquely qualified to advise on Uniti’s growth strategies and M&A activities, and the Board believes that Ms. Perez-Carlton has a valuable understanding of, and is equipped to assist the Board in navigating, the challenges of the segment of the communications industry in which Uniti competes.

Johannes Weber, age 47, has been nominated to stand for election to the Board of Directors as of the date of this Annual Meeting. Mr. Weber is a consultant for Elliott Investment Management L.P. Prior to becoming a consultant, from 2009 until January 2026, Mr. Weber was portfolio manager at Elliott Investment Management L.P. with responsibility for certain public and private equity and credit investments across multiple industries for fifteen years. In addition, Mr. Weber served on the Board of Directors of Windstream from 2020 to 2025. Mr. Weber holds a Bachelor of Arts from Yale University and an MBA from the Wharton School at the University of Pennsylvania.
Mr. Weber’s qualifications for election to the Board include his extensive financial and investment experience, particularly his experience in telecommunications. Through this experience, Mr. Weber brings to the Board a significant amount of experience in making and managing investments in the telecommunications industry.

Harold Zeitz, age 62, was appointed to the Board of Directors on August 1, 2025 and previously served on the board of directors of Old Uniti since May 29, 2025. Mr. Zeitz has served as Chief Executive Officer of Ziply Fiber since May of 2020. Prior to joining Ziply Fiber, Mr. Zeitz served as President and Chief Operating Officer of Wave Broadband, a leading broadband data company in Washington, Oregon and California. Mr. Zeitz has also served in executive leadership roles at Classmates, IGT, RealNetworks, Sharebuilder, AT&T Wireless and McCaw Cellular. Mr. Zeitz holds a Bachelor of Arts in Economics from Northwestern University and an MBA from the Stanford Graduate School of Business. Mr. Zeitz is a Board Trustee at Horizon House and a Board Member of Race Communications and Fidium Fiber.

Mr. Zeitz’s qualifications for election to the Board include his operational and management expertise gained through his long tenure as an executive in the telecommunications industry. As a result of this expertise and experience, Mr. Zeitz is uniquely qualified to assist the Board in navigating the challenges of the segment of the communications industry in which Uniti competes.
BOARD RECOMMENDATION
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE FOREGOING NOMINEES.
PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” EACH OF THE FOREGOING NOMINEES UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

PROPOSAL NO. 2
Approval of an Increase in the Number of Shares Available for Issuance under the Uniti Group Inc. 2025 Equity Incentive Plan

Pursuant to this proposal, our stockholders are being asked to approve an amendment to increase the number of shares of common stock available for issuance under the Uniti Group Inc. 2025 Equity Incentive Plan (the “2025 Plan”) by 16,750,000 shares, from 6,000,000 shares to 22,750,000 shares. The increase in the number of shares authorized for issuance under the 2025 Plan has been approved by the Board of Directors based on a recommendation from the Compensation Committee, subject to stockholder approval. A copy of the 2025 Plan, as proposed to be amended and restated, is attached as Appendix A to this Proxy Statement.
Due to the considerations discussed in greater detail below, our Board believes this proposed share increase is necessary and reasonable. At this time, we expect that these shares will be sufficient to cover awards to be granted for 3 to 4 years, depending on the factors noted in this proposal. If stockholders do not approve this proposal, the Company expects to exhaust the existing reserve of shares authorized for issuance under the 2025 Plan in less than 3 months. If we are unable to offer competitive equity awards to employees of the Company, this could adversely affect the growth and operation of the Company. Additionally, if we are unable to grant competitive equity awards, we may be required to offer additional cash-based incentives to replace equity as a means of competing for or retaining talent. This in turn could further impact the ability of the Company to achieve its financial goals.
Importance of the Proposed Share Increase

In its determination to approve the proposed share increase and term extension, our Compensation Committee reviewed an analysis prepared by its independent compensation consultant, Pearl Meyer & Partners, LLC (“Pearl Meyer”), which included an analysis of the historic share usage of Old Uniti and the Company and estimated prospective share usage needs of the Company, certain burn rate metrics of Old Uniti and the Company and the potential costs of the 2025 Plan. Specifically, our Compensation Committee considered:
•
Depletion of Authorized Shares under the 2025 Plan.   As of March 31, 2026, only 445,990 shares remained available for future grants under the 2025 Plan. If the proposed share increase is not approved by our stockholders, we will be limited in granting equity awards to our employees, non-employee directors, and other eligible individuals going forward.

•
Compensation Philosophy.   The 2025 Plan was designed to align long-term incentive compensation with the Company’s business strategies and with stockholder and investor interests, and to recruit and retain key individuals. The Board believes that providing employees with a proprietary interest in the Company’s business and, therefore, a more direct stake in its continuing welfare, will better align their interests with those of our stockholders. Delivering a significant portion of total compensation in the form of equity compensation is essential to the Company’s core compensation philosophy and exemplifies our commitment to increasing employee engagement by deploying compensation instruments that drive value creation and create employee owners. If the Company is limited in granting equity awards to its employees and other eligible individuals under the 2025 Plan, this will put additional pressure on the Company to increase cash-based compensation in order to maintain appropriate compensation incentives and would work against the Company’s philosophy of aligning the interests of our employees with the interest of our stockholders.

•
Market Competitiveness.   Our strategy and future success are highly dependent on our personnel, and we have experienced and continue to experience a very competitive labor market. In order to remain competitive, equity compensation awards are an important tool in recruiting, retaining and motivating highly skilled and critical employee talent, upon whose efforts our success is dependent.

•
Estimated Equity Usage and Share Pool Duration.   Our Board considered our historic burn rate levels, disclosed in greater detail below under the heading “Historic Burn Rate,” and our estimated prospective equity usage needs for the next few years and while we cannot predict with any degree of certainty at this time our future equity grant practices, the future price of our shares or future hiring activity, we expect that the increased share authorization under the 2025 Plan subject to approval in this proposal will provide us with enough shares for awards for the next 3 to 4 years.

•
External Factors.   Pearl Meyer’s analysis, which is based on generally accepted evaluation methodologies, concluded that the increase in the number of shares under the 2025 Plan is well within generally accepted standards as measured by an analysis of its cost relative to industry standards.

History of Award Data

Outstanding Equity Awards
As of March 31, 2026, 10,236,960 shares were subject to previously-issued, unvested outstanding equity awards under both the 2025 Plan and Old Uniti’s 2015 Equity Incentive Plan (the “2015 Plan”), respectively, and 445,990 shares were available for future grant under the 2025 Plan. In connection with the Merger, the Company assumed the outstanding equity awards under the 2015 Plan and the 2015 Plan was frozen upon the closing of the Merger. Accordingly, no additional awards will be granted under the 2015 plan.
Shares available for future grant under the 2025 Plan represent approximately 0.2% of the Company’s outstanding shares of common stock as of March 31, 2026. If stockholders approve this proposal, the number authorized for issuance under the 2025 Plan will increase by 16,750,000 shares, which will result in additional potential dilution of 7.1% to our outstanding common stock (as of March 31, 2026) (an increase from 4.4% to 11.5%).
The following table includes information regarding outstanding equity awards under the 2025 Plan, and the total shares outstanding as of March 31, 2026 (all without giving effect to stockholder approval of this proposal). The closing market price of the Company’s common stock on March 31, 2026 was $9.38.
Type of Awards	Number of Shares
Options	—
Restricted Stock Awards	7.6M
Performance-Based Restricted Stock Units	2.6M
Total Awards	10.2M
Shares of common stock outstanding as of March 31, 2026	239.1M
Historic Burn Rate
In fiscal years 2025, 2024 and 2023, Old Uniti and the Company granted equity awards under the 2015 Plan and 2025 Plan (gross equity awards, which do not reflect the impact of cancellations). These awards reflect a three-year unadjusted average burn rate of 1.5% for the 2023-2025 period and 1.8% for the 2024-2026 (through March 31st) period.

The following table includes information on our gross burn rate history:
Fiscal Year(1)	Restricted Stock Grants	PBRSUs Earned	WASO(2)	Unadjusted Burn Rate
2026 (through 03/31/2026)	3.8M	0.1M	234.6M	1.7%
2025	2.1M	0.1M	189.0M	1.2%
2024	3.4M	0.1M	143.1M	2.4%
2023	0.9M	0.1M	142.5M	0.7%

(1)
Neither Old Uniti nor the Company has granted stock options since its inception.

(2)
WASO means the basic weighted average common shares outstanding for each fiscal year.

The historic share utilization rates of Old Uniti with respect to the 2015 Plan may not be indicative of the amounts and timing for future grants by the Company because of the significantly increased breadth and complexity of the business of the Company and changes to the employee population as compared to Old Uniti as a result of the Merger.
Description of Other Amendments

As discussed above, stockholders are only being asked to approve the proposed share increase of the 2025 Plan. The 2025 Plan, however, includes other administrative amendments to reflect the closing of the Merger and the change of the Company’s name that do not require stockholder approval.
Key Features of the 2025 Plan

The 2025 Plan includes several features that are consistent with the interests of our stockholders and sound corporate governance practices, including the following:
•
Administration.   The 2025 Plan is administered by the Compensation Committee, which is comprised entirely of independent non-employee directors.

•
Broad-based eligibility for equity awards.   We have granted equity awards to a broad range of our employees. By doing so, we provide a unique compensation structure that makes us an “employer of choice” and aligns employee interests with those of stockholders.

•
Stockholder approval is required for additional shares.   The 2025 Plan does not contain an annual “evergreen” provision but instead reserves a fixed maximum number of shares for issuance; stockholder approval is required to increase that number.

•
Dilution competitive with peer set.   Overall dilution following the proposed increase in the share reserve under the 2025 Plan will be competitive with our peer set and consistent with our philosophy of driving stockholder focused employee engagement across the Company.

•
Projected Burn Rate.   The rate at which Old Uniti and the Company have historically made equity grants under the 2015 Plan and 2025 Plan is competitive with historical practice of their respective peer sets.

•
Exchange or repricing programs are not allowed without stockholder approval.   The 2025 Plan prohibits exchange or repricing programs without stockholder approval.

•
One-year minimum vesting provision.   One-year minimum vesting provision such that awards granted under the 2025 Plan may not vest or be settled, in whole or in part, prior to the one-year anniversary of the date of grant, other than in the case of the participant’s death or disability or in the event of a change in control of Uniti.

•
No liberal share recycling.   Shares withheld to pay taxes due on an award will not increase the total number of remaining shares authorized to be delivered pursuant to awards under the 2025 Plan.

Description of the 2025 Plan

The 2025 Plan was first adopted in 2025 in connection with the closing of the Merger. The following description of the 2025 Plan, as amended and restated effective February 26, 2026, is qualified in its entirety by reference to the applicable provisions in Appendix A to this Proxy Statement.
Plan Administration.   The Compensation Committee administers the 2025 Plan, or may delegate its authority to do so as described below, except that all authority with respect to awards, or the making of awards, to non-employee directors under the 2025 Plan rests exclusively with the Board, not with the Compensation Committee. In the Board’s sole discretion, or in the absence of the Compensation Committee, the Board may determine to administer the 2025 Plan.
The Compensation Committee, or if no committee has been appointed, the Board, may delegate administration of the 2025 Plan to a committee or committees of one or more members of the Board. The Compensation Committee may delegate to a subcommittee any of the administrative powers the Compensation Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the 2025 Plan, as may be adopted from time to time by the Board. The Board may abolish, suspend or supersede the Compensation Committee at any time and revest in the Board the administration of the Plan. To the extent permitted under applicable law, authority to perform the following responsibilities may also be delegated by resolution to one or more officers of the Company: to (i) designate employees (other than those employees who are (A) officers or directors of the Company or (B) who beneficially own more than 10% of any class of equity security of the Company) to be recipients of awards; and (ii) determine the size of such awards. Any officer to whom such authority has been delegated must report to the Compensation Committee periodically regarding the nature and scope of awards granted pursuant to such authority. Among other things, the Compensation Committee has the authority to:
•
construe and interpret the 2025 Plan;

•
make rules and regulations relating to the administration of the 2025 Plan;

•
designate eligible persons to receive awards;

•
establish the terms and conditions of awards; and

•
make all other determinations necessary or advisable for the administration of the 2025 Plan.

Eligibility.   Officers, employees, non-employee directors and consultants of the Company or any of its subsidiaries or affiliates are eligible to receive awards under the 2025 Plan. Non-employee directors may be granted restricted shares, restricted stock units and other share-based awards, but are not eligible to receive grants of option rights, appreciation rights, performance shares or performance units. As of December 31, 2025, there were approximately 8,632 employees (including 6 executive officers) and 8 non-executive directors eligible to participate in the 2025 Plan.
Shares Authorized.   Subject to adjustment in the event of certain specified corporate events, including, without limitation, any merger, recapitalization, stock split, reorganization or similar transaction (see “Adjustments” below), the maximum aggregate number of shares available for issuance under the 2025 Plan is currently 6,000,000 and the maximum number of shares available for issuance under the 2025 Plan with respect to incentive stock options is 6,000,000. If this proposal is approved by our stockholders, a total of 22,750,000 shares of our common stock will be reserved for issuance pursuant to the 2025 Plan. Shares subject to or underlying awards granted under the 2015 Plan or the 2025 Plan that expire or are cancelled, terminated, lapsed, expired, forfeited, become un-exercisable for any reason, or are settled in cash (in whole or in part) will be available for issuance under the 2025 Plan. Shares surrendered or withheld as payment of either the exercise price of an award and/or withholding taxes in respect of an award are counted against the 2025 Plan limits and will not be available for issuance in connection with future awards.
Individual Limits.   The Long-Term Incentive Plan provides that the maximum number of shares of common stock subject to awards granted during a single calendar year to any non-employee director shall not exceed a total value of $750,000 (based on the market value per share on the date of grant).
Minimum Vesting Period.   No portion of any award shall vest in less than one year following the date of grant, except that the minimum vesting requirements do not apply in the event of (i) the participant’s death or disability, (ii) a termination of the participant’s employment or service by the Company without cause or by the participant for good reason, (iii) a change in control and (iv) the Compensation Committee granting awards that are not subject to such minimum vesting requirements with respect to five (5) percent or less of the Common Shares available for issuance under the 2025 Plan.
Types of Awards.   The 2025 Plan provides for the grant of incentive stock options, “non-qualified” stock options, stock appreciation rights, performance units and performance shares, restricted shares, restricted stock units, and other types of incentive awards.
Options.   Option rights, including both rights that are intended to qualify as incentive stock options under Section 422 of the Code (which may be granted only to employees of the Company) and “non-qualified” stock options, provide the right to purchase shares of the Company’s common stock at a price not less than fair market value of the Company’s common stock on the date of grant (which date may not be earlier than the date that the Compensation Committee takes action with respect thereto). No option rights may be exercised more than ten years from the date of grant. To the extent that an option right is not previously exercised as to all of the Company’s common stock subject thereto, and, if the market value per share is greater than the exercise price then in effect, then the option right shall be deemed automatically exercised immediately before its expiration. Each grant must specify the period of continuous employment that is necessary before the option rights become exercisable, and may provide for the earlier exercise of such option rights in the event of the retirement, death or disability of the recipient, or other similar event as approved by the Compensation Committee. The option price is payable at the time of exercise (i) in cash, (ii) by the transfer to the Company of nonforfeitable, unrestricted shares of the Company’s common stock that are already owned by the recipient and have a value at the time of exercise equal to the option price, (iii) with any other legal consideration that the Compensation Committee may deem appropriate or (iv) by any combination of the foregoing methods of payment. Any grant of option rights may provide for deferred payment of the option price from the proceeds of sale through a broker on the date of exercise of some or all of the shares of the Company’s common stock to which the exercise relates, or the payment of the option price in installments, subject to compliance with applicable law. Any grant of option rights may specify management objectives that must be achieved as a condition to exercise such rights. Successive grants may be made to the same recipient regardless of whether option rights previously granted to him or her remain unexercised.
Stock Appreciation Rights.   Stock appreciation rights (SARs) represent the right to receive from the Company an amount, determined by the Compensation Committee and expressed as a percentage not exceeding 100 percent, of the difference between the base price established for such SARs (not less than the fair market value per share of the Company’s common stock on the date of grant) and the market value of the common stock on the date the SARs are exercised. SARs can be tandem (granted with option rights to provide an alternative to exercise of the option rights) or free-standing. Tandem SARs may only be exercised at a time when the related option right is exercisable and the spread is positive, and requires that the related option right be surrendered for cancellation. Free-standing SARs may not be exercisable more than ten years from the date of grant. To the extent that a SAR is not previously exercised as to all of the shares of Company common stock subject thereto, and, if the market value per share is greater than the exercise price then in effect, then the SAR shall be deemed automatically exercised immediately before its expiration. Any grant of SARs may specify that the amount payable by the Company on exercise of the appreciation right may be paid in cash, in shares of the Company’s common stock or in any combination thereof, and may either grant to the recipient or retain in the Compensation Committee the right to elect among those alternatives. Each grant must specify the period of continuous employment that is necessary before the SARs become exercisable, and may provide for the earlier exercise of such SARs in the event of the retirement, death or disability of the recipient, or other similar event approved by the Compensation Committee. Any grant of SARs may specify management objectives (as described below) that must be achieved as a condition to exercise such rights.
Performance Shares and Performance Units.   A performance share is the equivalent of one share of the Company’s common stock and a performance unit is the equivalent of $1.00. The recipient of such a performance award will be given one or more management objectives to meet within a specified period. To the extent earned, the performance shares or performance units will be paid to the recipient at the time and in the manner determined by the Compensation Committee in cash, shares of the Company’s common stock or any combination thereof. The grant may provide for the payment of dividend equivalents thereon in cash or in shares of the Company’s common stock on a current, deferred or contingent basis. Notwithstanding the foregoing, in no event shall dividend equivalents be paid prior to the vesting or settlement of the underlying award. The grant may also provide for the earlier termination of the performance period in the event of a change in control of the Company, the retirement, death or disability of the recipient, or other similar transaction or event approved by the Compensation Committee.
Restricted Shares.   Restricted shares constitute an immediate transfer of ownership of a specified number of shares of the Company’s common stock to the recipient in consideration of the performance of services. Unless otherwise determined by the Compensation Committee, upon grant, the recipient becomes entitled to voting, dividend and other ownership rights in shares of the Company’s common stock. The transfer may be made with or without the payment of additional consideration by the recipient. Restricted shares must be subject to a “substantial risk of forfeiture,” within the meaning of Section 83 of the Code, for a period determined by the Compensation Committee on the date of the grant, and may provide for the earlier termination of the forfeiture provisions in the event of the retirement, death or disability of the recipient, or other similar event approved by the Compensation Committee. In order to enforce these forfeiture provisions, the transferability of restricted shares is restricted for the period during which such forfeiture provisions apply. Any grant of restricted shares may specify management objectives which, if achieved, will result in the early termination of the restrictions applicable to such shares.
Restricted Stock Units.   Restricted stock units constitute an agreement to issue or deliver shares of the Company’s common stock, pay an amount in cash, or a combination of the two, to the recipient in the future in consideration of the performance of services over a specified period, subject to the conditions established by the Compensation Committee. During the restriction period the recipient may not transfer any rights under his or her award and has no right to vote or receive dividends on the shares of the Company’s common stock covered by the restricted stock units, unless the Compensation Committee otherwise authorizes the payment of dividend equivalents with respect to the restricted stock units, in cash or shares of Company’s common stock, on a current, deferred or contingent basis. Notwithstanding the foregoing, in no event shall dividend equivalents be paid prior to the vesting of the underlying award. The Compensation Committee must fix a restriction period at the time of grant, and may provide for the earlier termination of the restriction period in the event of the retirement, death or disability of the recipient, or other similar event approved by the Compensation Committee. Awards of restricted stock units may be made without additional consideration or in consideration of a payment by the recipient that is less than the fair market value per share of the Company’s common stock on the date of grant. Any grant of restricted stock units may specify management objectives which, if achieved, will result in the early termination of the restrictions applicable to such restricted stock units.
Other Awards.   Subject to applicable law, the Compensation Committee may, on such terms and conditions as it determines, grant to officers and other key employees of the Company and its subsidiaries and affiliates other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of the Company’s common stock or factors that may influence the value of such shares (including, without limitation, convertible or exchangeable debt securities or other securities, purchase rights for shares of the Company’s common stock, or awards with value and payment contingent upon performance of the Company or its subsidiaries or affiliates or other factors determined by the Compensation Committee). Shares of the Company’s common stock issued or delivered pursuant to these types of awards will be purchased for such consideration, by such methods and in such forms as the Compensation Committee determines. Cash awards, as an element of or supplement to any other award granted under the 2025 Plan, may also be granted. The Compensation Committee may also grant shares of the Company’s common stock as a bonus, or may grant other awards in lieu of obligations of the Company or a subsidiary or affiliate to pay cash or deliver other property under the 2025 Plan or under other plans or compensatory arrangements, subject to such terms as are determined by the Compensation Committee.
Management Objectives/Performance Criteria.   For purposes of awards of performance shares and performance unit, and for awards of stock options, stock appreciation rights, restricted shares, restricted stock units and other awards made subject to the achievement of certain performance criteria, the Compensation Committee will establish “management objectives.” Management objectives may be described in terms of either company-wide objectives or objectives that are related to the performance of the individual participant, or of the affiliate, subsidiary, division, department, region or function within the Company, affiliate or subsidiary in which the participant is employed and may be made relative to the performance of other companies. If the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances (including those events and circumstances described in Section 12 of the 2025 Plan) render the management objectives unsuitable, the Compensation Committee may, at its discretion modify such management objectives or the related minimum acceptable level of achievement, in whole or in part, as the Compensation Committee deems appropriate and equitable.
Change in Control.   The Compensation Committee may provide, in an evidence of award or other award agreement, for the accelerated vesting of award(s) made under the Plan in the event of a change in control of the Company, or other similar transaction as approved by the Compensation Committee.
Adjustments.   The Compensation Committee shall make or provide for such adjustments in the numbers of shares of common stock covered by outstanding option rights, stock appreciation rights, performance shares, restricted stock units and other share-based awards, in the option price and base price provided in outstanding options and stock appreciation rights, and in the kind of shares covered thereby, as the Compensation Committee in its discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of participants that would otherwise result from: (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure; (ii) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities; or (iii) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Compensation Committee may provide in substitution for any or all of the outstanding awards under the 2025 Plan such alternative consideration (or no consideration) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. The Compensation Committee may also make or provide for such adjustments in the number of shares available under the 2025 Plan, the various sub-limits described above, the number of shares and price per share applicable to any outstanding award, and other share limitations contained in the 2025 Plan as the Compensation Committee may determine to reflect any transaction or event described above.
Amendments and Miscellaneous.   The 2025 Plan may be amended by the Board, but any amendment that must be approved by the Company’s stockholders in order to comply with applicable laws or stock exchange rules will not be effective unless and until such approval has been obtained. The Board may amend the 2025 Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws and regulations, or in the interpretation of such laws and regulations.
Where the Compensation Committee has established conditions to the exercisability or retention of certain awards, the 2025 Plan allows the Compensation Committee to take action in its discretion at or after the date of grant to adjust such conditions in certain circumstances, including in the case of the death, disability or retirement of a participant.

Except with respect to adjustments made in connection with a corporate transaction (see “Adjustments” above) neither the Board nor the Compensation Committee may, without the further approval of the Company’s stockholders, authorize the amendment of any outstanding option right or appreciation right to reduce the option price or base price. Furthermore, without further approval of the stockholders of the Company (i) no option right or appreciation right may be cancelled and replaced with award(s) having a lower option price or base price, respectively, (ii) no option or appreciation right shall be cancelled in exchange for cash if the per share option price or per share base price exceeds the market value per share on the date of such cancellation and (iii) there shall be no cancellation of “underwater” option rights in exchange for other awards under the 2025 Plan. To the extent consistent with Section 409A of the Code, the Compensation Committee may permit participants to elect to defer the issuance or delivery of shares of common stock or the settlement of awards in cash under the 2025 Plan pursuant to such rules, procedures or programs as it may establish for purposes of the 2025 Plan. The Compensation Committee also may provide that deferred issuances or deliveries and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.
The Compensation Committee may provide for special terms for awards to participants who are foreign nationals or who are employed by the Company or any of its affiliates or subsidiaries outside of the United States of America as the Compensation Committee may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom; provided that no such special terms may include provisions that are inconsistent with the terms of the 2025 Plan, unless the Board could have amended the 2025 Plan to eliminate such inconsistency(ies) without obtaining stockholder approval.
Termination.   The 2025 Plan has a term of ten years from August 1, 2025 and no awards may be made under the 2025 Plan following the expiration of such ten-year period. Notwithstanding the expiration of the 2025 Plan, all grants made on or prior to the expiration of the 2025 Plan will remain in effect thereafter in accordance with their terms and the terms of the 2025 Plan.
New Plan Benefits

Future awards under the 2025 Plan are made at the discretion of the Compensation Committee and/or the Board. Therefore, at this time, the benefits that may be received by any participant or group of participants under the 2025 Plan if our stockholders approve this proposal cannot be precisely determined.

Securities Authorized for Issuance Under Equity Compensation Plans

In accordance with Item 201(d) of Regulation S-K under the Exchange Act, the following table sets forth information regarding the shares to be issued and the shares remaining available for issuance under our equity compensation plans as of December 31, 2025. The amounts shown do not include the shares that would be available for issuance under the 2025 Plan if this Proposal No. 2 is approved nor do they account for equity awards granted by the Company after December 31, 2025. For more information on the Company’s outstanding equity awards and shares available for future grant under the 2025 Plan as of March 31, 2026, see “History of Award Data” above.
EQUITY COMPENSATION PLAN INFORMATION
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	—	—	6,737,993(1)
Equity compensation plans not approved by security holders	—	—	—
Total	—	—	6,737,993

(1)
Amount includes 5,737,993 shares available for issuance under the 2025 Plan and 1,000,000 shares under the Uniti Group Inc. Employee Stock Purchase Plan.

BOARD RECOMMENDATION
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 2.
PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” PROPOSAL NO. 2 UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of our common stock, as of March 23, 2026 (except to the extent indicated otherwise in footnotes), by:
•
our directors and director nominees;

•
our named executive officers;

•
all of our current directors, director nominees and executive officers as a group; and

•
each other person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock.

The percentages in the tables below are based on 242,674,150 shares of common stock outstanding as of March 23, 2026. The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which that person has no economic interest. Except as otherwise noted, the persons and entities listed in the table below have sole voting and investing power with respect to all of the shares of our common stock they beneficially own subject to community property laws where applicable. Except as otherwise set forth below, the address of the beneficial owner is c/o Uniti Group Inc., 2101 Riverfront Drive, Suite A, Little Rock, Arkansas 72202.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Shares of Common Stock Beneficially Owned
Jarrett Appleby	0	*
Scott G. Bruce	150,066	*
Paul Bullington	571,470	*
Randy Dunbar	53,675	*
Francis X. (“Skip”) Frantz	223,665	*
Michael Friloux	378,263	*
Kenneth A. Gunderman	2,041,785	*
John Harrobin	540,581	*
Daniel L. Heard	456,138	*
Mary McLaughlin	56,735	*
Joseph Natale	51,227	*
Carmen Perez-Carlton	115,006	*
Paul Sunu	48,779	*
Johannes Weber	0	*
Harold Zeitz	53,848	*
All current directors, director nominees and executive officers as a group (fifteen persons)	4,741,238	1.95%
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	26,797,380(1)	11.04%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	23,202,733(2)	9.56%
Elliott Investment Management L.P. 360 S. Rosemary Ave, 18th Floor West Palm Beach, FL 33401	69,319,418(3)	28.56%
Pacific Investment Management Company LLC 650 Newport Center Drive Newport Beach, CA 92660	25,458,917(4)	10.49%
T. Rowe Price Investment Management, Inc. 1307 Point Street Baltimore, MD 21231	14,656,558(5)	6.04%

*
Indicates less than 1%.

(1)
Based solely upon the information contained in a Schedule 13G/A filed on December 4, 2025. According to that Schedule 13G/A, BlackRock, Inc. has sole voting power over 26,427,658 of the reported shares, no shared voting power or shared dispositive power with respect to any reported shares, and sole dispositive power over all of the reported shares.

(2)
Based solely upon the information contained in a Schedule 13G/A filed on January 30, 2026. According to that Schedule 13G/A, The Vanguard Group has no sole voting power or sole dispositive power over any of the reported shares, shared voting power over 1,372,427 of the reported shares, and shared dispositive power over 23,202,733 of the reported shares. According to the most recent Schedule 13G/A filed by The Vanguard Group with the SEC on March 26, 2026, The Vanguard Group owns 0.0% as of March 13, 2026, following an internal reorganization pursuant to which The Vanguard Group’s beneficial ownership has been disaggregated.

(3)
Based solely upon the information contained in a Schedule 13D filed on August 8, 2025. According to that Schedule 13D, Elliott Investment Management L.P. has sole voting power and sole dispositive power over all of the reported shares, and no shared voting power or shared dispositive power with respect to any reported shares.

(4)
Based solely upon the information contained in a Schedule 13G filed on November 14, 2025. According to that Schedule 13G, Pacific Investment Management Company LLC has no sole voting power or sole dispositive power over any of the reported shares, and shared voting power and shared dispositive power over all of the reported shares.

(5)
Based solely upon information contained in a Schedule 13G filed on February 17, 2026. According to that Schedule 13G, T. Rowe Price Investment Management, Inc. has sole voting power and sole dispositive power over all of the reported shares, and no shared voting power or shared dispositive power with respect to any reported shares.

AUDIT COMMITTEE REPORT
The primary purposes of the Audit Committee are to oversee on behalf of the Board: (i) the Company’s accounting and financial reporting processes and the integrity of its financial statements; (ii) the audits of the Company’s financial statements and the appointment, compensation, qualifications, independence and performance of the Company’s independent auditors; (iii) the Company’s compliance with legal and regulatory requirements; and (iv) the performance of the Company’s internal audit function, if any, internal accounting controls, disclosure controls and procedures and internal control over financial reporting. The Audit Committee also manages the Company’s relationship with its independent registered public accountant (which reports directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding, as determined by the Audit Committee, from the Company for such advice and assistance.
The Company’s independent registered public accountant for the year ended December 31, 2025, PricewaterhouseCoopers LLP (“PwC”), was responsible for performing an independent audit of the Company’s financial statements and issuing opinions on the conformity of those audited financial statements with United States generally accepted accounting principles. The Audit Committee’s responsibility is to supervise and review these processes.
In this context, the Audit Committee hereby reports as follows:
1.
The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management.

2.
The Audit Committee has discussed with PwC the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”).

3.
The Audit Committee has received from PwC the written disclosures and the letter required by the applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence and has discussed with PwC its independence and considered the compatibility of non-audit services with PwC’s independence.

4.
Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for filing with the Securities and Exchange Commission.

The undersigned members of the Audit Committee have submitted this Report to the Board of Directors.
AUDIT COMMITTEE:
Mary McLaughlin, Chair
Randy Dunbar
Carmen Perez-Carlton
Francis X. Frantz

EXECUTIVE OFFICERS OF THE COMPANY
Set forth below is biographical information with respect to each current executive officer of the Company. In addition to the executive officers listed below, Mr. Gunderman, who also serves as a director of the Company, is an executive officer of the Company. Biographical information regarding Mr. Gunderman is available above under “Proposal No. 1 — Election of Directors.”
Paul Bullington, age 54, serves as Senior Executive Vice President, Chief Financial Officer & Treasurer (or CFO) of the Company. Prior to the Merger, Mr. Bullington most recently served as Senior Vice President — Chief Financial Officer and Treasurer of Old Uniti since September 9, 2021. Prior to that appointment, Mr. Bullington served as Old Uniti’s Senior Vice President of Strategic Operations of Uniti Fiber. Mr. Bullington joined Old Uniti in connection with its acquisition of Southern Light, LLC (“Southern Light”) on July 3, 2017. Prior to joining Old Uniti, Mr. Bullington served as the Chief Financial Officer of Southern Light, which he joined in March 2001, until it was acquired by Old Uniti. Mr. Bullington holds a Bachelor of Science degree from Birmingham-Southern College and an MBA from The University of Chicago Booth School of Business.
John Harrobin, age 58, serves as Senior Executive Vice President & President of Kinetic of the Company. Mr. Harrobin has over 20 years expertise and leadership in the telecommunications industry and is focused on building and scaling the Company’s fiber services. Most recently, Mr. Harrobin served on Frontier Communications’ Executive Committee and led Frontier’s Consumer unit from 2021 to 2025, transforming operations and returning the business to revenue and profit growth. Additionally, Mr. Harrobin served as Audible’s Chief Marketing Officer from 2017 to 2021. Mr. Harrobin has over a decade of C-suite experience and spent over fifteen years building Verizon’s wireless and fiber businesses and serving as Verizon’s Chief Marketing Officer. Mr. Harrobin has experience serving as non-executive Chairman of the Board of Directors for Acast AB, a global podcasting company headquartered in Sweden, Chair of Acast AB’s Remuneration Committee from 2022 to 2024 and as a member of Acast AB’s Remuneration Committee in 2025. Mr. Harrobin is a graduate of the Kellogg School of Business at Northwestern University (MBA) and also from Kellogg’s Continuing Education Program with a certificate in Board Governance. Mr. Harrobin obtained a Bachelor of Science from Villanova University. Mr. Harrobin’s previous certifications include Certified Management Accountant (Institute for Management Accountants) and Agile Leadership (Scrum Alliance), and Mr. Harrobin’s previous non-profit board experience includes industry associations and educational institutions.
Daniel L. Heard, age 51, serves as Senior Executive Vice President, General Counsel & Secretary (or General Counsel) of the Company. Prior to the Merger, Mr. Heard most recently served as Executive Vice President — General Counsel of Old Uniti since April 1, 2015. Prior to joining Old Uniti, he was a partner in the law offices of Kutak Rock LLP. Mr. Heard joined Kutak Rock LLP in 2000, where he represented public companies in corporate, securities and merger and acquisition transactions. His clients comprised a wide range of industries, including telecommunications, information technology and food processing. Mr. Heard has extensive experience in negotiating, structuring and consummating mergers and acquisitions, public offerings of debt and equity securities and other corporate finance transactions. Mr. Heard graduated from the William H. Bowen School of Law at the University of Arkansas at Little Rock and has a Bachelor of Arts from the University of Central Arkansas. Mr. Heard is responsible for the Company’s legal affairs and corporate governance.
Michael Friloux, age 61, serves as Senior Executive Vice President & Chief Technology Officer (or CTO) of the Company. Prior to the Merger, Mr. Friloux most recently served as Executive Vice President — Chief Technology Officer of Old Uniti since February 24, 2022, previously serving as Senior Vice President and Chief Technology Officer since he joined Old Uniti. Mr. Friloux joined Old Uniti in 2016 in connection with the Company’s acquisition of PEG Bandwidth, LLC, of which Mr. Friloux served as President and Chief Executive Officer. Mr. Friloux holds a Bachelor of Science from Oklahoma State University.

EXECUTIVE COMPENSATION
Compensation Discussion & Analysis

This Compensation Discussion & Analysis (CD&A) describes our executive compensation program and provides information regarding the compensation paid to our named executive officers (NEOs) in 2025.1
2025 was a pivotal year for Uniti, marked by the successful closing of our transformational merger with Windstream on August 1, 2025, and the establishment of our post-transaction operating and leadership structure. Following the Merger, the Company is organized across its Kinetic, Fiber Infrastructure and Uniti Solutions segments, with a strategic focus on expanding fiber-to-the-home infrastructure, integrating operations, and positioning Uniti as a leading fiber provider in the U.S. In connection with the Merger, we established a refreshed leadership team to execute on these priorities, including both legacy executives and key new hires with significant fiber and operational experience.
Our NEOs for 2025 were:
•
Kenneth A. Gunderman, President and Chief Executive Officer

•
Paul Bullington, Senior Executive Vice President, Chief Financial Officer & Treasurer

•
John Harrobin, Senior Executive Vice President & President of Kinetic

•
Daniel L. Heard, Senior Executive Vice President, General Counsel & Secretary

•
Michael Friloux, Senior Executive Vice President & Chief Technology Officer

Each of the individuals named above was appointed as an executive officer of the Company in connection with closing of the Merger. Messrs. Gunderman, Bullington, Heard and Friloux previously served as executive officers of Old Uniti and were NEOs in Old Uniti’s proxy statement for its 2025 annual meeting of stockholders. Mr. Harrobin joined Old Uniti on April 28, 2025, in anticipation of the closing of the Merger, and as part of the Company’s effort to strengthen leadership within its Kinetic segment. Unlike the other NEOs, he was not previously designated as an executive officer of Old Uniti. His hiring arrangements, including compensation awarded prior to the Merger and assumed by the Company, are described below under “New Hire Compensation Arrangements for Mr. Harrobin.”
Prior to the Merger, each of the NEOs participated in Old Uniti’s Annual Short-Term Incentive Plan (the “Prior STIP”) and held outstanding equity awards under Old Uniti’s 2015 Equity Incentive Plan (the “2015 Plan”). In connection with the Merger, the Company assumed these award opportunities and equity awards (as adjusted in accordance with the Merger Agreement) as discussed in greater detail below.
The disclosure below describes the 2025 compensation program adopted by the compensation committee of the board of directors of Old Uniti prior to the closing of the Merger. Because the Merger closed on August 1, 2025, the amounts reported in the Summary Compensation Table reflect compensation received by the NEOs from Old Uniti for the period from January 1, 2025 to July 31, 2025, and from the Company from August 1, 2025 to December 31, 2025. The Summary Compensation Table also includes compensation for individuals who were NEOs of Old Uniti in 2024 and 2023.

1
Prior to the closing of the Merger on August 1, 2025, Paul Sunu and Drew Smith served as principal executive officer and principal financial officer, respectively, of the Company. However, prior to the closing of the Merger, the Company did not pay any compensation to its directors or executive officers. Accordingly, because Mr. Sunu and Mr. Smith did not receive any compensation in connection with their service, they are not included in any of the narrative or tabular disclosure below.

What Guides Our Program

Compensation Philosophy and Objectives.   Our executive compensation program includes annual base salaries, annual short-term cash incentive opportunities, and long-term equity awards, and is intended to support the following objectives:
•
align pay with performance through the use of variable incentives;

•
reinforce key business objectives in support of long-term value creation;

•
align management’s interests with the long-term interests of our stockholders;

•
provide compensation and incentives that are generally positioned within a competitive range of market data provided by our compensation consultant; and

•
discourage excessive risk taking.

Best Compensation and Corporate Governance Practices.   To further these objectives, we adhere to the following compensation and corporate governance practices:
What We Do:	What We Don’t Do:
Align pay with performance by linking a substantial portion of compensation to the achievement of predefined performance metrics	Do NOT provide tax gross-ups in any circumstance
Retain an independent compensation consultant	Do NOT provide excessive perquisites for executives
Require compliance with stock ownership guidelines for executives and non-employee directors	Do NOT provide guaranteed bonuses under our annual short-term incentive program
Include double-trigger change-in-control provisions in equity awards	Do NOT provide discount stock options or stock appreciation rights
Place caps on incentive award opportunities and conduct an annual risk assessment	Do NOT pay dividends on performance-based restricted stock units prior to vesting
Maintain a Nasdaq rule compliant clawback policy	Do NOT add back to our equity compensation plan reserves any shares tendered as payment for shares withheld for taxes
Results of Stockholder Advisory Vote on Executive Compensation.   At its 2025 annual meeting of stockholders, Old Uniti held an annual “say-on-pay” vote pursuant to which stockholders were given the opportunity to approve the compensation of Old Uniti’s NEOs. Approximately 95% of votes cast on the proposal were in favor of Old Uniti’s executive compensation. In light of this strong support, the Compensation Committee decided to maintain the core design of the compensation program for 2026 consistent with Old Uniti’s compensation program, with certain modifications and refinements to support the strategic objectives of the Company following the Merger. The Compensation Committee plans to evaluate and consider the outcome of each annual advisory vote on the Company’s executive compensation, in addition to various other factors, when making future compensation decisions.
The Decision-Making Process

Compensation Committee.   Our Compensation Committee is currently comprised of Messrs. Bruce (Chair), Natale and Zeitz and Ms. Perez-Carlton. Our Board of Directors has determined that each member of the Compensation Committee is an independent director under Nasdaq listing standards and a “non-employee director” for purposes of Section 16 of the Securities Exchange Act of 1934.
The Compensation Committee oversees and administers our compensation programs, plans and awards for Uniti’s directors and executive officers and is primarily responsible for reviewing and approving

(or recommending to the Board of Directors for approval) our compensation policies and the compensation paid to our executive officers. The Compensation Committee’s responsibilities are set forth in its written charter that is available on our website at www.uniti.com under the “About Us — Corporate Governance” tab.
With respect to the 2025 compensation program at Old Uniti, Old Uniti’s compensation committee (which was comprised of Mr. Bruce, Mr. Frantz and Ms. Perez-Carlton — current directors of the Company — as well as Jennifer Banner, who served on Old Uniti’s board until Old Uniti’s 2025 annual meeting of stockholders) reviewed and approved the compensation opportunities for Messrs. Gunderman, Bullington, Heard and Friloux with input from its independent compensation consultant, Pearl Meyer, in February 2025. In approving such compensation, Old Uniti’s compensation committee focused on various metrics to evaluate performance, in addition to strategic priorities, as discussed below. Old Uniti’s compensation committee also consulted with Pearl Meyer in connection with Mr. Harrobin’s compensation when he joined Old Uniti in anticipation of the Merger closing.
Management.   Our CEO provides performance context and recommendations based on the analysis supplied by Pearl Meyer regarding the compensation arrangements for the NEOs, other than himself. While the Compensation Committee values the judgment and input from the CEO, and considers his recommendations, the Compensation Committee ultimately retains sole discretion to approve the compensation packages for each executive officer.
Independent Consultant.   The Compensation Committee has the authority to retain and terminate any compensation consultant, legal counsel or other adviser as it determines appropriate to assist it in the performance of its responsibilities and to approve such consultant’s fees and other retention terms. It is the policy of the Compensation Committee that the compensation consultant should not perform any services for us other than services as a consultant to the Compensation Committee.
Old Uniti’s compensation committee engaged Pearl Meyer to assist in the review and design of its 2025 executive compensation program after considering its experience in assisting both telecommunications companies and other REITs in designing competitive, well-balanced compensation programs that align the interests of management and stockholders. Pearl Meyer assisted Old Uniti’s compensation committee in reviewing Old Uniti’s existing short- and long-term compensation programs and structuring awards under such programs, provided data on current compensation “best practices” and trends in the REIT industry, and assisted with a review of Old Uniti’s peer group for use in structuring Old Uniti’s 2025 executive compensation program. A description of the process and rationale utilized for selecting Old Uniti’s 2025 peer group is described below.
In connection with the Merger, the Compensation Committee determined to retain Pearl Meyer to assist in the review and design of the Company’s compensation following the Merger. Pearl Meyer reports directly to the Compensation Committee and regularly participates in committee meetings. Prior to engagement, both Old Uniti’s compensation committee and the Compensation Committee reviewed the independence of Pearl Meyer pursuant to the applicable SEC rules and concluded no conflict of interest exists that would preclude Pearl Meyer from serving as an independent advisor to the Compensation Committee.
Competitive Market Analysis; Formulation of Peer Group.   In designing Old Uniti’s 2025 executive compensation program, Old Uniti’s compensation committee, with the assistance of Pearl Meyer and senior management of Old Uniti, gathered and reviewed information about the compensation program and processes of other publicly traded REITs and telecommunication companies (the “Peer Group”). In selecting the Peer Group, Old Uniti’s compensation committee and Pearl Meyer considered many factors, focusing particularly on companies with comparable revenues and enterprise values to Old Uniti and net-lease REITs that focus on unique market segments or niches and/or employ a similar business model to Old Uniti. Old Uniti management assisted Pearl Meyer and Old Uniti’s compensation committee in the process by providing additional industry insight. Applying these criteria, Pearl Meyer recommended, and Old Uniti’s compensation committee approved, inclusion of the following companies in the Peer Group:
Old Uniti’s 2025 Executive Compensation Peer Group
Acadia Realty Trust (AKR)	Hudson Pacific Properties, Inc. (HPP)
American Tower Corporation (AMT)	Lumen Technologies, Inc. (LUMN)
Consolidated Communications Holdings, Inc. (CNSL)	NNN REIT, Inc.(2) (NNN)
COPT Defense Properties(1) (CDP)	Omega Healthcare Investors, Inc. (OHI)
Crown Castle Inc. (CCI)	Piedmont Office Realty Trust, Inc. (PDM)
Digital Realty Trust, Inc. (DLR)	SBA Communications Corporation (SBAC)
EPR Properties (EPR)	Spirit Realty Capital, Inc. (SRC)
Healthcare Realty Trust Incorporated (HR)	UMH Properties, Inc. (UMH)

(1)
Formerly known as Corporate Office Properties Trust.

(2)
Formerly known as National Retail Properties, Inc.

To provide additional perspective, Old Uniti’s compensation committee also reviewed, with the assistance of Pearl Meyer, pay levels for comparable positions within the broader REIT industry, as reported in the NAREIT Compensation Survey. Peer Group compensation data and data for size-appropriate companies collected from the NAREIT survey were blended to create composite market values for each position (the “Market Data”). In determining appropriate pay opportunities for our NEOs, Old Uniti’s compensation committee also considered a variety of other factors in addition to the Market Data, such as each executive’s qualifications, responsibilities, past performance and expected future contributions.
Elements of 2025 Executive Compensation

2025 Target Total Direct Compensation.   In designing Old Uniti’s 2025 annual executive compensation program, Old Uniti’s compensation committee reviewed each NEO’s base salary, annual target cash incentives and annual target long-term incentives (collectively, “Target Total Direct Compensation”) against the Market Data. The compensation committee used this analysis to inform compensation decisions with the objective of providing competitive Target Total Direct Compensation aligned with the compensation philosophy and individual roles and responsibilities, and generally positioning compensation within a competitive range of market outcomes.
The Target Total Direct Compensation of Messrs. Gunderman, Bullington, Heard and Friloux in 2025 were as follows:
Name	Target Total Direct Compensation
Kenneth A. Gunderman	$5,437,500
Paul Bullington	$2,379,300
Daniel L. Heard	$1,591,350
Michael Friloux	$1,292,974
Mr. Harrobin’s Target Total Direct Compensation was not reviewed against the Market Data for 2025, but Old Uniti’s compensation committee consulted with Pearl Meyer in connection with his hiring by Old Uniti. His compensation package was designed with a goal of approximating his compensation starting in 2026 consistent with the Company’s compensation philosophy. For details, please see “New Hire Compensation Arrangements for Mr. Harrobin” below.
Compensation Mix.   Because of the ability of executive officers to directly influence the overall performance of the Company, and consistent with our philosophy of linking pay to performance, it is our

(and it was Old Uniti’s) goal to allocate a significant portion of compensation paid to our executive officers to performance-based, short- and long-term incentive programs. In addition, as an executive officer’s responsibility and ability to affect financial results of the Company increase, base salary will become a smaller component of total compensation and long-term, equity-based compensation will become a larger component of total compensation, further aligning the executive officer’s interests with those of the Company and its stockholders. The following charts illustrate the mix of Target Total Direct Compensation for Mr. Gunderman and the average Target Total Direct Compensation for Messrs. Bullington, Heard and Friloux based on compensation opportunities provided in fiscal year 2025.
Target Pay Mix for Mr. Gunderman	Average Target Pay Mix for Messrs. Bullington, Heard and Friloux

Variable pay represents 86.67% of Target Total Direct Compensation for Mr. Gunderman and an average of 76.78% for Messrs. Bullington, Heard and Friloux.
New Hire Compensation Arrangements for Mr. Harrobin.   On April 28, 2025, Mr. Harrobin was hired by Old Uniti to serve as President of Kinetic following closing of the Merger. In connection with his appointment, Mr. Harrobin’s base salary was set at $750,000 and he received (i) a one-time, sign-on cash bonus of $5,600,000, of which one-half was paid at the time of his appointment and the remainder was paid following the completion of fiscal 2025 and (ii) a one-time equity award in the form of time-based restricted stock in an amount equal to $2,000,000 with such restricted stock vesting in equal installments on each of the first three anniversaries of Mr. Harrobin’s start date. In addition, as discussed below, Mr. Harrobin became eligible to receive additional compensation in the form of (i) a cash bonus under the Prior STIP in an amount equal to not less than 200% of Mr. Harrobin’s base salary; and (ii) an equity award under the 2015 Plan with a target amount equal to not less than 365% of Mr. Harrobin’s base salary. The Company also agreed to provide Mr. Harrobin with a housing allowance during his first year of employment.
To induce Mr. Harrobin to join Old Uniti, Old Uniti’s compensation committee, in consultation with its independent compensation consultant, approved the new-hire compensation package outlined above, which included certain one-time opportunities for Mr. Harrobin. The inducement awards and award opportunities, which were higher than Old Uniti’s typical annual award opportunities, were designed to make Mr. Harrobin whole for significant equity and compensation forfeited upon leaving his former employer. His compensation opportunities were heavily negotiated as a critical inducement for him to join Old Uniti and to lead Kinetic following the closing of the Merger, reflecting the unique, highly sought-after experience he brings to our leadership team. His compensation in 2025 is not indicative of future annual opportunities, which will align with the Company’s standard compensation practices and philosophy. Old Uniti deemed this necessary to align the executive’s interests with Old Uniti’s stockholders, as well as the Company’s stockholders following the Merger, immediately upon hiring.
Annual Base Salaries.   Base salaries for the NEOs were initially established in connection with their hiring by Old Uniti, taking into account each executive’s position, responsibilities, expertise and experience, as well as internal pay equity and the Market Data. The Compensation Committee views base salary as a fixed component of compensation that provides a stable level of income and supports the attraction and retention of qualified executives. Base salary also serves as the foundation for determining incentive compensation opportunities, as both annual and long-term incentive awards are generally expressed as a multiple of base salary. Base salaries are reviewed annually and may be adjusted based on changes in an executive’s responsibilities, individual performance and market considerations. As an executive’s scope of responsibility and ability to influence financial results increase, a greater proportion of total compensation is delivered through variable, performance-based incentives (particularly long-term, equity-based awards), further aligning the executive’s interests with those of our stockholders.
The following table sets forth the base salaries for the NEOs for 2024 and 2025. The 2025 base salaries were established prior to the Merger, and no adjustments were made in connection with the Merger.
Name	2024 Base Salary	2025 Base Salary
Kenneth A. Gunderman	$725,000	$725,000
Paul Bullington	$453,200	$453,200
John Harrobin	$—	$750,000
Daniel L. Heard	$412,000	$424,360
Michael Friloux	$334,750	$344,793
As noted above, there were no increases for the NEOs who served during 2024 except for Messrs. Heard and Friloux. After a review of the base salary and target annual cash incentive award levels for the NEOs, Old Uniti’s compensation committee determined that base salary adjustments for Messrs. Heard and Friloux were consistent with our annual merit cycle and better align their Target Total Direct Compensation within a competitive range of the Market Data.
Short-Term Incentives.   Old Uniti maintained the Prior STIP which permitted its compensation committee to award and pay cash bonuses to officers, employees and consultants of Old Uniti or any of its subsidiaries or affiliates. The Prior STIP was designed to motivate, attract and retain qualified officers, consultants and other key employees and to promote the alignment of such persons’ interests with those of Old Uniti’s stockholders. The Prior STIP provided Old Uniti’s compensation committee authority to construe and interpret the Prior STIP, make rules and regulations relating to its administration, designate eligible persons to receive awards, establish the terms and conditions of the awards, select performance criteria and goals for awards and determine if and to what extent such goals have been satisfied and make all other determinations necessary or advisable for the administration of the Prior STIP. Following the Merger, the Company adopted and maintains the Uniti Group Inc. Annual Short-Term Incentive Plan, which is substantially similar to the Prior STIP and will be utilized to award and pay cash awards to officers, employees and consultants of the Company or any of its subsidiaries or affiliates, starting in 2026.
2025 Cash Incentive Opportunities.   In February 2025, Old Uniti’s compensation committee approved award opportunities under the Prior STIP for its then executive officers, payable upon the attainment of certain company-wide performance goals during 2025 (the “2025 STIP”) based on each NEO’s base salary at the time of payout. In connection with the Merger, the Company assumed these awards for our executive officers. The following table sets forth the target cash incentive opportunities for the NEOs under the 2025 STIP:
Name	Target Cash Incentive as % of Base Salary(3)
Kenneth A. Gunderman(1)	225%
Paul Bullington	100%
John Harrobin(2)	200%
Daniel L. Heard	100%
Michael Friloux	100%

(1)
Mr. Gunderman’s award opportunities are greater than the other NEOs considering his role and responsibility as CEO and his greater ability to affect financial results of the Company relative to the other NEOs.

(2)
Mr. Harrobin’s award opportunities for 2025 are greater than the other NEOs because of his negotiated new-hire compensation package, as more fully disclosed above under “New Hire Compensation Arrangements for Mr. Harrobin.”

(3)
Other than for Mr. Harrobin (who could earn more, but not less than his target cash incentive amount for 2025), no payout is earned under the 2025 STIP for below-threshold performance. The threshold and maximum incentive opportunities for each NEO (other than Mr. Harrobin, whose maximum opportunity was 150% of his target cash incentive) under the 2025 STIP (expressed as a percentage of base salary) are as follows:

Name	Threshold	Maximum
Kenneth A. Gunderman	112.5%	337.5%
Paul Bullington	50%	150%
Daniel L. Heard	50%	150%
Michael Friloux	50%	150%
Awards under the 2025 STIP were based on company-wide financial performance measures as discussed in greater detail below. Old Uniti’s compensation committee initially selected the specific financial measures because they were consistent with Old Uniti’s overall strategy and/or were among the most important and closely followed measures of Old Uniti’s performance by the investing community and Old Uniti’s stockholders. In connection with the Merger, the Company assumed the performance measures for the awards under the 2025 STIP. Each NEO (other than Mr. Harrobin) had threshold, target and maximum cash incentive opportunities that are aligned with threshold, target and maximum performance outcomes, with linear interpolation between the specified levels. Old Uniti utilized the following quantitative measures of financial performance in the 2025 STIP:
Performance Measure	Weighting for all NEOs	Description
Consolidated Adjusted Funds From Operations (“AFFO”)	60%
		Represents funds from operations from Old Uniti calculated in accordance with NAREIT’s definition of funds from operations, adjusted to exclude costs related to litigation and our settlement with Windstream, the impact of certain non-cash revenues and expenses (such as stock-based compensation expense; the amortization and/or depreciation of debt and equity discounts, deferred financing costs, non-real estate assets, non-cash rights-of-use assets, and other non-cash revenues to the extent that cash has not been received, such as revenue associated with the amortization of tenant capital improvements; straight line revenues; maintenance capital expenditures; and non-cash income taxes), capital markets transactions, including cash interest expense in connection with mid-year notes issuances, incremental acquisition, pursuit, transaction and integration costs (including related to the Merger) and similar items, for the year ended December 31, 2025. The calculation of AFFO for purposes of the 2025 STIP is based on actual results of Old Uniti through the closing of the Merger and the results of the business lines that constituted Old Uniti for the period from closing to December 31, 2025.

Performance Measure	Weighting for all NEOs	Description
Consolidated Bookings	20%	Represents new monthly recurring revenue bookings across all product lines.
On-Time Delivery	20%	Represents the percentage of customer activation dates that meet the original service activation date agreed upon between the customer and Uniti.
The table below sets forth the performance goal levels, as well as actual results, for each performance measure described above:
Performance Measures	Threshold	Target	Maximum	Actual Results
Consolidated AFFO	$368.0M	$373.0M	$378.0M	$379.4M
Consolidated Bookings	$3.1M	$3.6M	$3.9M	$3.2M
On-Time Delivery	85.0%	90.0%	95.0%	96%
2025 Payouts.   For 2025, each NEO earned a performance-based cash award based on the weighted achievement of corporate financial measures. As reflected in the table above, the Company exceeded the maximum performance goal for Consolidated AFFO and On-Time Delivery and exceeded the threshold performance goal for Consolidated Bookings. Based on such performance, the following table shows the payouts to the NEOs under the 2025 STIP:
Name	Payout	% of Target Cash Incentive Opportunity Amount
Kenneth A. Gunderman	$2,158,514	132%
Paul Bullington	$599,687	132%
John Harrobin	$1,984,841	132%
Daniel L. Heard	$575,604	132%
Michael Friloux	$456,239	132%
Equity-Based Compensation.   Prior to the Merger, Old Uniti maintained the 2015 Plan, which allowed it to make equity grants to its employees, including its executive officers. In connection with the Merger, all equity awards outstanding under the 2015 Plan were assumed by the Company and remain subject to the same terms and conditions (including any vesting, forfeiture and dividend equivalent terms) as were applicable to such award prior to closing of the Merger, but were converted into an award with respect to 0.6029 shares of the Company’s common stock (rounded up or down to the nearest whole share) for each share of Old Uniti common stock subject to the assumed award pursuant to the Exchange Ratio. All assumed awards reported in this Proxy Statement have been retrospectively adjusted to reflect the Exchange Ratio and are reported on an as-converted basis.
In connection with the Merger, the Company adopted the Uniti Group Inc. 2025 Equity Incentive Plan (“2025 Plan”), which permits us to make grants of equity awards to our employees, including our executive officers. We intend to make equity grants to our executive officers as part of our annual compensation program to align their long-term interests with that of our stockholders and to maintain the competitiveness of our total compensation package. As noted later in this CD&A, our NEOs are subject to robust stock ownership guidelines to reinforce a focus on long-term shareholder value creation. It is the Compensation Committee’s policy to review and grant all annual equity compensation awards to directors, executive officers, and all other eligible employees at its first regularly scheduled meeting of each year, which it expects to occur in February of each year, with each such grant based on the average closing price of our common stock as reported on Nasdaq for the 20 trading days prior to the grant date.

During 2025, Old Uniti granted time-based restricted stock and performance-based restricted stock units (“PBRSUs”) to its executive officers as part of its annual compensation program pursuant to the 2015 Plan. Holders of time-based restricted stock are entitled to dividends when paid by the Company and PBRSUs accrue a dividend equivalent that is paid in cash when and solely to the extent that the underlying PBRSUs vest. Like Old Uniti’s compensation committee, the Compensation Committee views restricted stock and PBRSUs as being more effective in managing equity plan dilution than stock options.
During 2025, Old Uniti made, and the Company assumed, equity grants to each NEO, of which (i) 50% was in the form of PBRSUs that are eligible for vesting in February 2028 if we meet specified relative total shareholder return (“TSR”) performance goals, as further described below, and (ii) 50% was in the form of time-based restricted stock that vests in three equal installments on the anniversary of the grant date. The target value of the equity awards granted to our NEOs in 2025 was as follows:
Name	Target Value of Restricted Shares and PBRSUs
Kenneth A. Gunderman	$3,081,250
Paul Bullington	$1,472,900
John Harrobin(1)	$4,737,500
Daniel L. Heard	$742,630
Michael Friloux	$603,388

(1)
Mr. Harrobin also received a $2,000,000 one-time, sign-on time-based restricted stock grant that vests in three equal installments on the anniversary of the grant date. See “New Hire Compensation Arrangements for Mr. Harrobin” above.

The actual amount of the PBRSUs granted in 2025 that may be earned and become vested will be between 0% and 200% of the target amount, depending on our achievement of relative TSR over a three-year period from February 20, 2025 to February 20, 2028 as compared to the TSR of the Peer Group (as defined above) for the same period. Specifically, the metrics for the three-year performance cycle ending February 20, 2028 are:
Performance Criteria	Below Threshold	Threshold	Target	Maximum
TSR position within the Peer Group	<33rd percentile	33rd percentile	50th percentile	>75th percentile
Payout Opportunity	0% of Target	50% of Target	100% of Target	200% of Target
Threshold, target and maximum performance result in the executive officers earning 50%, 100% or 200% of the target number of PBRSUs, with linear interpolation between specified levels. No performance shares are earned for below-threshold performance, and payout is capped at 200% of target even if performance exceeds the maximum goal.
The number of time-based restricted shares and PBRSUs granted during 2025 were both based on the average closing price of our common stock as reported on Nasdaq for the 20 trading days prior to the grant date. Under SEC rules, for purposes of this Proxy Statement we are required to value these awards using different calculations in the compensation tables following this CD&A. For ease of reference, the table below reconciles the values of these awards from the amount reported in this CD&A to the amounts reported in the compensation tables.
Name	Annual Award Amount (at target level)	Grant Date Fair Value of Annual Awards (included in the Summary Compensation Table)
Kenneth A. Gunderman	$3,081,250	$3,653,427
Paul Bullington	$1,472,900	$1,746,413
John Harrobin	$4,737,500	$4,908,833
Daniel L. Heard	$742,630	$880,527
Michael Friloux	$603,388	$715,433
While our short-term cash incentive plans are designed to incentivize achievement of specific near-term financial and operational performance goals, equity incentive opportunities are designed to focus on long-term performance by linking a substantial portion of compensation to the long-term stability and success of our Company. The equity awards granted by Old Uniti in 2025 were designed to appropriately align the long-term interests of the executive officers with that of the stockholders and serve as a critical tool in attracting and retaining qualified executives.
Special Merger Grants.   In connection with the Merger, previously disclosed one-time equity awards granted in 2024 (the “Special Merger Grants”), consisting of PBRSUs (the “Merger PBRSUs”) and time-based restricted stock (the “Merger RSAs”) were assumed by the Company and converted into awards denominated in shares of Company common stock in accordance with the Merger Agreement. These awards were designed to create additional incentives that extend beyond the stockholder return objectives and time frame of previously granted equity awards, with the goal of driving outstanding levels of performance and value creation during the three-year period after closing of the Merger. The Special Merger Grants were also intended to provide additional incentives for Old Uniti’s executive officers to consider further value-creating transactions following the closing of the Merger.
The Merger RSAs vest in installments of 20%, 30% and 50% on the first, second and third anniversaries of the closing of the Merger. The Merger PBRSUs vest based on the Company’s relative TSR metric over a three-year period beginning on August 1, 2025, measured against the peer group (the “Merger PBRSU Peer Group”) set forth below that was established by the Compensation Committee following the closing of the Merger:
Peer Group for Evaluating the Merger PBRSUs
American Tower Corporation (AMT)	Qorvo, Inc. (QRVO)
Crown Castle Inc. (CCI)	Viasat, Inc. (VSAT)
Sirius XM Holdings Inc. (SIRI)	Iridium Communications Inc. (IRDM)
Lumen Technologies, Inc. (LUMN)	Cogent Communications Holdings, Inc. (CCOI)
Frontier Communications Parent, Inc. (FYBR)	EchoStar Corporation (SATS)
The material terms of the Special Merger Grants were otherwise disclosed in Old Uniti’s proxy statement for its 2025 annual meeting of stockholders. Additional information regarding the accounting treatment of these awards is included in the Summary Compensation Table and related footnotes.
2022 PBRSU Results.   In 2022, we granted PBRSUs to each of Mr. Gunderman, Mr. Bullington, Mr. Heard and Mr. Friloux that were eligible for vesting in February 2025 if we met specified relative TSR performance goals over a three-year period ended February 23, 2025. In measuring our relative TSR, 50% was weighted to our performance against our 2022 TSR comparator peer group (as previously disclosed), measured by percentile ranking. As a result of actual performance, none of the 2022 PBRSUs vested.

Other Compensation Practices, Policies and Guidelines

Stock Ownership Guidelines.   We believe that share ownership by our directors and senior officers helps to align their interests with our stockholders’ interests. We have adopted minimum stock ownership guidelines applicable to our directors and executive officers. Directors who are not executive officers are expected to maintain beneficial ownership of shares of our common stock valued at $500,000. Our executive officers are expected to maintain beneficial ownership of shares of our common stock with a value equal to the following:
Officer	Ownership Level
Chief Executive Officer	five times base salary
Other Officers	three times base salary
The minimum share requirement for each director or officer is calculated based on the 20-day trailing average of the closing price of a share of Company common stock ending on the day prior to the determination date. The determination date is calculated on the day of their initial appointment or election (or such later date as necessary to allow for a 20-day trailing average price to be calculated) and is recalculated annually at each annual meeting of stockholders. Until the director or officer satisfies the specified ownership levels, the guidelines require that each officer and director retain 100% of the shares received, net of tax payment obligations, upon the vesting of any stock or equity awards granted to such director or officer. For the purposes of the guidelines, stock options and unvested shares or units of restricted stock are not considered to be owned. The table below sets forth the applicable ownership guideline amount for each of our current directors and executive officers and the number of shares of common stock that each such officer or director is deemed to own under the guidelines as of March 23, 2026.
Name	Guideline Share Amount(1)	Shares Owned
Scott G. Bruce	75,758	128,016
Paul Bullington	206,000	178,466
Randy Dunbar	75,758	—
Francis X. (“Skip”) Frantz	75,758	198,385
Michael Friloux	156,724	76,534
Kenneth A. Gunderman	549,242	894,948
John Harrobin	340,909	602
Daniel L. Heard	192,891	163,110
Mary McLaughlin	75,758	—
Joseph Natale	75,758	—
Carmen Perez-Carlton	75,758	93,577
Paul Sunu	75,758	—
Harold Zeitz	75,758	—

(1)
Calculated based upon the 20-day trailing average of the closing price of a share of Company Common Stock ending August 29, 2025 (20 trading days after initial appointment), which was $6.60.

Clawback Policy.   In accordance with the Nasdaq listing standards, we maintain a clawback policy (the “Clawback Policy”) that requires executive officers to repay or forfeit erroneously awarded compensation in the event that our financial statements become subject to restatement. The Clawback Policy applies to any compensation that is granted, earned or vested based wholly or in part upon attainment of a financial reporting measure, in each case granted or awarded during the three fiscal years preceding the restatement, and any other compensation as the Compensation Committee of our Board of Directors may designate as subject to the Clawback Policy.

Other Benefit Plans.   Similar to all of our employees, executive officers are eligible to elect health, welfare, and life insurance and 401(k) retirement benefits from Uniti, and are eligible to participate in the Uniti Group Inc. Employee Stock Purchase Plan. Old Uniti previously maintained (and the Company assumed) the Uniti Group Inc. Deferred Compensation Plan, a non-qualified deferred compensation plan that offers participants the ability to defer compensation above the IRS qualified plan limits. Amounts deferred under the plan accrue interest at the lesser of the Company’s weighted average cost of capital or the then current yield on the United States 10-year Treasury Note. As of December 31, 2025, the applicable rate under the plan was 4.152%. On February 26, 2026, the Compensation Committee determined to terminate the Uniti Group Inc. Deferred Compensation Plan.
Severance and Change-in-Control Provisions.   Our executive officers have entered into agreements or are otherwise eligible to participate in broad-based company severance and other retirement policies that provide for severance benefits upon qualifying termination of employment, including enhanced severance if the termination occurs in connection with a change in control. These agreements and policies are described below under “Agreements with our Named Executive Officers.” We believe the arrangements are reasonable and were an important part of the recruitment and expected long-term retention of our executive management team.
Practices Related to the Timing of Equity Grants.   It is the Compensation Committee’s general practice to review and approve annual equity grants to eligible employees (including the executive officers) on a pre-determined schedule at its regularly scheduled meeting in the first quarter of each year, which is expected to occur in February of each year. The Compensation Committee does not time the granting of equity awards in relation to the release of, or otherwise take into account, material nonpublic information when determining the timing or terms of our equity awards. Instead, the timing of annual equity awards follows the regular annual compensation cycle in accordance with Company’s policy for granting equity awards. The Company has not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. During the last completed fiscal year, neither Old Uniti nor the Company granted stock options to any NEO.
Risk Considerations in our Overall Compensation Program

The Compensation Committee has assessed the risks that could arise from our compensation policies for all employees, including employees who are not officers, and has concluded that such policies are not reasonably likely to have a material adverse effect on us. To the extent that our compensation programs create a potential misalignment of risk incentives, the Compensation Committee believes that it has adequate compensating controls to mitigate against the potential impact of any such misalignment. These compensating controls include robust stock ownership guidelines, the Clawback Policy, capped incentive award opportunities, a three-year vesting cycle for equity-based compensation and oversight by the Compensation Committee.

Compensation Committee Report
on Executive Compensation
The Compensation Committee has reviewed the disclosures under the caption “Compensation Discussion & Analysis” contained in this Proxy Statement for the 2026 Annual Meeting of Stockholders and has discussed such disclosures with the management of Uniti. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion & Analysis” be included in Uniti’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and Proxy Statement on Schedule 14A for the 2026 Annual Meeting of Stockholders for filing with the SEC.
The undersigned members of the Compensation Committee have submitted this Report to the Board of Directors.
COMPENSATION COMMITTEE:
Scott G. Bruce, Chair
Joseph Natale
Carmen Perez-Carlton
Harold Zeitz

Summary Compensation Table

The following table shows the combined total compensation awarded to, earned by or paid to the NEOs by Old Uniti and the Company in fiscal year 2025. The table also summarizes, for each of our NEOs who was also an NEO of Old Uniti for 2024 and 2023, the total compensation paid to or earned by the officer for such years.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Kenneth A. Gunderman President & CEO	2025	725,000	—	6,294,837	—	2,158,514	—	16,322	9,194,673
	2024	725,000	—	8,424,848	—	2,109,750	—	15,042	11,274,640
	2023	725,000	—	3,110,628	—	1,007,750	—	14,442	4,857,820
Paul Bullington Sr. EVP, CFO & Treasurer	2025	453,200	—	2,523,299	—	599,687	—	15,113	3,591,299
	2024	453,200	—	2,496,088	—	584,628	—	14,913	3,521,829
	2023	453,200	—	880,991	—	421,476	—	13,848	1,769,515
John Harrobin Sr. EVP & President of Kinetic	2025	475,962	5,600,000(4)	4,908,833	—	1,984,841	—	45,185	13,014,821
Daniel L. Heard Sr. EVP, General Counsel & Secretary	2025	424,360	—	1,548,650	—	575,604	—	15,029	2,563,643
	2024	412,000	—	2,037,096	—	531,480	—	14,799	2,995,375
	2023	412,000	—	686,483	—	383,160	—	14,307	1,495,950
Michael Friloux Sr. EVP & Chief Technology Officer	2025	344,793	—	1,492,319	—	456,239	—	16,323	2,309,674
	2024	334,750	—	2,077,035	—	421,828	—	16,056	2,849,669
	2023	334,750	—	557,771	—	311,317	—	14,662	1,218,500

(1)
The amounts included in this column reflect the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 for restricted stock and performance-based restricted stock unit (PBRSU) awards granted during 2025, as well as the Merger PBRSUs, all of which were granted under the 2015 Plan and assumed by the Company on August 1, 2025. The aggregate grant date fair values of the Merger PBRSUs were calculated following the closing of the Merger and, accordingly, are reported as compensation in 2025. Because the grant date fair values of the Merger RSAs were calculated in accordance with FASB ASC Topic 718 as of the approval date of such awards they were previously reported as compensation in 2024. The fair values in this column reflect the expected future cash flows of dividends and therefore dividends on unvested shares are not separately disclosed. The assumptions used in the calculation of the amounts shown are included in Note 14 to our audited consolidated financial statements, which are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Additional information regarding the 2015 Plan is discussed in further detail in the Compensation Discussion & Analysis under the heading “Elements of 2025 Compensation — Equity-Based Compensation.” The grant date fair values of the PBRSUs are based upon the probable levels of achievement of the performance goals related to those awards. The resulting number of PBRSUs that vest, if any, depends on whether we achieve the specified level of performance with respect to the performance measures tied to these awards. The grant date fair values of the PBRSUs are reported in the table above at target payout, representing the probable outcome of performance conditions as calculated at the time of grant, which is less than the maximum possible payout. The table below shows the grant date fair values of the annual PBRSUs granted to each NEO during fiscal year 2025 and the Merger PBRSUs at the probable payout and the maximum payout that would result if the highest levels of performance goals are achieved.

Name	Grant Date Fair Value of Annual PBRSUs (Probable Payout) ($)	Grant Date Value of Annual PBRSUs (Maximum Payout) ($)	Grant Date Fair Value of Harrobin PBRSUs (Probable Payout) ($)	Grant Date Value of Harrobin PBRSUs (Maximum Payout) ($)	Grant Date Fair Value of Merger PBRSUs (Probable Payout) ($)	Grant Date Value of Merger PBRSUs (Maximum Payout) ($)
Kenneth A. Gunderman	2,140,689	3,025,433	—	—	2,641,410	4,265,275
Paul Bullington	1,023,293	1,446,219	—	—	776,886	1,254,500
John Harrobin	—	—	1,912,254	2,433,324	—	—
Daniel L. Heard	515,938	729,174	—	—	668,123	1,078,866
Michael Friloux	419,204	592,460	—	—	776,886	1,254,500

(2)
The amounts in this column reflect the cash incentive awards earned for 2025 pursuant to the 2025 STIP. The 2025 STIP payouts are discussed in further detail in the Compensation Discussion & Analysis under the heading “Elements of 2025 Compensation — Short-Term Incentives.”

(3)
The amounts reflected in this column represent the sum of all other compensation received by the NEOs and are comprised of (i) company matching contributions under Uniti’s 401(k) plan of $14,000 each (except for Mr. Harrobin), (ii) imputed income for value over $50,000 of life insurance coverage provided by Uniti and (iii) $36,744 in housing allowance for Mr. Harrobin.

(4)
This amount reflects Mr. Harrobin’s one-time, sign-on bonus.

Pay Ratio Disclosure.   In 2025, the total compensation of our CEO was $9,210,149, and the total compensation of our median employee was $93,719. The total compensation of our CEO was approximately 98.27 times that of the median employee. For purposes of calculating the pay ratio disclosure, our CEO’s annual total compensation was determined to be $9,210,149, which represents the sum of Mr. Gunderman’s annual total compensation as reflected in the Summary Compensation Table plus the employer portion of his health insurance premiums of $15,476.
We have chosen to identify a new median employee for purposes of calculating and disclosing our 2025 pay ratio. We identified the new median employee using actual W-2 compensation of all employees who were employed as of December 31, 2025, including full-time, part-time, seasonal and temporary employees (other than our CEO). Our total number of employees as of December 31, 2025 was 8,632. After identifying the median employee, we calculated the annual total compensation for the median employee using the same methodology we used for calculating our CEO’s annual total compensation for purposes of calculating the pay ratio disclosure as discussed above.

Grants of Plan-Based Awards

The following table shows information regarding grants of plan-based awards, including equity and non-equity incentive plans, made by Old Uniti during 2025 and assumed by the Company at the closing of the Merger to the individuals named below. As previously discussed, in connection with the Merger, all equity awards outstanding under the 2015 Plan were assumed by the Company and remain subject to the same terms and conditions (including any vesting, forfeiture and dividend equivalent terms) as were applicable to such award prior to closing of the Merger. The shares reported in the table below have been retrospectively adjusted to reflect the Exchange Ratio and are reported on an as-converted basis.
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Approval Date	Grant Date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)
Kenneth A. Gunderman	2/20/25	2/20/25	815,625	1,631,250	2,446,875
	2/20/25	2/20/25							168,269	$1,512,738
	2/20/25	2/20/25				84,135	168,269	336,538		$2,140,689
	5/16/24(5)	8/01/25				131,807	263,614	527,228		$2,641,410
Paul Bullington	2/20/25	2/20/25	226,600	453,200	679,800
	2/20/25	2/20/25							80,436	$723,120
	2/20/25	2/20/25				40,218	80,436	160,872		$1,023,293
	5/16/24(5)	8/01/25				38,767	77,534	155,068		$779,886
John Harrobin	4/28/25	4/28/25	1,500,000(6)	1,500,000	2,250,000
	4/28/25	4/28/25							369,948	$2,996,579
	4/28/25	4/28/25				75,157	150,313	300,626		$1,912,254
Daniel L. Heard	2/20/25	2/20/25	217,500	435,000	652,500
	2/20/25	2/20/25							40,555	$364,589
	2/20/25	2/20/25				20,278	40,555	81,110		$515,938
	5/16/24(5)	8/01/25				33,340	66,679	133,358		$668,123
Michael Friloux	2/20/25	2/20/25	172,397	344,793	517,190
	2/20/25	2/20/25							32,951	$296,229
	2/20/25	2/20/25				16,476	32,951	65,902		$419,204
	5/16/24(5)	8/01/25				38,767	77,534	155,068		$776,886

(1)
The amounts reported in these columns represent potential performance-based cash bonuses that each NEO could have earned under the Old Uniti short-term incentive plan that were assumed by the Company on August 1, 2025. The awards are based upon the Company’s achievement of certain quantitative performance criteria set forth in the 2025 STIP. For further discussion regarding these quantitative metrics, see the information regarding the 2025 STIP under the headings “Elements of 2025 Compensation — Short-Term Incentives” and “New Hire Compensation Arrangements for Mr. Harrobin.” Based on the Company’s 2025 performance, the Compensation Committee awarded performance-based cash bonus payouts under the 2025 STIP to the NEOs at 132% of their target cash payout levels based on each NEO’s base salary at the time of payout, which amounts are included in the “Non-Equity Incentive Plan Compensation” of the Summary Compensation Table above.

(2)
The amounts reported in these columns represent potential share payouts with respect to PBRSU awards under the 2015 Plan, assumed by the Company on August 1, 2025. The February 20, 2025 PBRSU awards will vest, if at all, at the end of the three-year performance period based on the Company’s achievement of metrics related to relative TSR over a three-year period ending February 20, 2028 and threshold, target or maximum performance will result in the NEOs earning 50%, 100% or 200% of the target number of the PBRSUs, respectively. The Merger PBRSU awards will vest, if at all, at the end of the three-year performance period based on the achievement of metrics related to relative TSR over a three-year period ending August 1, 2028 and threshold, target or maximum performance will result in the NEOs earning 50%, 100% or 200% of the target number of PBRSUs, respectively.

(3)
The amounts reported in this column represent time-based restricted stock awards under the 2015 Plan, assumed by the Company on August 1, 2025. The February 20, 2025 restricted stock grants will vest in three equal installments on February 20 of each year, beginning on February 20, 2026, subject to continued employment at each vesting date. The April 28, 2025 restricted stock grants will vest in three equal installments on April 28 of each year, beginning on April 28, 2026, subject to continued employment at each vesting date. Mr. Harrobin’s April 28, 2025 restricted stock grants include both his annual time-based restricted stock award and his one-time equity grant made in connection with his appointment.

(4)
The amounts reported in this column reflect the aggregate grant date fair values calculated in accordance with FASB ASC Topic 718 for restricted stock and PBRSU awards, assumed by the Company on August 1, 2025, that were granted during 2025 pursuant to the 2015 Plan. The fair values in this column reflect the expected future cash flows of dividends and therefore dividends on unvested shares are not separately disclosed. The assumptions used in the calculation of the amounts shown are included in Note 14 to our audited consolidated financial statements, which are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Additional information regarding the 2015 Plan is discussed in further detail in the Compensation Discussion & Analysis under the heading “Elements of 2025 Compensation — Equity-Based Compensation.”

(5)
As noted above in the Compensation Discussion & Analysis under the heading “Elements of 2025 Compensation — Equity-Based Compensation — Special Merger Grants,” because the Merger PBRSUs were dependent upon the successful closing of the Merger and the establishment of the applicable peer group, after which the applicable performance period would commence, the grant date and the aggregate grant date fair value of the Merger PBRSUs was calculated following the closing of the Merger and establishment of the applicable peer group.

(6)
As discussed under the heading “New Hire Compensation Arrangements for Mr. Harrobin,” Mr. Harrobin was entitled to a cash bonus under the Prior STIP in an amount equal to not less than 200% of his base salary.

Outstanding Equity Awards at Fiscal Year-End

The following table shows information regarding outstanding awards held by the individuals named below as of December 31, 2025. All awards represent grants of restricted stock or PBRSUs pursuant to the 2015 Plan that were assumed by the Company at the closing of the Merger. The shares reported in the tables below have been retrospectively adjusted to reflect the Exchange Ratio and are reported on an as-converted basis.
Name	Stock Awards(1)
	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Kenneth A. Gunderman	1,108,474	$7,770,403	66,740(4)	$467,847
			157,307(5)	$1,102,722
			168,269(6)	$1,179,566
			263,614(7)	$1,847,934
Paul Bullington	356,229	$2,497,165	18,902(4)	$132,503
			45,889(5)	$321,682
			80,436(6)	$563,856
			77,534(7)	$543,513
John Harrobin	369,948	$2,593,335	150,313(6)	$1,053,694
Daniel L. Heard	274,248	$1,922,478	14,729(4)	$103,250
			35,757(5)	$250,657
			40,555(6)	$284,291
			66,679(7)	$467,420
Michael Friloux	292,898	$2,053,215	11,968(4)	$83,896
			29,053(5)	$203,662
			32,951(6)	$230,987
			77,534(7)	$543,513

(1)
Uniti has not granted stock options and therefore no options were outstanding as of December 31, 2025.

(2)
The following table sets forth the vesting schedule of the shares reported in this column for each NEO (rounded to the nearest whole number), which shares are subject to time-based vesting only and do not require the achievement of any corporate or individual performance targets to vest:

Vesting Date	Named Executive Officer
	Kenneth A. Gunderman	Paul Bullington	John Harrobin	Daniel L. Heard	Michael Friloux
2/20/2026	56,090	26,812	—	13,519	10,984
2/21/2026	52,436	15,296	—	11,919	9,685
2/27/2026	44,493	12,601	—	9,819	7,978
4/28/2026	—	—	123,316	—	—
8/01/2026	158,168	46,520	—	40,007	46,520
2/20/2027	56,090	26,812	—	13,518	10,984
2/21/2027	52,435	15,296	—	11,919	9,684
4/28/2027	—	—	123,316	—	—
8/01/2027	237,252	69,780	—	60,011	69,780
2/20/2028	56,089	26,812	—	13,518	10,983
4/28/2028	—	—	123,316	—	—
8/01/2028	395,421	116,300	—	100,018	116,300

(3)
This value was determined by multiplying the number of unvested shares or units by the closing price of our common stock as reported on Nasdaq on December 31, 2025, which was $7.01.

(4)
These amounts represent outstanding and unvested awards of PBRSUs (at threshold) granted in 2023 scheduled to vest, if at all, based on the Company’s achievement of metrics related to relative TSR over a three-year period ending February 27, 2026. In measuring our relative TSR, 100% is weighted to our performance against our 2023 peer group (as previously disclosed), measured by percentile ranking. As a result of actual performance, all of the shares reported vested.

(5)
These amounts represent outstanding and unvested awards of PBRSUs (at target) granted in 2024 scheduled to vest, if at all, based on the Company’s achievement of metrics related to relative TSR over a three-year period ending February 21, 2027. In measuring our relative TSR, 100% is weighted to our performance against the 2024 peer group (as previously disclosed) measured by percentile ranking.

(6)
These amounts represent outstanding and unvested awards of PBRSUs (at target) granted in 2025 scheduled to vest, if at all, based on the Company’s achievement of metrics related to relative TSR over a three-year period ending February 20, 2028. In measuring our relative TSR, 100% is weighted to our performance against the Peer Group measured by percentile ranking, as further discussed in the Compensation Discussion & Analysis under the heading “Elements of 2025 Compensation — Equity-Based Compensation.”

(7)
These amounts represent outstanding and unvested awards of Merger PBRSUs (at target) granted in 2025 scheduled to vest, if at all, based on the Company’s achievement of metrics related to relative TSR over a three-year period ending on the third anniversary of the closing of the Merger. In measuring our relative TSR, 100% is weighted to our performance against the Merger PBRSU Peer Group measured by percentile ranking, as further discussed in the Compensation Discussion & Analysis under the heading “Elements of 2025 Compensation — Equity-Based Compensation — Special Merger Grants.”

Option Exercises and Stock Vested

The following table sets forth certain information regarding the vesting of Old Uniti equity awards held by the individuals named below during 2025 prior to the closing of the Merger.
	Stock Awards(1)
Name	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Kenneth A. Gunderman	120,359	$1,127,841
Paul Bullington	33,585	$314,740
John Harrobin	—	—
Daniel L. Heard	26,908	$252,134
Michael Friloux	21,864	$204,862

(1)
Old Uniti did not grant stock options and therefore had no option exercises by any NEO in 2025.

(2)
The number of shares acquired on vesting reported in the table above have been retrospectively adjusted to reflect the Exchange Ratio.

(3)
All vestings reported in the table above occurred prior to the closing of the Merger. Accordingly, the stock awards values were determined by multiplying the number of shares acquired on vesting (on a pre-conversion basis) by the closing market price of the Old Uniti’s common stock on the vesting date.

Non-Qualified Deferred Compensation

	Executive Contributions in Last Fiscal Year ($)(1)	Uniti Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Kenneth A. Gunderman	$72,500	—	$34,977	—	$877,389
Paul Bullington	—	—	—	—	—
John Harrobin	—	—	—	—	—
Daniel L. Heard	—	—	$2,400	—	$60,193
Michael Friloux	—	—	—	—	—

(1)
Amounts included in this column are included in the “Salary” column of the Summary Compensation Table.

(2)
There were no “above-market earnings” for 2025 and therefore none of these amounts were included in the Summary Compensation Table.

The Uniti Group Inc. Deferred Compensation Plan (the “Plan”) permitted eligible employees, including the Company’s NEOs, to defer payment of up to 75% of their base salary and 90% of their annual bonuses and other cash compensation. Each participant’s account was credited annually with interest at a rate equal to the lesser of (i) the Company’s Weighted Average Cost of Debt (as defined in the Plan) or (ii) the then current yield on the United States 10-year Treasury Note. The participants’ interest in Company contributions vested upon the Plan’s termination on February 26, 2026.

Agreements with Our Named Executive Officers

Employment Agreement with Kenneth A. Gunderman
On August 1, 2025, we entered into an employment agreement with Mr. Gunderman (the “Employment Agreement”) pursuant to which he will serve as our President and Chief Executive Officer and as a member of our Board of Directors. The Employment Agreement replaced Mr. Gunderman’s previous employment agreement with Old Uniti. The initial term of the Employment Agreement runs through August 1, 2026. It automatically renews for successive one-year intervals unless either party gives the other at least 90 days’ notice. In the event of a “change in control” as defined in the Employment Agreement, the term shall continue for a two-year period following such change in control and automatically renew for successive one-year periods thereafter. The Employment Agreement provides Mr. Gunderman a base salary of no less than $725,000 per year (subject to periodic review and increase) and provides further that he will be eligible to participate in any annual cash incentive plans as may be then implemented with a target bonus equal to 150% of his then base salary. The target bonus may be increased to 200% of his then base salary at the discretion of the Compensation Committee. Nothing contained in the Employment Agreement will guarantee Mr. Gunderman any specific amount of bonus payment or other incentive compensation, or prevent the Board from establishing performance goals and compensation targets applicable only to Mr. Gunderman.
The Employment Agreement provides that should Mr. Gunderman’s employment be terminated for any reason, then we will pay to Mr. Gunderman his base salary and any accrued vacation pay through the date of termination and any amount payable under any incentive compensation plan with respect to the measuring period ending immediately prior to the measuring period during which the termination occurs, in each case to the extent not already paid. Additionally, the Employment Agreement provides that in the event:
•
Mr. Gunderman is terminated due to death or disability, we will pay to Mr. Gunderman or his heirs an amount equal to one times his annual base salary;

•
we terminate Mr. Gunderman without “cause” or he resigns for “good reason” (as both terms are defined in the Employment Agreement), then we will pay to Mr. Gunderman the following amounts: (i) a lump-sum severance benefit equal to two and a half times the sum of his annual base salary and the average of the annual bonus payments paid to Mr. Gunderman under an annual compensation plan during the three years preceding the year in which the termination occurs; (ii) a pro-rata annual bonus for the year of termination based on actual performance; and (ii) a lump-sum cash amount equivalent to the cost of two years’ health and dental insurance continuation for him and his family; and

•
we terminate Mr. Gunderman without cause or he resigns for good reason, in each case within two years of a change in control, then we will pay to Mr. Gunderman, in a lump sum, the following amounts: (i) a pro-rata annual bonus for the year of termination at target; (ii) a severance benefit equal to two and a half times the sum of (x) the higher of his annual base salary in effect prior to the change in control or his annual base salary in effect prior to his termination and (y) the highest of Mr. Gunderman’s (1) annual bonus target in effect immediately prior to the occurrence of the change in control, (2) annual bonus target in effect immediately prior to the termination and (3) the average of the annual bonus payments paid to him under an annual compensation plan during the three years preceding the year in which the termination occurs; (iii) certain outplacement services; and (iv) an amount equivalent to the cost of two years’ health and dental insurance continuation for him and his family.

No severance payable following a change in control is subject to a gross-up for golden parachute excise taxes, and the severance payable to Mr. Gunderman will be reduced to the amount that is not subject to such taxes if doing so would result in a greater after-tax payment to him. In the event Mr. Gunderman is terminated without cause or resigns for good reason, including within two years of a change in control, the severance payable to Mr. Gunderman will be subject to his execution of a release of claims. The Employment Agreement also imposes one-year post termination non-competition/non-solicitation obligations in the event of Mr. Gunderman’s termination for cause or following a change in control and two-year post termination non-competition/non-solicitation obligations in the event of all other termination scenarios contemplated by the Employment Agreement.
Severance Agreement with Paul Bullington, John Harrobin, Daniel L. Heard and Michael Friloux
On August 1, 2025, the Company approved new severance agreements for Paul Bullington, John Harrobin, Daniel L. Heard and Michael Friloux. The terms of the severance agreements for each of the above named NEOs are identical and will run from the applicable execution dates until the earliest of (i) prior to a change in control, the date of termination determined in accordance with the severance agreements or August 1, 2026, or (ii) after a change in control, the Company’s performance of its obligations under the severance agreements if a payment trigger has occurred or the expiration of the period for a payment trigger to occur if such expiration occurs after August 1, 2026. To the extent not previously terminated, commencing on August 1, 2026 and on each subsequent anniversary thereof, the terms of the severance agreements will be automatically extended for a period of one additional year following the expiration of the applicable term unless the Company or the applicable executive officer elect not to extend the term by notifying the other party of such non-renewal in writing not later than 60 days prior to the end of the current term.
The severance agreements provide that should the applicable executive officer’s employment be terminated by the Company for “cause” or by the executive officer without “good reason” (as both terms are defined in the severance agreements), the Company must pay to the executive officer his base salary and any accrued vacation pay through the date of termination. Additionally, should the executive officer’s employment be terminated due to his death or disability, the Company must pay to the executive officer or his estate the following: (i) his base salary and any accrued vacation pay through the date of termination; (ii) any incentive compensation allocated to, accrued to, earned by or awarded to the executive officer for a completed performance period preceding the date of termination, to the extent not already paid; and (iii) an amount equal to the executive officer’s annual base salary in effect on the date of termination.
The severance agreements also provide that should the executive officer’s employment be terminated by the Company without cause or by the executive officer for good reason and such termination does not occur at the same time or within two years following a change in control of the Company, the Company must pay to the executive officer, in lieu of any other post-termination benefits, the following:
•
his base salary and any accrued vacation pay through the date of termination;

•
any incentive compensation that has been earned by or awarded to the executive officer for a completed performance period preceding the date of termination, to the extent not already paid;

•
a pro-rated portion of the executive officer’s annual bonus based on actual performance, reduced by any amount paid for the fiscal year during which the date of termination occurs;

•
an amount equal to one and a half (1.5) times the sum of (x) his then current annual base salary and (y) the average of the annual bonus payments paid to the executive officer during the three years (or shorter period, as applicable) preceding the year in which the date of termination occurs;

•
his health, vision and dental insurance benefits for twelve months;

•
certain outplacement services.

Finally, should the executive officer’s employment be terminated by the Company without cause or by the executive officer with good reason and such termination occurs at the same time as or within two years following a change in control of the Company, the severance agreements obligate the Company to pay or provide to the executive officer the following:

•
his base salary and any accrued vacation pay through the date of termination;

•
any incentive compensation that has been earned by or awarded to the executive officer for a completed performance period preceding the date of termination, to the extent not already paid;

•
a pro-rated portion of the executive officer’s then-current target bonus, reduced by any amount paid for the fiscal year during which the date of termination occurs;

•
an amount equal to two (2) times the sum of (x) his annual base salary in effect immediately prior to the change in control or payment trigger, whichever is higher and (y) the executive officer’s then-current target bonus in effect prior to the payment trigger or the average of the bonus payments paid to the executive officer during the three years (or shorter period, as applicable) preceding the year in which the date of termination occurs, whichever is higher;

•
the executive officer’s health, vision and dental insurance benefits for twenty-four months; and

•
certain outplacement services.

The Company will pay or provide the foregoing in the manner set forth in the severance agreements. In the event that certain payments or benefits under the severance agreement would be subject to an excise tax under Section 4999 of the Internal Revenue Code, as amended, then such payments or benefits may be reduced in the manner set forth in the severance agreements. The Company is only obligated to pay or provide, or continue to pay or provide, benefits for a termination without cause or a resignation with good reason prior to a change in control or certain benefits in the event of a payment trigger to the extent that an executive officer executes a waiver and release in the form set forth in the severance agreements and otherwise remains in compliance with certain covenants set forth therein. The severance agreements include one-year post-termination non-disclosure, non-compete and non-interference covenants.
Potential Payments upon Termination or Change in Control

As discussed in the section above titled “Agreements with Our Named Executive Officers,” we are required to pay or provide certain compensation and benefits to each of the NEOs in the event of certain terminations of employment or a change in control of the Company.
In addition to such compensation and benefits, each NEO’s outstanding equity awards are subject to accelerated vesting in the event the NEO is terminated.
Treatment of Equity Awards.   In the event that an NEO is terminated without “cause” (as defined in the 2025 Plan), terminates his employment for “good reason” (as defined in the 2025 Plan) or dies or becomes permanently disabled (as determined by the Compensation Committee), all unvested restricted stock will vest in full.
In the event an NEO experiences a Company-approved retirement (as determined in the sole discretion of the Compensation Committee), a pro-rated portion of unvested restricted stock held by an NEO would vest based on the date of termination, provided however, all unvested restricted stock will vest in full upon a Company-approved retirement if (i) such retirement occurs during the two-year period following a Change in Control or (ii) the Retirement Policy, as discussed below, applies to the applicable NEO.
A pro-rated portion of unvested PBRSUs based on an NEO’s date of termination would remain eligible to vest subject to achievement of the relevant performance criteria in the event the NEO is terminated without “cause” (as defined in the 2025 Plan), terminates his employment for “good reason” (as defined in the 2025 Plan), or experiences a Company-approved retirement (as determined in the sole discretion of the Compensation Committee) and such termination does not occur at the same time or within two years following a “change in control” of the Company (as defined in the 2025 Plan). The actual amount of PBRSUs would remain eligible to vest subject to achievement of the relevant performance criteria in the event the NEO dies or becomes permanently disabled (as determined by the Compensation Committee). In the event of a “change in control” of Uniti, the PBRSUs would be deemed earned in an amount equal to 200% of the target number of PBRSUs granted and treated as unvested restricted stock units (“RSUs”), which will vest subject to continuous employment through the vesting date. In the event that an NEO is terminated without cause, terminates his employment for good reason, experiences a Company-approved retirement (as determined in the sole discretion of the Compensation Committee) or dies or becomes permanently disabled (as determined by the Compensation Committee) within two years of a “change in control” of the Company, all unvested RSUs will vest in full.
The Compensation Committee has adopted a policy (the “Retirement Policy”) which provides that if at the effective time of a Company-approved retirement, (i) the sum of the NEO’s age and years of service is equal to or greater than 60 (provided the NEO has completed at least 10 years of service to the Company and its subsidiaries, including service at predecessor acquired companies) and (ii) the NEO has given at least 180 days prior written notice of his or her planned retirement from the Company, then the Compensation Committee will accelerate the vesting of all of the NEO’s unvested restricted stock and PBRSUs (in an amount equal to 200% of the target number of PBRSUs granted) upon such Company-approved retirement. The Retirement Policy also imposes a one-year post retirement restriction on employment.
The following table describes estimated amounts of compensation and benefits that could be payable to each NEO upon certain terminations or a change in control pursuant to the current arrangements with our NEOs, as discussed in the section above titled “Agreements with Our Named Executive Officers.” All amounts assume the NEOs terminated employment as of December 31, 2025. The actual amounts that would be paid to each NEO upon termination of employment or a change in control can only be determined at the time the actual triggering event occurs. The estimated amounts of compensation and benefits described below are in addition to the benefits the NEOs would be entitled to receive upon termination of employment generally under the retirement plan described in the section above titled “Other Benefit Plans.” This section identifies and quantifies the extent to which those retirement benefits are enhanced or accelerated upon the triggering events described below.

Name	Type of Payment	Voluntary Termination Without Good Reason or Termination for Cause ($)	Company Approved Retirement ($)	Death or Disability ($)	Termination without Cause or Resignation for Good Reason other than following a Change in Control ($)	Change in Control with no Termination ($)	Company Approved Retirement following a Change in Control ($)	Death or Disability following a Change in Control ($)	Termination without Cause or Resignation for Good Reason following a Change in Control ($)
Kenneth A. Gunderman	Severance	—	—	$725,000	$7,656,431	—	—	$725,000	$7,521,875
	Restricted Stock (1)	—	$7,770,402	$7,770,402	$7,770,402	—	$7,770,402	$7,770,402	$7,770,402
	PBRSUs (1)(2)	—	$10,419,286	$4,681,731	$1,792,294	—	$10,419,286	$10,419,286	$10,419,286
	Outplacement	—	—	—	—	—	—	—	$25,000
	Healthcare	—	—	—	$38,982	—	—	—	$38,982
	Total	—	$18,189,687	$13,177,133	$17,258,109	—	$18,189,687	$18,914,687	$25,775,545
Paul Bullington	Severance	—	—	$453,200	$2,046,539	—	—	$453,200	$2,382,336
	Restricted Stock (1)	—	$2,497,167	$2,497,167	$2,497,167	—	$2,497,167	$2,497,167	$2,497,167
	PBRSUs (1)(2)	—	$3,469,918	$1,585,443	$582,223	—	$3,469,918	$3,469,918	$3,469,918
	Outplacement	—	—	—	$25,000	—	—	—	$25,000
	Healthcare	—	—	—	$24,114	—	—	—	$48,228
	Total	—	$5,967,086	$4,535,811	$5,175,043	—	$5,967,086	$6,420,286	$8,422,649
John Harrobin	Severance	—	—	$750,000	$5,359,841	—	—	$750,000	$6,000,000
	Restricted Stock (1)	—	$584,447	$2,593,335	$2,593,335	—	$2,593,335	$2,593,335	$2,593,335
	PBRSUs (1)(2)	—	$237,466	$1,053,694	$237,466	—	$2,107,388	$2,107,388	$2,107,388
	Outplacement	—	—	—	$25,000	—	—	—	$25,000
	Healthcare	—	—	—	$33,530	—	—	—	$67,060
	Total	—	$821,913	$4,397,030	$8,249,172	—	$4,700,724	$5,450,724	$10,792,784
Daniel L. Heard	Severance	—	—	$424,360	$1,909,464	—	—	$424,360	$2,202,840
	Restricted Stock (1)	—	$1,922,481	$1,922,481	$1,922,481	—	$1,922,481	$1,922,481	$1,922,481
	PBRSUs (1)(2)	—	$2,481,490	$1,124,240	$415,300	—	$2,481,490	$2,481,490	$2,481,490
	Outplacement	—	—	—	$25,000	—	—	—	$25,000
	Healthcare	—	—	—	$27,109	—	—	—	$54,218
	Total	—	$4,403,971	$3,471,081	$4,299,354	—	$4,403,971	$4,828,331	$6,686,030
Michael Friloux	Severance	—	—	$344,793	$1,535,001	—	—	$344,793	$1,783,142
	Restricted Stock (1)	—	$2,053,218	$2,053,218	$2,053,218	—	$2,053,218	$2,053,218	$2,053,218
	PBRSUs (1)(2)	—	$2,343,686	$1,077,184	$360,143	—	$2,343,686	$2,343,686	$2,343,686
	Outplacement	—	—	—	$25,000	—	—	—	$25,000
	Healthcare	—	—	—	$27,125	—	—	—	$54,251
	Total	—	$4,396,904	$3,475,195	$4,000,488	—	$4,396,904	$4,741,697	$6,259,297

(1)
The value of the accelerated vesting of restricted stock and PBRSUs is based on the closing price of our common stock as reported on Nasdaq on December 31, 2025, which was $7.01.

(2)
In connection with a qualifying termination due to death or disability, the actual amount of PBRSUs would remain eligible to vest subject to achievement of the relevant performance criteria. On the first vesting date following such termination, holders would vest in the actual portion of the PBRSUs which they would have been entitled had such qualifying termination not occurred. In connection with a qualifying termination outside of change in control, PBRSUs will remain eligible to vest subject to achievement of the relevant performance criteria. On the first vesting date following such termination, holders would vest in a pro-rated portion of the PBRSUs which they would have been entitled had such termination not occurred, based on the number of days they were employed between the grant date and vesting date. In connection with a qualifying termination following a change in control, the PBRSUs will become immediately vested in an amount equal to 200% of the target number of PBRSUs granted. Holders of PBRSUs also accrue a dividend equivalent for dividends declared on the Company’s common stock during the life of the award that is paid in cash when the underlying PBRSUs vest, and this amount includes a cash amount equal to the accrued dividends payable upon the vesting of the underlying PBRSUs. Where applicable for purposes of these calculations, the respective outstanding PBRSUs are presumed to vest based on the current performance as of December 31, 2025, respectively, as discussed in the footnotes to the Outstanding Equity Awards Table above, prorated based on a hypothetical termination as of December 31, 2025.
Pay Versus Performance

The following table sets forth the compensation for our CEO and the average compensation for our or Old Uniti’s other NEOs both as reported in the Summary Compensation Table (in this proxy statement or in Old Uniti’s proxy statement for earlier years) and with certain adjustments to reflect the “compensation actually paid” to such individuals, as required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, for each of 2025, 2024, 2023, 2022 and 2021. Neither Old Uniti’s compensation committee nor the Compensation Committee considered the pay versus performance disclosure below in making its pay decisions for any of the years shown. For further information concerning our pay-for-performance philosophy and how we align executive compensation with the performance of the Company, see the Compensation Discussion & Analysis section of this Proxy Statement.
Year (a)	Summary Compensation Table Total for CEO (b)	Compensation Actually Paid to CEO(1) (c)	Average Summary Compensation Table Total for Non-CEO NEOs (d)	Average Compensation Actually Paid to Non-CEO NEOs(1) (e)	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) (millions)(4) (h)	Adjusted EBITDA (millions)(5) (i)
					Total Shareholder Return(2) (f)	Peer Group Total Shareholder Return(3) (g)
2025	$9,194,673	$3,642,215	$5,369,859	$4,246,659	$50	$107	$1,304.7	$1,173.8
2024	$11,274,640	$13,261,690	$3,009,006	$3,501,742	$65	$98	$93.4	$940.1
2023	$4,857,820	$4,917,699	$1,390,429	$1,402,202	$63	$88	$(81.7)	$923.5
2022	$5,011,198	$(2,837,826)	$1,503,743	$330,113	$53	$78	$(8.1)	$905.9
2021	$5,018,444	$6,289,079	$2,396,584	$2,078,726	$126	$105	$124.7	$878.3

(1)
The dollar amounts reported in column (c) and (e) represent the amount of “compensation actually paid” to Mr. Gunderman, our CEO, for all applicable years and the average of the “compensation actually paid” to our Non-CEO NEOs. The dollar amounts reported as “compensation actually paid” do not reflect the actual amount of compensation earned by or paid to our CEO or our Non-CEO NEOs during the applicable years. The Non-CEO NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2025, Messrs. Bullington, Harrobin, Heard and Friloux (ii) for 2024, Messrs. Bullington, Heard, Friloux and Mr. Ronald J. Mudry; (iii) for 2023, Messrs. Bullington, Heard, Friloux and Mudry; (iv) for 2022, Messrs. Bullington, Heard and Friloux; and (v) for 2021, Messrs. Heard and Mr. Mark A. Wallace (Old Uniti’s former CFO). In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table (SCT) Total(i)	Reported Value of Equity Awards(ii)	Equity Award Adjustments(iii)	Compensation Actually Paid
	A	B	C	A-B+C
Company’s CEO
2025	9,194,673	6,294,837	742,379	3,642,215
Average of Non-CEO NEOs
2025	5,369,859	2,618,275	1,495,075	4,246,659

(i)
Reflects the amounts (or the average amounts in regards to the Non-CEO NEOs) represented in the “Total” column of the Summary Compensation Table.

(ii)
Reflects the grant date fair value of equity awards granted to the CEO (or the average amounts with regard to the Non-CEO NEOs) as reported in the “Stock Awards” column in the Summary Compensation Table.

(iii)
The equity award adjustments include the addition (or subtraction, as applicable) as set forth in the chart below:

Year	Plus Year End Fair Value of Outstanding Unvested Stock Awards Granted in the Year	Year over Year Change (Positive or Negative) in Fair Value at Year End of Outstanding and Unvested Stock Awards Granted in Prior Years	Year over Year Change (Positive or Negative) in Fair Value of Stock Awards Granted in Prior Years that Vested in the Year	Less Year End Fair Value of Awards Granted in Prior Years that Failed to Meet the Applicable Vesting Conditions in the Year	Plus Value of Dividends or other Earnings Paid on Stock Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
Company’s CEO
2025	5,253,670	(4,464,206)	29,860	76,945	—	742,379
Average of Non-CEO NEOs
2025	2,337,144	(834,811)	5,106	12,364	—	1,495,075

(2)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the price of our common stock at the end and the beginning of the measurement period by the price of our common stock at the beginning of the measurement period.

(3)
The peer group used for this purpose is the Nasdaq Telecommunications Index which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2025. Old Uniti’s peer group used for this purpose in 2024 was the MSCI US REIT Index. The peer group was changed in 2025 to better reflect the Company’s business after the Merger. The TSR for the MSCI REIT Index for each of the five years reported is as follows: 2021: $143, 2022: $108, 2023: $123, 2024: $134 and 2025: $138.

(4)
The dollar amounts reported represent the amount of net income reflected as required in our audited consolidated financial statements for the applicable year. Old Uniti has been determined to be the accounting acquirer for financial statement purposes. Accordingly, net income (loss) reflects combined operations for only August 1, 2025 through December 31, 2025, and include only Old Uniti’s results (before giving effect to the Merger) for 2021 through 2024 and the first seven months of 2025.

(5)
Adjusted EBITDA is defined as EBITDA before stock-based compensation expense and the impact, which may be recurring in nature, of incremental acquisition, pursuit, transaction and integration costs (including unsuccessful acquisition pursuit costs), and costs associated with litigation claims made against us, and costs associated with the implementation of our enterprise resource planning system, goodwill impairment charges, gains or losses on retirements and dispositions of assets, gain on settlement of preexisting relationships in connection with the Merger, severance costs, amortization of non-cash rights-of-use assets, costs associated with the termination of related hedging activities, changes in the fair value of financial instruments, and other similar or infrequent items (although we may not have had such charges in the periods presented). EBITDA is defined as net income before interest expense, provision for income taxes, depreciation and amortization, and costs incurred as a result of the early repayment of debt, including early tender and redemption premiums and the write off of unamortized deferred financing costs. Our computations of Adjusted EBITDA are consistent with that which was previously disclosed in public filings for the years indicated. Old Uniti has been determined to be the accounting acquirer for financial statement purposes. Accordingly, Adjusted EBITDA reflects combined operations for only August 1, 2025 through December 31, 2025, and include only Old Uniti’s results (before giving effect to the Merger) for 2021 through 2024 and the first seven months of 2025.

Financial Performance Measures
As described in greater detail in the Compensation Discussion & Analysis, our executive compensation program reflects a variable pay-for-performance philosophy. The metrics that Old Uniti used for both the short- and long-term compensation programs were selected based on the objective of incentivizing the NEOs to increase the value of our enterprise for shareholders. The most important financial performance measures used by Old Uniti to link executive compensation actually paid to the NEOs, for the most recently completed fiscal year, to performance are as follows:
•
Adjusted EBITDA

•
Consolidated AFFO

•
Consolidated Bookings

•
On-Time Delivery

•
Relative TSR (our TSR as compared to a peer group established by the Compensation Committee)

Cumulative TSR of the Company and Cumulative TSR of the Peer Group
The following graph compares the amount of compensation actually paid to our CEO and the average compensation actually paid to our Non-CEO NEOs with our cumulative TSR and the TSR of our peer group over the five years presented in the table.

Compensation Actually Paid and Adjusted EBITDA
Because a significant portion of our NEOs’ compensation is comprised of equity grants, stock price and TSR likely represent the most important performance measures used by us to link compensation actually paid to the NEOs, for the most recently completed fiscal year, to our performance. Other than stock price and TSR, however, Adjusted EBITDA is the financial performance measure that, in our assessment, represents the next most important performance measure (that is not otherwise required to be disclosed in the Pay Versus Performance Table) used by us to link compensation actually paid to the NEOs, for the most recently completed fiscal year, to our performance. This is because we use Adjusted EBITDA to assess and evaluate our performance on an unleveraged basis. Moreover, it is one of the most important and closely followed measures of our performance by the investing community and our stockholders.
While we do not utilize Adjusted EBITDA as a performance measure in our overall executive compensation program, we believe it is helpful in assessing our NEOs’ compensation relative to our Company’s performance because (i) Adjusted EBITDA generally correlates to Consolidated AFFO (one of the performance measures used in our 2025 STIP) and (ii) the other measures we used in the 2025 STIP are key drivers of Adjusted EBITDA and the measures that can be most directly influenced by our management team. As discussed in the Compensation Discussion & Analysis, 30% or less of our NEOs’ total target direct compensation consists of amounts determined under the 2025 STIP, which is consistent with the STIP in 2024, 2023, 2022 and 2021. Accordingly, while there is a closer correlation between Adjusted EBITDA and our NEOs’ payouts under our annual STIPs, our NEOs’ total compensation actually paid is much more heavily impacted by variations in our stock price than variations in those factors that can be directly influenced by our NEOs, such as Adjusted EBITDA or any measure used in our annual STIP.
While the table below shows growth in Adjusted EBITDA over the five years presented in the table, the amount of compensation actually paid to our CEO and the average compensation paid to our Non-CEO NEOs has not increased over the same period due in large part to stock price performance over the same period rather than variations in Adjusted EBITDA.

Compensation Actually Paid and Net Income
The following graph compares the amount of compensation actually paid to our CEO and the average compensation paid to our Non-CEO NEOs to our net income over the five years presented in the table. We do not use net income as a performance measure in the overall executive compensation program because net income is impacted by non-cash items that may not be reflective of our performance.

PROPOSAL NO. 3
Advisory Vote to Approve Compensation of the Company’s Named Executive Officers

In accordance with Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), the Company requests that our stockholders cast a non-binding, advisory vote to approve the compensation of the Company’s NEOs identified in the section titled “Executive Compensation” set forth above in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders hereby approve the compensation of the Company’s NEOs, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion & Analysis, the Summary Compensation Table and the other related tables and disclosures.”
Details concerning how we implement our compensation philosophy and structure our compensation programs to meet the objectives of our compensation program are provided in the section titled “Compensation Discussion & Analysis” set forth above in this Proxy Statement. In particular, we discuss how we design performance-based compensation programs and set compensation targets and other objectives to maintain a close correlation between executive pay and Company performance.
This vote is merely advisory and will not be binding upon the Company, the Board or the Compensation Committee, nor will it create or imply any change in the fiduciary duties of the Board or the Compensation Committee. The Compensation Committee will, however, take into account the outcome of the vote when considering future executive compensation decisions. The Board values constructive dialogue on executive compensation and other significant governance topics with the Company’s stockholders and encourages all stockholders to vote their shares on this important matter.
The Company’s current policy is to provide stockholders with an opportunity to approve the compensation of the Company’s NEOs each year at the annual meeting of stockholders. Subject to the outcome of Proposal No. 4 below, the next such vote is expected to occur at the 2027 annual meeting of stockholders (the “2027 Annual Meeting”).
BOARD RECOMMENDATION
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 3.
PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” PROPOSAL NO. 3 UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

PROPOSAL NO. 4
Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation

In accordance with Section 14A of the Exchange Act, the Company requests that our stockholders cast a non-binding, advisory vote regarding the frequency with which we should include in future annual proxy statements a stockholder advisory vote to approve the compensation of our NEOs, similar to Proposal No. 3 above. By voting on this proposal, stockholders may indicate whether they would prefer that the Company provide for such a stockholder advisory vote at future annual meetings every year (“1 year”), every two years (“2 years”) or every three years (“3 years”).
After careful consideration, the Board determined that providing a stockholder advisory vote to approve the compensation of our NEOs every year is the most appropriate alternative for the Company at this time. In formulating its recommendation, the Board determined that an annual advisory vote on NEO compensation will allow stockholders to provide their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement on a more timely and consistent basis than if the vote were held less frequently. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking regular dialogue with our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices.
Stockholders of the Company will have the opportunity to specify one of four choices for this proposal: “1 year” for an annual vote (once per year), “2 years” for a biennial vote (once every two years), “3 years” for a triennial vote (once every three years) or abstain. Stockholders are not voting to approve or disapprove of the Board of Directors’ recommendation. Rather, stockholders are being asked to express their preference regarding the frequency of future advisory votes on executive compensation. If none of the frequency options receives majority support, the option receiving the greatest number of votes cast will be considered the frequency recommended by the Company’s stockholders.
While we intend to carefully consider the voting results of this proposal, this vote is advisory and therefore not binding on the Company, the Compensation Committee or the Board of Directors.
The next required advisory vote on the frequency of future advisory votes to approve the compensation of our Named Executive Officers (like this Proposal No. 4) will occur no later than our 2032 Annual Meeting of Stockholders.
BOARD RECOMMENDATION
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE OPTION OF “1 YEAR” AS THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION WITH RESPECT TO PROPOSAL NO. 4.
PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE OPTION OF “1 YEAR” ON PROPOSAL NO. 4 UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

PROPOSAL NO. 5
Ratification of Selection of Independent Registered Public Accountant

The Audit Committee is directly responsible for the appointment, compensation, retention, oversight and replacement of Uniti’s independent registered public accountant. The Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) to serve as Uniti’s independent registered public accountant for the fiscal year ending December 31, 2026. Stockholders are being asked to ratify the selection of PwC at the Annual Meeting. Representatives of PwC are expected to attend the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.
In connection with its responsibility for the appointment and oversight of Uniti’s independent registered public accountant, the Audit Committee annually reviews the qualifications, performance and independence of the independent registered public accountant and determines whether to re-engage it or consider other audit firms. The Audit Committee also reviews the performance of the independent registered public accountant’s lead engagement partner and engagement team and confirms compliance with all applicable lead engagement partner rotation requirements. The Audit Committee intends to be involved in the selection process of each new lead engagement partner.
In performing its annual review of Uniti’s independent registered public accountant, the Audit Committee considers, among other things, the quality and efficiency of the independent registered public accountant’s performance on Uniti’s audit, its familiarity with our operations, businesses, accounting policies and practices, and internal control over financial reporting, its capability and expertise, the quality and candor of communications and discussions with the independent registered public accountant, its ability to remain independent (including engaging in dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor), external data relating to audit quality and performance (including its most recent PCAOB Inspection Report and its internal and peer review reports of its adherence to quality practices and procedures), and the appropriateness of fees charged.
Effect of Merger.   The Merger was accounted for as a reverse merger using the acquisition method of accounting with Old Uniti treated as the accounting acquirer. Because Old Uniti was treated as the accounting acquirer in the Merger, the disclosure below reflects information about Old Uniti for the periods prior to the Merger (including its change of auditor in 2025 and fees paid to its former auditor in 2024) and the Company for periods after the Merger.
Change in Independent Registered Public Accountant.   KPMG LLP (“KPMG”) served as Old Uniti’s independent registered public accounting firm for the fiscal year ended December 31, 2024. On April 21, 2025, Old Uniti’s audit committee (i) approved the dismissal of KPMG as Old Uniti’s independent registered public accounting firm and (ii) approved the appointment of PwC as Old Uniti’s independent registered public accounting firm beginning with the year ending December 31, 2025. PwC continued as the Company’s independent registered public accounting firm after the closing of the Merger. The dismissal of KPMG and appointment of PwC were effective upon filing of Old Uniti’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025. Upon completion of KPMG’s services, Old Uniti filed an amendment to its Current Report on Form 8-K filed on April 24, 2025 with the specific date of dismissal and an update to the disclosures required by Item 304(a) of Regulation S-K through that date. Representatives of KPMG are not expected to attend the Annual Meeting.
KPMG’s audit reports as of and for the years ended December 31, 2024 and 2023, contained no adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the years ended December 31, 2024 and 2023 and the subsequent interim period through April 21, 2025, there were (i) no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) between Old Uniti and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement in its reports on the financial statements for such years, and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), except as disclosed in Old Uniti’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, Old Uniti identified a material weakness in its internal control over financial reporting related to an insufficient complement of personnel with appropriate technical expertise to perform effective risk assessment related to determining the income tax impact of goodwill impairments.
During the years ending December 31, 2024 and 2023 and through April 21, 2025, neither Old Uniti, nor anyone on its behalf, consulted PwC regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) or “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K). In accordance with Instruction 2 to Item 304 of Regulation S-K, the Company furnished KPMG and PwC a copy of the disclosures required by Item 304(a) of Regulation S-K prior to the time this Proxy Statement was filed with the SEC. In the event that KPMG or PwC believed the disclosures were incorrect or incomplete, each was permitted to express its views in a brief statement to be included in this Proxy Statement. Neither submitted such a statement.
Based on the reviews and considerations referred to above, the Board of Directors and the Audit Committee believe that the retention of PwC to serve as Uniti’s independent registered public accountant for 2026 is in the best interests of Uniti and its stockholders. If the stockholders fail to ratify the appointment of PwC as Uniti’s independent registered public accountant, the Board of Directors will reconsider the appointment. However, even if the selection is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of Uniti and its stockholders.
Accounting Fees and Services.   Aggregate fees paid to PwC and KPMG for professional services rendered during the years ended December 31, 2025 and December 31, 2024, respectively, were:
	2025	2024
Audit Fees (a)	$5,710,000	$3,152,859
Audit-Related Fees (b)	$100,000	$585,472
Tax Fees (c)	4,000	—
All Other Fees (d)	$2,000	$201,800
Total	$5,816,000	$3,940,131

(a)
Audit fees include fees for the annual audit and quarterly reviews of the consolidated financial statements, as well as consents in respect to SEC filings and comfort letters associated with the Company.

(b)
Audit-related fees include fees for assurance and related services that are reasonably related to the performance of the audit or review of the registrant’s financial statements, accounting and financial reporting consultations and comfort letters associated with Windstream for periods following the Merger.

(c)
Tax fees include professional services rendered in connection with international compliance matters.

(d)
All other fees include, for 2025, certain licensing fees for PwC software programs and, for 2024, agreed upon procedures related to the 2025 ABS transaction.

The Audit Committee has the sole authority to pre-approve all audit engagement fees and terms as well as all non-audit engagements with the Company’s independent registered public accountant. In 2025, for periods following the closing of the Merger, all of the above services (provided by PwC) were pre-approved by the Audit Committee of the Company in accordance with this pre-approval policy and none were approved pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC. In 2025, for periods before the closing of the Merger, and 2024, all of the above services (provided by PwC and KPMG) were pre-approved by Old Uniti’s Audit Committee in accordance with its pre-approval policy and none were approved pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.
BOARD RECOMMENDATION
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 5.
PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” PROPOSAL NO. 5 UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

ADDITIONAL INFORMATION
Stockholder Proposals for the 2027 Annual Meeting

Stockholders who intend to present a proposal regarding a director nomination or other matter of business at the 2027 Annual Meeting must ensure that those proposals are received at Uniti’s principal executive office located at 2101 Riverfront Drive, Suite A, Little Rock, Arkansas 72202, Attention: Daniel L. Heard, Senior Executive Vice President, General Counsel & Secretary, no earlier than December 22, 2026 and no later than 5:00 p.m., Central Time, on January 21, 2027. Such proposals must comply with the information and other requirements set forth in Uniti’s bylaws and, if intended to be included in the proxy statement for the 2027 Annual Meeting, must also meet the requirements set forth in the rules and regulations of the SEC.
Stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 to be included in the proxy statement and presented at the 2027 Annual Meeting must be received by Uniti at its principal executive office on or before December 22, 2026 in order to be considered for inclusion in the proxy materials.
In addition to satisfying the requirements in the Company’s bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Exchange Act Rule 14a-19 no later than March 22, 2027.
Stockholder Communications with the Board of Directors

Stockholders and other interested parties may contact the Board of Directors, a Board Committee, a particular group of directors (e.g., our independent directors), or individual members of the board, including our Chairman, by mail addressed to the named individual, the committee, the group or the Board as a whole c/o Daniel L. Heard, Senior Executive Vice President, General Counsel & Secretary, at 2101 Riverfront Drive, Suite A, Little Rock, Arkansas 72202. In general, any communication delivered to the Company for forwarding to the Board, a Board committee, a particular group of directors or specified Board members will be forwarded in accordance with the stockholder’s instruction, except that we reserve the right not to forward any abusive, threatening or otherwise inappropriate materials.
Related Party Transactions

Stockholder Agreements
At the closing of the Merger, the Elliott Stockholders and certain Other Stockholders each entered into the Stockholder Agreements with the Company. Under the Stockholder Agreements, (a) Elliott has the right, subject to certain requirements to select a number of director designees equal to (1) two (or, in the event the number of directors on the Board of Directors of the Company is greater than nine, a number that would result in the number of designees representing 20% of the directors then comprising the Board of Directors), for so long as Elliott and its controlled affiliates collectively beneficially own at least 50% of the shares the Company’s common stock that they held as of the date of the Stockholder Agreements (inclusive of shares of common stock issued or issuable in connection with the exercise of Company warrants and shares of common stock issued in connection with the redemption, repurchase or conversion of any shares of Company preferred stock) and (2) one (or, in the event the number of directors on the Board of Directors is greater than nine, a number that would result in the number of designees representing 10% of the directors then comprising the Board of Directors), for so long as Elliott and its controlled affiliates collectively beneficially own at least 25% but less than 50% of such shares of the Company common stock they held as of the date of the Stockholder Agreements (inclusive of shares of common stock issued or issuable in connection with the exercise of Company warrants and shares of common stock issued in connection with the redemption, repurchase or conversion of any shares of Company preferred stock) and (b) the Other Stockholders have the right to select a non-voting observer to attend and participate in meetings of

Board of Directors, subject to certain of the Other Stockholders’ affiliates holding at least 5% of the issued and outstanding common stock on a fully-diluted basis (including treating Company warrants on an as-exercised basis) at the closing of the Merger and continuing to hold a certain amount of Company equity.
In addition, the Elliott Stockholders and Other Stockholders have each entered into customary standstill and confidentiality arrangements. The standstill will terminate on the later of (i) one year after the date of the Stockholder Agreement and (ii) 30 days following the date that (a) in the case of the Elliott Stockholders, Elliott has neither one of its designees serving on the New Uniti Board nor a right to select a director designee and (b) in the case of the Other Stockholders, the Other Stockholders are no longer entitled to select a board observer. The Elliott Stockholders and Other Stockholders also agreed to customary lock-ups, pursuant to which the Elliott Stockholders and Other Stockholders would not, subject to certain exceptions, transfer any equity securities of New Uniti for six months after the date of the closing of the Merger.
Registration Rights Agreement
In connection with closing of the Merger, the Company entered into a registration rights agreement with the Elliott Stockholders and Other Stockholders (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Elliott Stockholders and Other Stockholders have customary piggyback and demand rights, with demands limited to two per entity and an additional four per holder as shelf takedowns, subject to increases in connection with certain redemptions or repurchases of the Company preferred stock settled in shares of Company common stock. The Registration Rights Agreement includes customary cooperation and indemnification provisions.
Procedures for Approval of Related-Party Transactions
The Board of Directors adopted a written policy regarding the review and approval of any related-party transaction required to be disclosed under SEC rules. The Audit Committee of the Board of Directors is responsible for the review and approval of transactions covered by the policy. As provided in the policy, no related-party transaction will be approved unless the transaction is determined to have terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party or is otherwise determined to be fair and in the best interests of the Company to enter into such transaction.
Except as noted above, there were no commercial transactions between related parties and Uniti that required disclosure in this Proxy Statement.
Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires Uniti’s directors and executive officers, and persons who own more than 10% of Uniti’s common stock, to file reports of ownership and changes in ownership with the SEC. Except as set forth in “Security Ownership of Certain Beneficial Owners and Management” above, the Company currently knows of no person who owns 10% or more of our common stock that was required to file Section 16 reports.
Based solely upon a review of copies of reports filed electronically with the Commission during 2025 and written representations from our directors and executive officers that no other reports were required with respect to the year ended December 31, 2025, we believe that all Section 16(a) filing requirements applicable to our directors and executive officers were met during the last fiscal year.
Annual Report/Householding

Some banks, brokers and other nominee record stockholders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one set of these documents may have been sent to multiple stockholders at a shared address unless contrary instructions have been received by the Company from one or more of the stockholders.

If you would like to revoke your consent to householding and in the future receive your own set of proxy materials, you may be able to do so by contacting Broadridge Householding Department by mail at 51 Mercedes Way, Edgewood, NY 11717, or by calling 1-866-540-7095, and providing your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers. If this option is not available to you, please contact your custodian bank or broker directly. The revocation of a consent to householding will be effective 30 days following its receipt. You may also have an opportunity to opt in or opt out of householding by following the instructions on your voting instruction form or by contacting your bank or broker. Any stockholder who wants to receive separate copies of our proxy statement and annual report in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact his, her or its bank, broker or other nominee record stockholder.
If you would like to receive an extra copy of the Annual Report or this Proxy Statement, we will send a copy to you by mail upon request to Uniti Investor Relations, 2101 Riverfront Drive, Suite A, Little Rock, Arkansas 72202 or by calling (501) 850-0820. Each document is also available in digital form for download or review in the “Investors Relations — Financials — Annual Reports” section of our website at www.uniti.com.
Other Matters

The management and the Board of Directors of Uniti do not know of any other matters that may come before the meeting. If any other matters properly come before the meeting, however, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on those matters. Discretionary authority to vote on other matters is included in the proxy.
Uniti will bear the cost of solicitation of proxies. In addition to the use of the mail, proxies may be solicited by officers, directors and employees of Uniti, personally or by telephone or electronic means. In the event the management of Uniti deems it advisable, Uniti may engage the services of an independent proxy solicitation firm to aid in the solicitation of proxies.
The relevant material referred to in this Proxy Statement under the captions “Hedging Policy,” “Audit Committee Report,” “Compensation Committee Report on Executive Compensation” and “Pay versus Performance” shall not be deemed soliciting material or otherwise deemed filed and shall not be deemed to be incorporated by any general statement of incorporation by reference in any filings made under the Securities Act of 1933 or the Exchange Act.
By Order of the Board of Directors,
Daniel L. Heard
Senior Executive Vice President, General Counsel & Secretary
Little Rock, Arkansas
April 21, 2026

Appendix A

UNITI GROUP INC.
2025 EQUITY INCENTIVE PLAN
1.   Purpose of the Plan.   The purpose of this 2025 Equity Incentive Plan (this “Plan”) is to attract, retain and motivate the officers, key employees, consultants and directors of Uniti Group Inc., a Delaware corporation (the “Company”) and its Affiliates, and to provide to such persons incentives and rewards for superior performance and contribution.
The Plan is hereby amended and restated as of February 26, 2026.
2.   Definitions.   Capitalized terms used herein have the meanings assigned to such terms in this Section 2.
“Affiliate” means any corporation that is a Subsidiary of the Company and, for purposes other than the grant of Incentive Stock Options, any limited liability company, partnership, corporation, joint venture, or any other entity in which the Company or any such Subsidiary owns an equity interest.
“Applicable Laws” means the requirements relating to the administration of equity-based compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Shares are listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under this Plan, in each case as applicable to an Award made hereunder.
“Appreciation Right” means a right granted pursuant to Section 5 of this Plan, and shall include both Tandem Appreciation Rights and Free-Standing Appreciation Rights.
“Award” means an award of Option Rights, Appreciation Rights, Performance Units, Performance Shares, Restricted Shares, Restricted Stock Units, or other awards granted under Section 10 of this Plan.
“Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right or a Tandem Appreciation Right.
“Board” means the Board of Directors of the Company.
“Cause” means, except as otherwise provided in an Evidence of Award: (a) the Participant’s willful failure to substantially perform his or her duties (other than any such failure due to the Participant’s Disability) or Participant’s insubordination with respect to a specific lawful directive of his/her direct report (if the Participant reports directly to an officer) or the Board (if Participant reports directly to the Board) to which the Participant reports directly or indirectly that continues after written notice from the Company; (b) Participant’s gross negligence or willful misconduct in the performance of his or her duties hereunder, or engaging in willful misconduct, which in the case of any such gross negligence, has caused or is reasonably expected to result in direct or indirect material injury to the Company or any Affiliate; (c) breach by Participant of any material provision of any written agreement, including, without limitation, this Plan, with the Company or any Affiliate that is not cured (if capable of cure) within fifteen (15) days of written notice from the Company (provided that any breach of a breach of any non-competition or non-solicitation obligation shall not be capable of cure), or violation of any Company policy applicable to Participant that caused or is reasonably expected to result in direct or indirect material injury to the Company; or (d) Participant’s commission of a crime that constitutes a felony. No act or omission on the Participant’s part shall be considered “willful” unless it is done or omitted in bad faith or without the Participant’s reasonable belief that the action or omission was in the best interests of the Company. If, within sixty (60) days following the Participant’s termination of employment hereunder for other than Cause, the Company in good faith determines that the Participant’s employment could have been terminated for Cause hereunder, Participant’s employment shall, at the election of the Company, be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred.
“Change in Control” means, except as otherwise provided in an Evidence of Award, the occurrence after the Effective Date (as defined below) of any of the following:
a.   any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any affiliates thereof;
b.   the commencement of the liquidation or dissolution of the Company that occurs following the approval by the holders of capital stock of the Company of any plan or proposal for such liquidation or dissolution of the Company;
c.   any Person or Group becomes the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, of shares representing more than 50% of the aggregate voting power of the issued and outstanding stock entitled to vote in the election of directors, managers or trustees of the Company and such Person or Group actually has the power to vote such shares in any such election;
d.   the replacement of a majority of the Board over a two-year period from the directors who constituted the Board at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board then still in office who either were members of such Board at the beginning of such period or were nominated for election by a majority of the directors who were members of such Board at the beginning of such period; or
e.   a merger or consolidation of the Company with another entity in which holders of the Common Shares immediately prior to the consummation of the transaction hold, directly or indirectly, immediately following the consummation of the transaction, 50% or less of the common equity interest in the surviving corporation in such transaction.
Notwithstanding anything herein to the contrary, an event described above shall be considered a Change in Control hereunder only if it also constitutes a “change in control event” under Section 409A of the Code, to the extent necessary to avoid the adverse tax consequences thereunder with respect to any Award subject to Section 409A of the Code.
“Code” means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, as such law, rules and regulations may be amended, supplemented or replaced from time to time.
“Committee” means the committee of directors appointed by the Board to administer this Plan. In the absence of a specific appointment, “Committee” means the Compensation Committee of the Board.
“Common Shares” means shares of common stock, par value $0.0001, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 13 of this Plan.
“Date of Grant” means the date specified by the Committee on which a grant of an Award shall become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).
“Director” means a member of the Board.
“Disability” means, except as otherwise provided in an Evidence of Award, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, provided, however, for purposes of determining the term of an Incentive Stock Option, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an individual has a Disability shall be determined under procedures established by the Committee. Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Stock Option within the meaning of Section 22(e)(3) of the Code, the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates, provided that the definition of disability applied under such disability plan meets the requirements of a Disability in the first sentence hereof.
“Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee which sets forth the terms and conditions of an Award. An Evidence of Award may be in an electronic medium, may be limited to a notation on the books and records of the Company and, with the approval of the Committee, need not be signed by a representative of the Company or a Participant.
“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as such law, rules and regulations may be amended, supplemented or replaced from time to time.
“Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option Right.
“Good Reason” means any one of the following: (a) a diminution in Participant’s base compensation; (b) a reduction in the Participant’s aggregate base compensation and target short-term incentive opportunity, unless such compensation is changed by the Company as part of a change in the Company’s executive compensation program in a manner applied equally to similarly situated Participants; (c) a material diminution in authority, duties, or responsibilities of Participant; (d) a material diminution in the budget over which Participant retains authority; (e) a material change in the geographic location (i.e., to a location more than 35 miles from the Participant’s primary work location prior to such change) at which Participant is required to perform services; (f) any failure by the Company to require a successor to this Plan; and (g) any other action or inaction that constitutes a material breach of the Participant’s employment agreement, if any, with the Company or any Affiliate; provided, however, that for the Participant to be able to resign for “Good Reason,” the Participant must give the Company and the applicable Affiliate, if any, notice of the above conditions within 90 days after the condition first exists, the Company and/or Affiliate must not have remedied the condition within 30 days after receiving written notice, and the Participant must resign within 60 days after the Participant’s and/or Affiliate’s failure to remedy.
“Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.
“Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Units or Performance Shares or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Shares and Restricted Stock Units pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Affiliate, Subsidiary, division, department, region or function within the Company, Affiliate or Subsidiary in which the Participant is employed and may be made relative to the performance of other companies. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances (including those events and circumstances described in Section 13 of this Plan) render the Management Objectives unsuitable, the Committee may, at its discretion, modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.
“Market Value per Share” means, as of any particular date, (i) the closing sale price per Common Share as reported on the principal exchange on which Common Shares are then trading, or if there are no sales on such day, on the next preceding trading day during which a sale occurred, or (ii) if the Common Shares are not then-currently traded on an exchange, the fair market value of a Common Share as determined by the Committee in discretion.
“Non-Employee Director” means a member of the Board who is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.
“Optionee” means the optionee named in an agreement evidencing an outstanding Option Right.
“Option Price” means the purchase price payable on exercise of an Option Right.
“Option Right” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 of this Plan.
“Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time an officer, consultant or other key employee of the Company or any Affiliate and also includes each Non-Employee Director who receives an Award under this Plan.
“Performance Period” means, in respect of a Performance Unit or Performance Share, a period of time established pursuant to Section 6 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.
“Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 6 of this Plan.
“Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 6 of this Plan.
“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.
“Restricted Shares” means Common Shares granted or sold pursuant to Section 7 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 7 has expired.
“Restricted Stock Units” means an Award made pursuant to Section 8 of this Plan.
“Restriction Period” means the period of time during which Restricted Stock Units are subject to transfer limitations under Section 8 of this Plan.
“Spread” means the excess of the Market Value of a Share on the date when an Appreciation Right is exercised, or on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights, over the per share Option Price or per share Base Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.
“Subsidiary” means a “subsidiary corporation,” as that term is defined in Section 424(f) of the Code, or any successor provision.
“Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option Right.
3.   Shares Available Under the Plan.
a.   Subject to adjustment as provided in Section 13 of this Plan, the number of Common Shares (the “Aggregate Plan Limit”) that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Shares, (iii) in payment of Restricted Stock Units, (iv) in payment of

Performance Units or Performance Shares that have been earned, (v) as Awards to Non-Employee Directors, (vi) in payment of Awards granted under Section 10 of this Plan, or (vii) in payment of dividend equivalents paid with respect to Awards made under the Plan, shall not exceed in the aggregate (x) 6,000,000 Common Shares, plus (y) any Common Shares subject to awards granted under the Uniti Group Inc. Amended and Restated 2015 Equity Incentive Plan or this Plan that are canceled, terminated, lapsed, expired, forfeited, become unexercisable for any reason, or are settled in cash (in whole or in part) after the closing of the transaction contemplated by that certain Agreement and Plan of Merger dated as of May 3, 2024 between Uniti Group Inc., a Maryland Corporation and Windstream Holdings II, LLC, a Delaware limited liability company (the “Effective Date”); provided, however, that the Aggregate Plan Limit shall be increased to 22,750,000, subject to approval of the Company’s stockholders within one year of February 26, 2026. Notwithstanding anything to the contrary contained herein: (A) Common Shares tendered in payment of the Option Price of an Option Right shall not be added to the Aggregate Plan Limit; (B) Common Shares withheld by the Company to satisfy the tax withholding obligation shall not be added to Aggregate Plan Limit; (C) Common Shares that are repurchased by the Company with Option Right proceeds shall not be added to the Aggregate Plan Limit; and (D) all Common Shares covered by an Appreciation Right, to the extent that it is exercised and settled in Common Shares, and whether or not Common Shares are actually issued to the Participant upon exercise of the right, shall be considered issued or transferred pursuant to the Plan. Such Common Shares may be shares of original issuance or treasury shares or a combination of the foregoing.
b.   If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for Common Shares based on fair market value, such Common Shares will not count against the number of shares available in Section 3(a) above.
c.   Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 13 of this Plan, the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options shall not exceed 6,000,000 Common Shares.
4.   Option Rights.   The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:
a.   Each grant shall specify the number of Common Shares to which it pertains.
b.   Each grant shall specify an Option Price per share, which may not be less than the Market Value per Share on the Date of Grant.
c.   Each grant shall specify whether the Option Price shall be payable (i) in cash or by check acceptable to the Company, (ii) by the actual or constructive transfer to the Company of nonforfeitable, unrestricted Common Shares owned by the Optionee having a value at the time of exercise equal to the total Option Price, on such basis as the Committee may determine, (iii) in any other legal consideration that the Committee may deem appropriate, on such basis as the Committee may determine, or (iv) by a combination of such methods of payment.
d.   To the extent permitted by law, any grant may provide for (i) deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates; (ii) payment of the Option Price, at the election of the Optionee, in installments or using a promissory note, upon terms determined by the Committee in its discretion; or (iii) any combination of such methods.
e.   Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.
f.   Each grant shall specify the period or periods of continuous service by the Optionee with the Company or any Affiliate that is necessary before the Option Rights or installments thereof will become exercisable and may provide for accelerated vesting of such Option Rights in the event of a Change in Control, retirement, death or Disability of the Optionee or other similar transaction or event as approved by the Committee.
g.   Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.
h.   Option Rights granted under this Plan may be (i) Incentive Stock Options, that are intended to qualify under Section 422 of the Code (or any successor to such section), (ii) “nonqualified stock options” that are not intended to so qualify, or (iii) a combination of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code on the Date of Grant.
i.   The exercise of an Option Right shall result in the cancellation on a share-for-share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.
j.   No Option Right shall be exercisable more than 10 years from the Date of Grant.
k.   To the extent an Option Right is not previously exercised as to all of the Common Shares subject thereto, and, if the Market Value per Share is greater than the exercise price then in effect, then the Option Right shall be deemed automatically exercised immediately before its expiration.
l.   Each grant of Option Rights shall be evidenced by an Evidence of Award which shall contain such terms and provisions, consistent with this Plan and applicable sections of the Code, as the Committee may approve.
5.   Appreciation Rights.
a.   The Committee may authorize the granting (i) to any Optionee, of Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, of Free-Standing Appreciation Rights. A Tandem Appreciation Right shall be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Committee, which shall be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. A Free-Standing Appreciation Right shall be a right of the Participant to receive from the Company an amount determined by the Committee, which shall be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.
b.   Each grant of Appreciation Rights may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:
(i)   Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.
(ii)   Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Committee at the Date of Grant.
(iii)   Each grant shall specify the period or periods of continuous service by the Participant with the Company or any Affiliate that is necessary before the Appreciation Right or installments thereof will become exercisable and may provide for accelerated vesting of such Appreciation Rights in the event of a Change in Control, retirement, death or Disability of the Participant or other similar transaction or event as approved by the Committee.

(iv)   Each grant of an Appreciation Right shall be evidenced by an Evidence of Award, which shall describe such Appreciation Right, identify any related Option Right, state that such Appreciation Right is subject to all the terms and conditions of this Plan, and contain such other terms and provisions, consistent with this Plan and applicable sections of the Code, as the Committee may approve.
c.   Any grant of Tandem Appreciation Rights shall provide that such Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation.
d.   Regarding Free-Standing Appreciation Rights only:
(i)   Each grant shall specify in respect of each Free-Standing Appreciation Right a Base Price, which shall not be less than the Market Value per Share on the Date of Grant;
(ii)   Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and
(iii)   No Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.
e.   To the extent an Appreciation Right is not previously exercised as to all of the Common Shares subject thereto, and, if the Market Value per Share is greater than the exercise price then in effect, then the Appreciation Right shall be deemed automatically exercised immediately before its expiration.
f.   Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition to exercise such rights.
6.   Performance Units and Performance Shares.   The Committee may also authorize the granting to Participants of Performance Units and Performance Shares that will become payable to a Participant upon achievement of specified Management Objectives. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:
a.   Each grant shall specify the number of Performance Units or Performance Shares to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors.
b.   The Performance Period with respect to each Performance Unit or Performance Share shall be such period of time commencing with the Date of Grant as shall be determined by the Committee at the time of grant. Each grant may provide for the earlier lapse or other modification of such Performance Period in the event of a Change in Control, retirement, or death or Disability of the Participant or other similar transaction or event as approved by the Committee.
c.   Each grant shall specify the time and manner of payment of Performance Units or Performance Shares that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company to the Participant in cash, in Common Shares or in any combination thereof, and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.
d.   Any grant of Performance Units may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Committee at the Date of Grant. Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee at the Date of Grant.
e.   Each grant of Performance Units or Performance Shares shall be evidenced by an Evidence of Award, which shall contain such terms and provisions, consistent with this Plan and applicable sections of the Code, as the Committee may approve.

f.   The Committee may, at the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof on either a current or deferred or contingent basis, either in cash or in additional Common Shares. Notwithstanding the foregoing, in no event shall dividend equivalents be paid prior to the vesting or settlement of the underlying Award.
7.   Restricted Shares.   The Committee may also authorize the grant or sale of Restricted Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:
a.   Each such grant or sale shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights (unless otherwise determined by the Committee), but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.
b.   Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than Market Value per Share at the Date of Grant.
c.   Each such grant or sale shall provide that the Restricted Shares covered by such grant or sale shall be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee at the Date of Grant and may provide for the earlier lapse of such substantial risk of forfeiture in the event of a Change in Control, retirement, or death or Disability of the Participant or other similar transaction or event as approved by the Committee.
d.   Each such grant or sale shall provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).
e.   Any grant of Restricted Shares may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such shares.
f.   Any such grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying Award.
g.   Each grant or sale of Restricted Shares shall be evidenced by an Evidence of Award, which shall contain such terms and provisions, consistent with this Plan and applicable sections of the Code, as the Committee may approve. Unless otherwise directed by the Committee, all certificates representing Restricted Shares shall be held in custody by the Company until all restrictions thereon shall have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares.
8.   Restricted Stock Units.   The Committee may also authorize the grant or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the requirements contained in the following provisions:
a.   Each such grant or sale shall constitute the agreement by the Company to deliver Common Shares, pay an amount in cash, or pay a combination of Common Shares and cash to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Restriction Period as the Committee may specify.
b.   Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.
c.   Each such grant or sale shall be subject to a Restriction Period as determined by the Committee at the Date of Grant, and may provide for the earlier lapse or other modification of such Restriction Period in the event of a Change in Control, retirement, or death or Disability of the Participant or other similar transaction or event as approved by the Committee.
d.   Any grant of Restricted Stock Units may specify Management Objectives that, if achieved, will result in termination or early termination of the Restriction Period applicable to such shares.
e.   During the Restriction Period, the Participant shall have no right to transfer any rights under his or her Award and shall have no rights of ownership in the Restricted Stock Units and shall have no right to vote them, but the Committee may, at the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current or deferred or contingent basis, either in cash or in additional Common Shares. Notwithstanding the foregoing, in no event shall dividend equivalents be paid prior to the vesting of the underlying Award.
f.   Each grant or sale of Restricted Stock Units shall be evidenced by an Evidence of Award, which shall contain such terms and provisions, consistent with this Plan and applicable sections of the Code, as the Committee may approve.
9.   Awards to Non-Employee Directors.   The Board may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Shares under Section 7 of this Plan, Restricted Stock Units under Section 8 of this Plan or other Awards under Section 10 of this Plan, or any combination of the foregoing. For clarity, the authority to grant Awards to Non-Employee Directors pursuant to this Plan rests exclusively with the Board (and, for the avoidance of doubt, not with the Committee), except to the extent expressly delegated by the Board to a committee or person(s) pursuant to Section 10. The maximum number of Common Shares subject to Awards granted during a single calendar year to any Non-Employee Director shall not exceed a total value of $750,000 (based on the Market Value per Share on the Date of Grant).
10.   Other Awards.
a.   The Committee is authorized, subject to limitations under applicable law, to grant to any Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of Common Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of Common Shares or the value of securities of, or the performance of specified Subsidiaries or Affiliates or other business units of, the Company. The Committee shall determine the terms and conditions of such awards. Common Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Common Shares, other awards, notes or other property, as the Committee shall determine.
b.   Cash awards, as an element of or supplement to any other Award granted under this Plan, may also be granted pursuant to this Section 10 of this Plan.
c.   The Committee is authorized to grant Common Shares as a bonus, or to grant Common Shares or other awards in lieu of obligations of the Company or an Affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.
11.   Minimum Vesting.   Notwithstanding anything to the contrary herein, no portion of any Award shall vest in less than one year following the date of grant. For the avoidance of doubt, such minimum vesting requirements shall not apply in the event of (i) the Participant’s death or Disability, (ii) a termination of the Participant’s employment or service by the Company without Cause or by the Participant for Good Reason, (iii) a Change in Control (subject to the requirements under the Plan and Section 3(d))

and (iv) the Committee granting Awards that are not subject to such minimum vesting requirements with respect to five (5) percent or less of the Common Shares available for issuance under the Plan (as set forth in Section 3(a)), as may be adjusted pursuant to Section 13.
12.   Transferability.
a.   Except as otherwise determined by the Committee, no Option Right, Appreciation Right or other derivative security granted under the Plan shall be transferable by a Participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights shall be exercisable during the Optionee’s lifetime only by him or her or by his or her guardian or legal representative.
b.   The Committee may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Units or Performance Shares or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 7 of this Plan, shall be subject to further restrictions on transfer.
13.   Adjustments.   The Committee shall make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights, Performance Shares, Restricted Stock Units and share-based awards described in Section 10 of this Plan granted hereunder, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, and in the kind of shares covered thereby, as the Committee, in its discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets (including, without limitation, a special or large non-recurring dividend), issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration (including cash) as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced. The Committee may also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Committee, in its discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 13; provided, however, that any such adjustment to the number specified in Section 3(c) shall be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail so to qualify. In no event shall any adjustment be required under this Section 13 if the Committee determines that such action could cause an Award to fail to satisfy the conditions of an applicable exception from the requirements of Section 409A of the Code or otherwise could subject a Participant to the additional tax imposed under Section 409A in respect of an outstanding Award.
14.   Fractional Shares.   The Company shall not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.
15.   Withholding Taxes.   The Company shall have the right to deduct from any payment or benefit realized under this Plan an amount equal to the federal, state, local, foreign and other taxes which in the opinion of the Company are required to be withheld by it with respect to such payment or benefit. To the extent that the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or other recipient make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld. At the discretion of the Committee, such arrangements may include relinquishment of a portion of such benefit pursuant to procedures adopted by the Committee from time to time. The Company and a Participant or such other recipient may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.
16.   Foreign Employees.   In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Affiliate outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Corporate Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.
17.   Administration of the Plan.
a.   The Committee shall administer this Plan or delegate its authority to do so as provided in Section 17(c) hereof or, in the Board’s sole discretion or in the absence of the Committee, the Board shall administer this Plan; provided that the authority to grant Awards to Non-Employee Directors pursuant to this Plan rests exclusively with the Board (and, for the avoidance of doubt, not with the Committee), and each reference in this Plan to the Committee shall be deemed, when used in the context of any Award(s) made or to be made to a Non-Employee Director, a reference to the Board. The Committee, or if no Committee has been appointed, the Board, may delegate administration of the Plan to a committee or committees of one or more members of the Board, and the term “Committee” shall apply to any such committee, person(s) to whom such authority has been delegated. The Committee shall have the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Committee shall thereafter be to the committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish, suspend or supersede the Committee at any time and revest in the Board the administration of the Plan.
b.   Subject to the express provisions of the Plan, the Committee shall have plenary authority, in its discretion, to determine the individuals to whom, and the time or times at which, Awards shall be granted and the number of shares, if applicable, to be subject to each Award. In making such determinations, the Committee may take into account the nature of services rendered by the respective individuals, their present and potential contributions to the Company’s success and such other factors as the Committee deems relevant. Subject to the express provisions of the Plan, the Committee shall also have plenary discretionary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Evidence of Award (which need not be identical) and to make all other determinations necessary or advisable for the administration of the Plan. The interpretation and construction by the Committee of any provision of this Plan or of any Evidence of Award and any determination by the Board pursuant to any provision of this Plan or of any such Evidence of Award shall be final, conclusive and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious. No member of the Board or the Committee shall be liable for any such action or determination made in good faith.
c.   To the extent permitted by applicable law, the Committee may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, or any person(s) or committee to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person or committee may have under the Plan. To the extent permitted by applicable law, the Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee: (i) designate employees to be recipients of Awards under this Plan; (ii) determine the size of any such Awards;

provided, however, that (A) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an employee who is an officer, Director, or more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization sets forth the total number of Common Shares such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee, as the case may be, regarding the nature and scope of the Awards granted pursuant to the authority delegated.
d.   Any authority granted to the Committee may also be exercised by the Board or another committee of the Board duly appointed for such purpose. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control. Without limiting the generality of the foregoing, to the extent the Board has delegated any authority under this Plan to another committee of the Board, such authority shall not be exercised by the Committee unless expressly permitted by the Board in connection with such delegation.
e.   The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3 of the Exchange Act. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors.
18.   Amendments and Other Matters.
a.   The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that any amendment which must be approved by the stockholders of the Company in order to comply with applicable law or the rules of the NASDAQ Global Stock Market shall not be effective unless and until such approval has been obtained. Presentation of this Plan or any amendment thereof for stockholder approval shall not be construed to limit the Company’s authority to offer similar or dissimilar benefits under other plans or otherwise with or without stockholder approval. Without limiting the generality of the foregoing, the Board may amend this Plan to eliminate provisions which are no longer necessary as a result in changes in tax or securities laws or regulations, or in the interpretation thereof.
b.   Neither the Board nor the Committee shall, without the further approval of the stockholders of the Company, authorize the amendment of any outstanding Option Right or Appreciation Right to reduce the Option Price or Base Price. Furthermore, without further approval of the stockholders of the Company, (i) no Option Right or Appreciation Right shall be cancelled and replaced with an Award having a lower Option Price or Base Price, (ii) no Option Right or Appreciation Right shall be cancelled in exchange for cash if the per share Option Price or per share Base Price exceeds the Market Value per Share on the date of such cancellation, and (iii) there shall be no cancellation of “underwater” Option Rights in exchange for other Awards under this Plan. This Section 18(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and shall not be construed to prohibit the adjustments provided for in Section 13 of this Plan.
c.   To the extent consistent with Section 409A of the Code, the Committee also may permit Participants to elect to defer the issuance of Common Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.
d.   If permitted by Section 409A of the Code, in case of termination of employment by reason of death, Disability or normal or early retirement, or in the case of hardship or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or any other Awards made pursuant to Section 10 subject to any vesting schedule or transfer restriction, or who holds Common

Shares subject to any transfer restriction imposed pursuant to Section 12(b) of this Plan, the Committee may, at its discretion, accelerate the time at which such Option Right, Appreciation Right or other Award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such Award.
e.   This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Affiliate, nor shall it interfere in any way with any right the Company or any Affiliate would otherwise have to terminate such Participant’s employment or other service at any time.
f.   To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision shall be null and void with respect to such Option Right. Such provision, however, shall remain in effect for other Option Rights and there shall be no further effect on any provision of this Plan.
g.   Subject to Section 21, this Plan shall continue in effect until the date on which all Common Shares available for issuance or transfer under this Plan have been issued or transferred and the Company has no further obligation hereunder.
h.   Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right or title to any assets, funds or property of the Company or any Affiliate, including without limitation, any specific funds, assets or other property which the Company or any Affiliate may set aside in anticipation of any liability under the Plan. A Participant shall have only a contractual right to an Award or the amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Affiliate, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Affiliate shall be sufficient to pay any benefits to any person.
i.   This Plan and each Evidence of Award shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.
j.   Notwithstanding any other provisions in this Plan, the Company may cancel any Award, require reimbursement of any Award by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with any Company policies that may be adopted and/or modified from time to time (“Clawback Policy”). In addition, a Participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan or an Evidence of Award, in accordance with the Clawback Policy. By accepting an Award, the Participant is agreeing to be bound by the Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with applicable law or stock exchange listing requirements).
k.   In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
19.   Compliance with Section 409A of the Code.   Awards granted under this Plan shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Evidence of Award shall incorporate the terms and conditions necessary to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant. Notwithstanding any other provision of the Plan or any Evidence of Award (unless the Evidence of Award provides otherwise with specific reference to this Section), an Award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the

Code upon a Participant. Although the Company intends to administer the Plan so that awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or non-United States law. Neither the Company, its Affiliates, nor their respective directors, officers, employees or advisers shall be liable to any Participant (or any other individual claiming a benefit through the Participant) for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan. Any reference in this Plan to Section 409A of the Code will also include the applicable proposed, temporary or final regulations, or any other guidance, issued with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
20.   Applicable Laws.   To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the laws of Delaware, without giving effect to principles of conflicts of laws, and construed accordingly.
21.   Term and Termination.   This Plan shall terminate 10 years after the Effective Date, and no award(s) shall be made hereunder after the expiration of such 10 year period. Awards outstanding at the termination of the Plan will continue in accordance with their terms and will not be affected by such termination.

VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until11:59 p.m. Eastern Time on May 20, 2026. Have your proxy card in hand when you accessthe web site and follow the instructions to obtain your records and to create an electronicvoting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/UNIT2026You may attend the meeting via the Internet and vote during the meeting. Have the informationthat is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m.Eastern Time on May 20, 2026. Have your proxy card in hand when you call and then followthe instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYV93630-P49045For Against AbstainFor Against Abstain! ! ! For Against Abstain! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !UNITI GROUP INC.2101 RIVERFRONT DRIVE, SUITE ALITTLE ROCK, ARKANSAS 72202UNITI GROUP INC.2. To approve an increase in the number of shares available forissuance under the Uniti Group Inc. 2025 Equity Incentive Plan.3. To approve, on an advisory basis, the compensation of the Company’sNamed Executive Officers.4. To approve, on an advisory basis, the frequency of futurevotes to approve the compensation of the Company'snamed executive officers.1. Election of DirectorsNominees:The Board of Directors recommends that you vote "FOR" each ofthe nominees listed in Item 1.5. To ratify the appointment of PricewaterhouseCoopers LLP as theCompany’s independent registered public accountant for the yearending December 31, 2026.NOTE: The shares represented by this proxy when properly executed willbe voted in the manner directed herein by the undersigned stockholder(s).If no direction is made, this proxy will be voted "FOR" eachof the nominees listed in Item 1, "FOR" Item 2, "FOR" Item 3,for a frequency of "1 YEAR" with respect to Item 4 and "FOR"Item 5. If any other matters properly come before the meeting or anyadjournment of the meeting, the person(s) named in this proxy will votein their discretion.NOTE: In their discretion, such other matters that may properly come beforethe meeting or any adjournment or adjournments thereof.The Board of Directors recommends that you vote "FOR" Item 2.The Board of Directors recommends that you vote "FOR" Item 3.The Board of Directors recommends that you vote for afrequency of "1 YEAR" with respect to Item 4.The Board of Directors recommends that you vote "FOR" Item 5.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each signpersonally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by duly authorized officer. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYV93630-P49045For Against AbstainFor Against Abstain! ! ! For Against Abstain! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !UNITI GROUP INC.2101 RIVERFRONT DRIVE, SUITE ALITTLE ROCK, ARKANSAS 72202UNITI GROUP INC.2. To approve an increase in the number of shares available forissuance under the Uniti Group Inc. 2025 Equity Incentive Plan.3. To approve, on an advisory basis, the compensation of the Company’sNamed Executive Officers.4. To approve, on an advisory basis, the frequency of futurevotes to approve the compensation of the Company'snamed executive officers.1. Election of DirectorsNominees:The Board of Directors recommends that you vote "FOR" each ofthe nominees listed in Item 1.5. To ratify the appointment of PricewaterhouseCoopers LLP as theCompany’s independent registered public accountant for the yearending December 31, 2026.NOTE: The shares represented by this proxy when properly executed willbe voted in the manner directed herein by the undersigned stockholder(s).If no direction is made, this proxy will be voted "FOR" eachof the nominees listed in Item 1, "FOR" Item 2, "FOR" Item 3,for a frequency of "1 YEAR" with respect to Item 4 and "FOR"Item 5. If any other matters properly come before the meeting or anyadjournment of the meeting, the person(s) named in this proxy will votein their discretion.NOTE: In their discretion, such other matters that may properly come beforethe meeting or any adjournment or adjournments thereof.The Board of Directors recommends that you vote "FOR" Item 2.The Board of Directors recommends that you vote "FOR" Item 3.The Board of Directors recommends that you vote for afrequency of "1 YEAR" with respect to Item 4.The Board of Directors recommends that you vote "FOR" Item 5.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each signpersonally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by duly authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.Uniti Group Inc. – ProxyContinued and to be signed on reverse sideTHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSFOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 21, 2026.The undersigned stockholder(s) of Uniti Group Inc., a Delaware corporation, hereby appoint(s) Daniel L. Heard and Paul Bullington, and each or either of them, as proxies, with the power to appoint their substitutes, and hereby authorize(s) them to cast on behalf of the undersigned, as designated on the reverse side of this proxy card, all votes that the undersigned is/are entitled to cast at the2026 Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/UNIT2026 on Thursday, May 21, 2026at 8:00 a.m., Eastern Time, or any postponement or adjournment thereof, in accordance with and as more fully described in the Notice of Annual Meeting of Stockholders and the Proxy Statement, receipt of each of which is hereby acknowledged and the terms of each of which are incorporated by reference, and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby revokes any proxy heretofore given with respect to the2026 Annual Meeting of Stockholders.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED IN ITEM 1 ON THE REVERSE SIDE OF THIS PROXY CARD, "FOR" ITEM 2, "FOR" ITEM 3, FOR A FREQUENCY OF "1 YEAR" WITH RESPECT TO ITEM 4 AND "FOR" ITEM 5.IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSON(S) NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION.PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.